AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR DATED OCTOBER 20, 2025

Wahed Real Estate Fund I LLC

27 East 28th Street, 8th Floor

New York, New York 10016

Sponsored by

Wahed Inc.

www.wahed.com/real-estate

Up to $75,000,000 in Common Shares

Wahed Real Estate Fund I LLC is a Delaware limited liability company formed to originate, invest in and manage a diversified portfolio of single family residential real estate properties. We expect to use substantially all of the net proceeds from this offering to originate, acquire and structure a diversified portfolio of single family residential real estate properties. We may make our investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns.

We are externally managed by Wahed Financial LLC (our “Manager”), which is a wholly-owned subsidiary of our sponsor, Wahed Inc. (our “sponsor”). Wahed Inc. owns and operates a real estate investment platform delivered through a digital application (“App”) which is available for downloading and installing on a mobile device or computer (the “Wahed Real Estate Platform”) through the www.wahed.com/real-estate website or the digital distribution service developed and maintained by Apple or Google where such Apps may be downloaded. The Wahed Real Estate Platform allows investors to hold interests in real estate opportunities that may have been historically difficult to access for some investors. Through the use of the Wahed Real Estate Platform, investors can browse and screen real estate investments, view details of an investment, create a wallet account, and electronically sign legal documents to purchase our securities. We intend to elect to be treated as a real estate investment trust (a “REIT”) for U.S. federal income tax purposes beginning with our taxable year ending December 31, 2026, however, we may in our sole discretion determine to delay such election until beginning with our taxable year ended December 31, 2027. Until such a REIT election takes effect, we will be subject to U.S. federal income tax on our taxable income at regular corporate income tax rates, which will have the effect of reducing our net income and cash available for distribution to common shareholders.

We are offering up to $75,000,000 in our “common shares”, which represent limited liability company interests in the Company, to the public at $10.00 per share. The minimum investment in our common shares for initial purchases is $100.00 worth of common shares, rounded up to the nearest whole share. However, in certain instances, we may revise the minimum purchase requirements in the future or elect to waive the minimum purchase requirement. We expect to offer common shares in this offering until we raise the maximum amount being offered, unless terminated by our Manager at an earlier time.

Until the last day of the fourth full calendar quarter following the initial qualification of our offering (the “initial period”), the per share purchase price for our common shares in this offering will be $10.00 per share, an amount that was arbitrarily determined by our Manager. Thereafter, the per share purchase price for our common shares in this offering will be adjusted by our Manager at the beginning of every quarterly period (or such other period as determined by the Manager in its sole discretion, but no less frequently than annually) in accordance with the Company’s limited liability company operating agreement, to be no less than the sum of our net asset value (“NAV”) divided by the number of our common shares outstanding as of the end of the prior quarterly period (“NAV per share”).

Investors will pay the most recent publicly announced purchase price as of the date of their subscription. Although we do not intend to list our common shares for trading on a stock exchange or other trading market, we have adopted a redemption plan designed to provide our common shareholders with limited liquidity for their investment in our common shares.

This offering is being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of securities is continuous, active sales of securities may happen sporadically over the term of the offering.

This offering (the “offering”) will terminate at the earlier of the date at which the maximum offering amount has been sold or the date at which the offering is earlier terminated by the Company at its sole discretion. At least every 12 months after this offering has been qualified by the United States Securities and Exchange Commission (the “Commission”), the Company will file a post-qualification amendment to include the Company’s recent financial statements.

Investing in our common shares is speculative and involves substantial risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 11 to read about the more significant risks you should consider before buying our common shares. These risks include the following:

●	We have no operating history, and there is no guarantee that we will be successful in the operation of our company.

●	If we raise substantially less than the maximum offering amount, we may not be able to acquire a diverse portfolio of investments and the value of your common shares may vary more widely with the performance of specific assets.

●	We and the Manager may not be able to successfully operate our properties or generate sufficient free cash flow to make or sustain distributions to shareholders.

●	We depend on our Manager to select our investments and conduct our operations. We may not find a suitable replacement for the Manager if removed, or if key personnel leave the employment of the Manager or otherwise become unavailable to us.

●	Unfavorable market and economic conditions in the United States and globally, including as a result of rising inflation and interest rates, could have a material adverse impact on our financial condition and results of operations.

●	We may change our investment guidelines without shareholder consent, which could result in investments that are different from those described in this offering circular.

●	Potential conflicts of interest may arise among the Manager and its affiliates, on the one hand, and our Company and our investors, on the other hand.

●	Our sponsor has sponsored and may in the future sponsor other companies that compete with us, and our sponsor does not have an exclusive management arrangement with us; however, our sponsor has adopted a policy for allocating investments between different companies that it sponsors with similar investment strategies.

●	We pay fees and expenses to our Manager and its affiliates that were not determined on an arm’s length basis, and therefore we do not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties. These fees increase your risk of loss.

●	We may not be able to control operating costs, or expenses may remain constant or increase, even if income from investments decreases, causing our results of operations to be adversely affected.

●	Our operating agreement does not require our Manager to seek shareholder approval to liquidate our assets by a specified date, nor does our operating agreement require our Manager to list our common shares for trading by a specified date. No public market currently exists for our common shares. Until our common shares are listed, if ever, you may not sell your common shares. If you are able to sell your common shares, you may have to sell them at a substantial loss.

●	The termination of the Manager is generally limited to cause, which may make it difficult or costly to end our relationship with the Manager.

●	If we internalize our management functions, your interest in us could be diluted and we could incur other significant costs associated with being self-managed.

●	We may be unable to renew leases, lease vacant space or re-lease space on favorable terms or at all as the leases expire, which could materially and adversely affect our financial condition, results of operations and cash flow.

●	While our goal is to pay distributions from our free cash flow, we may use other sources to fund distributions, including offering proceeds, borrowings or sales of assets. We have not established a limit on the amount of proceeds we may use to fund distributions. If we pay distributions from sources other than our free cash flow, we will have less funds available for investments and your overall return may be reduced. In any event, we intend to make aggregate annual distributions as required to comply with REIT distribution requirements and avoid U.S. federal income and excise taxes on retained income.

●	After the initial period, our Manager’s internal accountants and asset management team will calculate our NAV on a quarterly basis using valuation methodologies that involve subjective judgments and estimates. As a result, our NAV may not accurately reflect the actual prices at which our residential real estate assets and investments, including related liabilities, could be liquidated on any given day.

●	If we fail to qualify as a REIT for U.S. federal income tax purposes and no relief provisions apply, we would be subject to entity-level U.S. federal corporate income tax and, as a result, our cash available for distribution to our common shareholders and the value of our common shares could materially decrease.

●	Real estate investments are subject to general downturns in the industry as well as downturns in specific geographic areas. We cannot predict what the occupancy level will be in a particular building or that any tenant or mortgage or other real estate-related loan borrower will remain solvent. We also cannot predict the future value of our properties. Accordingly, we cannot guarantee that you will receive cash distributions or appreciation of your investment.

●	Our investments in residential real estate are subject to risks relating to the volatility in the value of the underlying real estate, default on underlying income streams, fluctuations in interest rates, and other risks associated with real estate investment generally. These investments are only suitable for sophisticated investors with a high-risk investment profile.

●	Our property portfolio will be comprised of residential real estate properties. As a result, we are subject to risks inherent in investments in such types of property. The potential effects on our revenue and profits resulting from a downturn or slowdown in the residential sector could be more pronounced than if we more fully diversified our investments.

The Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

	Per Share	Total Maximum
Public Offering Price(1)	$10.00	$75,000,000	(2)
Underwriting Discounts and Commissions(3)	$0.10	$750,000
Proceeds to Us from this offering to the Public (Before Expenses)(4)	$9.90	$74,250,000	(2)

(1)	The price per share was arbitrarily determined by our Manager and will apply during the initial period. Thereafter, our Manager has initially determined that our price per share will be adjusted every quarterly period (or such other period as determined by the Manager in its sole discretion, but no less frequently than annually) and will be no less than our NAV per share as of the end of the prior quarterly period.

(2)	This is a “best efforts, no minimum” offering. See “How to Subscribe”.

(3)	The Company has engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore”), to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission but it does not include the following fees: the one-time expense allowance of $5,000, consulting fees of $20,000, and reimbursement of FINRA filing fees of $11,750. See “Plan of Distribution” for details.

(4)	We will pay our Manager an amount equal to 1.0% of the gross offering proceeds for offering expenses as well as formation expenses. See “Management Compensation” for a description of additional fees and expenses that we will pay our Manager.

We will offer our common shares in this offering on a best-efforts, no-minimum basis primarily through the Wahed Real Estate Platform.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This offering circular follows the Form S-11 disclosure format.

The date of this offering circular is [______], 2025

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this offering circular and any accompanying offering circular supplements, which we refer to collectively as the offering circular. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with different information. This offering circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this offering circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This offering circular is part of an offering statement that we filed with the Commission, using a continuous offering process. Periodically, as we make material investments, update our NAV per share amount, or have other material developments, we will provide an offering circular supplement that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the Commission and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the Commission. See the section entitled “Additional Information” below for more details.

The offering statement and all supplements and reports that we have filed or will file in the future can be read at the Commission website, www.sec.gov or our website www.wahed.com/real-estate, or on the Wahed Real Estate Platform. The contents of the Wahed Real Estate Platform or our website (other than the offering statement, this offering circular and the appendices and exhibits thereto) are not incorporated by reference in or otherwise a part of this offering circular.

Our sponsor and Dalmore, in its capacity as broker of record for this offering, are permitted to make a determination that the purchasers of shares in this offering are “qualified purchasers” in reliance on the information and representations provided by the shareholder regarding the shareholder’s financial situation. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

i

In this offering circular, the terms “WREF,” “we,” “us, “our,” the “Company” and similar terms refer to Wahed Real Fund I LLC, a Delaware limited liability company; “Wahed Financial” and “Manager” refers to the Company’s parent and Manager, Wahed Financial LLC, together with its consolidated subsidiaries unless the context indicates otherwise.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

Market and Other Industry Data

This offering circular includes market and other industry data and estimates that are based on the Manager’s knowledge and experience in the markets in which we operate. The sources of such data generally state that the information they provide has been obtained from sources they believe to be reliable, but we have not investigated or verified the accuracy and completeness of such information. Our own estimates are based on information obtained from our and our affiliates’ experience in the markets in which we operate and from other contacts in these markets. We are responsible for all of the disclosure in this offering circular, and we believe our estimates to be accurate as of the date of this offering circular or such other date stated in this offering circular. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that market and other industry data included in this offering circular, and estimates and beliefs based on that data, may not be reliable.

ii

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our common shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A). As a Tier 2 offering pursuant to Regulation A, this offering is exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our common shares offered hereby are offered and sold only to “qualified purchasers” or at a time when our common shares are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our common shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person:

1.	who has an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person;

2.	who has earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year;

3.	who has certain professional certifications, designations or credentials or other credentials issued by an accredited educational institution, as designated by the Securities and Exchange Commission (“SEC”); or

4.	who, with respect to investments in a private fund, are “knowledgeable employees” of the fund, as defined in the Investment Company Act of 1940.

The list above is non-exhaustive; prospective investors should review Rule 501 of Regulation D for more details on whether they are an “accredited investor.” If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser”, annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

iii

OFFERING SUMMARY

This summary highlights information contained elsewhere and does not contain all of the information that you should consider in making your investment decision. Before investing in the Company’s common shares, you should carefully read this entire offering circular, including the Company’s financial statements and related notes. You should also consider, among other information, the matters described under “Risk Factors” and “Plan of Operation.”

The Company

Wahed Real Estate Fund I LLC is a Delaware limited liability company formed on March 19, 2025 by its Manager, Wahed Financial, a Delaware limited liability company. It was formed to originate, invest in and manage a diversified portfolio of single family residential real estate properties. We expect to use substantially all of the net proceeds from this offering to originate, acquire and structure a diversified portfolio of single family residential real estate properties. We may make our investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns. We intend to operate in a manner that will allow us to qualify as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2026, however, we may in our sole discretion determine to delay such election until beginning with our taxable year ended December 31, 2027. Among other requirements, REITs are required to distribute to shareholders at least 90% of their annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain).

Our office is located at 27 East 28th Street, 8th Floor, New York, New York 10016. Our telephone number is (817) 657-7612. Information regarding our Company is also available on our web site at www.wahed.com/real-estate.

Investment Strategy

Our investment strategy is to acquire, manage, operate, selectively finance, and divest residential real estate assets—specifically single-family properties. For purposes of our investments, “single family” refers to one- to four-unit dwellings, as defined in the FHA Single Family Housing Policy Handbook. We will focus on properties priced between $300,000 and $1,000,000 but may acquire property with prices exceeding $1,000,000 at the discretion of our Manager.

The Company will take a data-first approach to real estate investing. We employ proprietary analytics and leverage third-party data to identify states, ZIP codes, and MSAs demonstrating strong rental yields, attractive valuation-to-income ratios, economic resilience, and favorable long-term property appreciation potential. This disciplined, research-driven approach enables us to build a portfolio optimized for both income generation and long-term capital growth. We expect our investment to be initially in Texas, North Carolina, and Michigan.

Investment and operational decisions, including the selection and acquisition of residential properties, will be made in accordance with Islamic financial and contractual principles, as determined by Wahed Financial and pursuant to its Shariah Operation Policy. See “Investment Objectives and Strategy – Shariah Operation Policy.” Generally, Islamic financial principles require that investors share in profit and loss, that neither investors, nor any of the property owners or WREF receive or pay usury or interest, nor that legal contracts result in substantive speculation or uncertainty. Generally, this means that we will finance any property with cash or, if available, interest-free financing, rather than traditional interest-bearing mortgage financing.

We may enter into one or more joint ventures, tenant-in-common investments or other coownership arrangements for the acquisition, development or improvement of properties with third parties or affiliates of our Manager, including present and future real estate investment offering and REITs sponsored by affiliates of our sponsor.

Investment Objectives

Our investment objectives are:

●	Consistent cash flow;

●	Long-term capital appreciation;

●	Stable, Shariah-compliant income generation;

●	Responsible risk management; and

●	Capital preservation.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease.

Market Opportunities

We intend to focus our business efforts on acquiring properties in Texas, North Carolina, and Michigan that exhibit the following characteristics:

●	Sufficient inventory to make it feasible to achieve scale in the local market (100 homes);

●	Positively trending job and income growth forecasts and growing population;

●	Affordability with a gross rent multiplier below 15. For this purpose, a gross rent multiplier (GRM) is the ratio of the price of the single family home purchased to its annual rental income before accounting for expenses such as property taxes, insurance, and utilities; GRM is the number of years the property would take to pay for itself in gross received rent;

●	Skilled workforce;

●	Favorable demographic trends; and

●	Favorable competitive landscape with respect to other single family residence buyers.

We intend to focus on acquiring properties we believe (1) are likely to generate stable cash flows in the long term and (2) have significant possibilities for long-term capital appreciation, such as those located in neighborhoods with what we see as high growth potential and those available from sellers who are distressed or face time-sensitive deadlines. After we have raised at least $20 million of net offering proceeds, we do not intend to invest more than 25% of our net offering proceeds in any particular metropolitan statistical area (“MSA”). Although, we have no fixed holding period, we intend to review each investment at least once every three years to evaluate whether market conditions, asset performance, or strategic priorities suggest that we should retain, sell, or otherwise dispose of the property.

We may enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements for the acquisition, development or improvement of properties with third parties or affiliates of the Manager, including present and future real estate investment offerings sponsored by affiliates of the Manager.

We believe that the near and intermediate-term market for investment in select residential real estate properties, residential real estate equity investments, joint venture equity investments, and other real estate related assets is compelling from a risk-return perspective. We favor a strategy weighted toward targeting equity investments with significant potential value creation but below the radar of institutional-sized investors. In contrast, returns typically associated with core real estate properties in major gateway markets, and stabilized trophy assets have generally become overpriced in a pursuit of safety over value. We believe that our investment strategy, combined with the experience and expertise of our Manager’s management team, will provide opportunities to originate investments with attractive long-term equity returns and strong structural features with local, joint venture real estate companies, thereby taking advantage of changing market conditions in order to seek the best risk-return dynamic for our common shareholders.

Our Manager

Wahed Financial will serve as our Manager. Wahed Financial is managed by its individual manager, Ahmar Shaikh, who also serves as its Chief Executive Officer and Chief Financial Officer. Wahed Financial, as our Manager, is responsible for the day-to-day management of the Company and will manage all properties and other assets related to the properties including the sales of property, property rentals, maintenance and insurance. We anticipate engaging local property managers for the day-to-day management of our properties. The Company may purchase the property from a third party or from Wahed Financial or one of its affiliates. Wahed Inc., our sponsor, is able to exercise significant control over our business and will provide services to our Manager pursuant to a shared services agreement. See “Management—Shared Services Agreement”.

About the Wahed Real Estate Platform

Wahed Inc., our sponsor, owns and operates a real estate investment platform (the “Wahed Real Estate Platform”) that allows investors to hold interests in real estate opportunities that may have been historically difficult to access for some investors. Wahed, Inc. recently launched a mobile app-based real estate investment platform, and has transitioned its real estate investment platform to the app. The app is expected to be available to download through the above Wahed real estate website as well as app stores. In this real estate investment platform, investors can review the offering circular for this offering, create a wallet account, and electronically sign legal documents to common shares.

Management Compensation

Our Manager and its affiliates receive fees and expense reimbursements for services relating to this offering and the investment and management of our assets. The items of compensation are summarized in the following table. Neither our Manager nor its affiliates receive any selling commissions or dealer manager fees in connection with the offer and sale of our common shares. In the event that the Manager performs the following tasks, it will be entitled to receive compensation as described below, which the Manager believes is at or below the cost that would be incurred by retaining an independent third-party. Our Manager in its sole discretion may defer or waive any fee or reimbursements payable to it under the operating agreement. All or any portion of any waived fees or reimbursements may, in the Manager’s discretion, be forfeited. All or any portion of any deferred fees or reimbursements will be deferred without interest and paid when the Manager determines. See “Management Compensation” for a more detailed explanation of the fees and expenses payable to our Manager and its affiliates.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount

Organization and Offering Stage

Organization and Offering Expenses — Manager	We will pay the Manager an amount equal to 1.0% of the gross offering proceeds for out-of-pocket expenses in connection with our organization and offering expenses, including any such fees, costs and expenses allocable to the Company incurred in connection with the offering, including, without limitation, underwriting, legal, accounting, escrow, compliance, marketing and technology costs related to the offering.	If we raise the maximum offering amount of $75 million, the organization and offering expense will be $750,000.

Acquisition and Development Stage

Sourcing Fee — Sponsor or its Affiliate	With respect to equity investments, we will pay up to 3.00% of the total purchase price of any property in which we make an equity investment. All such sourcing fees will be paid to our Sponsor.	With respect to equity investments, actual amounts are dependent on the purchase prices of the properties we acquire and expenses related to their acquisition or origination; we cannot determine these amounts at the present time.

Real Estate Commissions and Rebates — Sponsor or its Affiliate	In connection with asset purchases, our sponsor or its affiliate may receive a commission or rebate from the real estate agent in connection with the commission paid by the original property seller to the real estate agent.	Actual amounts are dependent on the purchase prices of the properties we acquire and expenses related to their acquisition or origination; we cannot determine these amounts at the present time.

Reimbursement of Acquisition / Origination Expenses — Manager	We will reimburse our Manager for actual expenses incurred in connection with the selection, acquisition or origination of an investment, to the extent not reimbursed by the borrower in connection with any debt investments we may make, whether or not we ultimately acquire or originate the investment.	Actual amounts are dependent upon the offering proceeds we raise; we cannot determine these amounts at the present time.

Operational Stage

Asset Management Fee — Manager	Quarterly asset management fee equal to an annualized rate of 0.75%, which is initially based on our net offering proceeds as of the end of each quarter, and after the initial period will be based on our NAV at the end of each prior quarterly period. The amount of the asset management fee may vary from time to time, and we will publicly report any changes in the asset management fee.	Actual amounts are dependent upon the offering proceeds we raise and the results of our operations; we cannot determine these amounts at the present time.

Reimbursement of Other Operating Expenses — Manager

We reimburse our Manager for out-of-pocket expenses paid to third parties in connection with providing services to us. This does not include the Manager’s overhead, employee costs borne by the Manager, utilities or technology costs.

The expense reimbursements that we pay to our Manager also include expenses incurred by our sponsor in the performance of services under the shared services agreement between our Manager and our sponsor, including any increases in insurance attributable to the management or operation of our Company.

Actual amounts are dependent on current market rates and the purchase prices of the properties we acquire and expenses related to their acquisition; we cannot determine these amounts at the present time.

Fees from Other Services – Affiliates of our Manager	We may retain certain of our Manager’s affiliates, from time to time, for services relating to our investments or our operations, which may include accounting and audit services (including valuation support services), account management services, corporate secretarial services, data management services, directorship services, information technology services, finance/ budget services, human resources, judicial processes, legal services, operational services, risk management services, tax services, treasury services, loan management services, construction management services, property management services, special servicing services, leasing services, transaction support services, transaction consulting services and other similar operational matters. Any compensation paid to our Manager’s affiliates for any such services will not reduce the asset management fee. Any such arrangements will be at or below market rates.	Actual amounts depend on to what extent affiliates of our Manager are actually engaged to perform such services.

Liquidation/Listing Stage

Disposition Fees – Manager or Other Party	We will reimburse our Manager for actual expenses incurred on our behalf in connection with the liquidation of equity investments in real estate, including closing costs, and we pay 6.0% of the gross proceeds from such sale of such investments to the Manager as a disposition fee. The Manager will be (i) entitled to retain the difference between fees paid to the broker and the six percent (6.0%) charged to the Company and (ii) responsible for any fees in excess of the six percent (6.0%).	Actual amounts are dependent upon the price at which we sell or otherwise liquidate our investments; we cannot determine these amounts at the present time.

Summary of Risk Factors

Investing in our common shares involves a high degree of risk. You should carefully review the “Risk Factors” section of this offering circular, beginning on page 11, which contains a detailed discussion of the material risks that you should consider before you invest in our common shares.

Conflicts of Interest

Our Manager and its affiliates experience conflicts of interest in connection with the management of our business. Some of the material conflicts that our Manager and its affiliates face include, among others, conflicts related to our asset management fee, ordinary course business activities of our Manager and its affiliates, other similar investment programs organized by our sponsor, and allocation of our sponsor’s real estate professionals’ time. In addition, the terms of our operating agreement were not negotiated at arm’s length, our common shareholders may only remove our Manager for “cause”, we may have conflicting incentives with regards to internalizing our management function, our Manager may determine that we should merge or consolidate through a roll-up or similar transaction without shareholder consent, and we are not subject to a number of corporate governance requirements as a non-listed offering pursuant to Regulation A. See “Conflicts of Interest”.

If an investment, sale, financing or other business opportunity would be suitable for more than one program, our Manager will allocate it using its business judgment. Any allocation of this type may involve the consideration of a number of factors that our Manager determines to be relevant. See “Conflicts of Interest—Allocation of Investment Opportunities.”

Distributions

The Manager has sole discretion in determining what distributions are made to shareholders except as otherwise limited by law or the operating agreement. Our Company expects the Manager to make distributions of any free cash flow on a monthly or other periodic basis as set forth below. However, the Manager may change the timing of distributions in its sole discretion.

Free cash flow consists of the net income (as determined under GAAP), including property rental income, plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to our investments.

Investors will be required to update their personal information on a regular basis to make sure they receive all allocated distributions.

Payments to fulfill redemption requests under our redemption plan may reduce funds available for distribution to remaining investors. Distributions will be paid to holders as of the record dates selected by the Manager, and holders will be entitled to declared distributions on their common shares from the time the shares are issued to the holder until the redemption date as described below under “⸺Redemption Plan.”

While our goal is to pay distributions from our free cash flow, we may use other sources to fund distributions. Until the proceeds from our public offering are invested and generating free cash flow, some or all of our distributions may be paid from other sources, including the net proceeds of this offering, cash advances by our Manager, cash resulting from a waiver of fees or reimbursements due to our Manager, borrowings in anticipation of future operating cash flow and the issuance of additional securities. Use of some or all of these sources may reduce the amount of capital we invest in assets and negatively impact the return on your investment and the value of your investment. We have not established a limit on the amount of proceeds we may use to fund distributions. We can provide no assurances that future cash flow will support payment of distributions or maintaining distributions at any particular level or at all.

Any distributions that we make directly impacts our NAV, by reducing the amount of our assets. Our goal is to provide a reasonably predictable and stable level of current income, through monthly or other periodic distributions, while at the same time maintaining a fair level of consistency in our NAV. Over the course of your investment, your distributions plus the change in NAV per share (either positive or negative) will produce your total return.

Our distributions generally will constitute a return of capital to the extent that they exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a holder’s adjusted tax basis in the holder’s shares, and to the extent that it exceeds the holder’s adjusted tax basis, it will be treated as gain resulting from a sale or exchange of such shares.

To maintain our qualification as a REIT, we are required to make aggregate annual distributions to our shareholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain), and to avoid federal income and excise taxes on retained taxable income and gains we must distribute 100% of such income and gains annually. Our Manager may authorize distributions in excess of those required for us to maintain our REIT status and/or avoid such taxes on retained taxable income and gains depending on our financial condition and such other factors as our Manager deems relevant.

Valuation Policies

Net Asset Value Calculations

Our operating agreement provides that, following the initial period, at the end of each quarterly period, our Manager’s internal accountants and asset management team will calculate our NAV using a process that reflects a number of factors. See “Description of Our Common Shares—Valuation Policies” for more details about our NAV and how it will be calculated.

Such determinations may include subjective judgments by the Manager regarding the applicability of certain inputs to market rents and comparable sales information. Note, however, that the determination of our NAV is not based on, nor intended to comply with, fair value standards under U.S. GAAP, and such NAV may not be indicative of the price that we would receive for our assets at current market conditions. As a result, the calculation of our NAV may not reflect the precise amount that might be paid for your common shares in a market transaction, and any potential disparity in our NAV may be in favor of either holders who redeem their common shares, or holders who repurchase such common shares, or existing common shareholders.

As there is no market value for our common shares as they are not expected to be listed or traded on any stock exchange, our goal in setting NAV on a quarterly basis is to provide a reasonable estimate of the value of our common shares on a quarterly basis. However, our investments will consist primarily of residential real estate and, as with any residential real estate valuation protocol, the conclusions reached by the Manager’s asset management team or internal accountants, as the case may be, are based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in different estimates of the value of our investments.

Share Price Adjustments

Our Manager set our initial offering price at $10.00 per share, which will be the offering price during the initial period. Thereafter, the per share purchase price for our common shares will be adjusted by our Manager at the beginning of each quarterly period (or such other period as determined by the Manager in its sole discretion, but no less frequently than annually), to be no less than NAV per share prior to giving effect to any share purchases or redemptions to be effected on such day. Investors will pay the most recent publicly announced purchase price as of the date of their subscription.

Any subscriptions that we receive during a quarterly period will be executed at the purchase price in effect at the time such subscription is received. Thus, even if settlement occurs in the following quarterly period, the purchase price for the shares will be the price in effect at the time the subscription was received. See “Description of Our Common Shares—Share Price Adjustments” for more details.

General

After the initial period, we will file with the SEC on a quarterly or other periodic basis an offering circular supplement, post qualification amendment and/or Form 1-U, as appropriate disclosing the determination of our NAV and NAV per share that will be applicable for such period (a “pricing supplement”). We will file the pricing supplement at the beginning of such period. We also post that period’s NAV on the public Wahed Real Estate Platform. The Wahed Real Estate Platform also contains this offering circular, including any supplements and amendments. We will disclose, on a periodic basis in an offering circular supplement, post qualification amendment and/or Form 1-U filed with the SEC, the principal valuation components of our NAV. For any given period, our published NAV or purchase price may not fully reflect certain material events, to the extent that the financial impact of such events on our portfolio is not immediately quantifiable. However, to the extent quantifiable, if a material event occurs in between updates of NAV that would cause our NAV or NAV per share to change by 7% or more from the last disclosed amounts, we will disclose the updated NAV and price per share and the reason for the change in an offering circular supplement and/or Form 1-U as promptly as reasonably practicable, and will update the NAV and share price information provided on our website.

Redemption Plan

Our common shares are currently not listed on a national securities exchange or included for quotation on a national securities market, and currently there is no intention to list our common shares. While investors should view an investment in the Company as long-term, we are adopting a redemption plan whereby, on a semi-annual basis, an investor has the opportunity to obtain liquidity.

At any time after six (6) months following the purchase of common shares, an investor may request redemption of all or any portion of their common shares in accordance with the Company’s redemption plan as set forth herein. Pursuant to our redemption plan, an investor may only (a) have one outstanding redemption request at any given time and (b) request that we redeem up to the lesser of 5,000 shares or $50,000 worth of shares per redemption request. In addition, the redemption plan is subject to certain liquidity limitations, which may fluctuate depending on the liquidity of the real estate assets held by us.

Except in the case of exceptional redemptions, the redemption price, calculated in accordance with the policies set forth under “Description of Our Common Shares—Redemption Plan” below, may be reduced by a fee paid to our Manager as compensation for administration of our redemption program depending upon when the redemption is submitted. The redemption price will not be reduced by the aggregate sum of distributions, if any, that have been (i) paid with respect to such shares prior to the date of the redemption request or (ii) declared but unpaid on such shares with record dates during the period between the redemption request date and the redemption date.

Within the first six months of first acquiring the common shares, redemptions are only permitted in the case of exceptional redemptions. “Exceptional redemptions” may include death, qualifying disability and personal home purchase, or as otherwise determined by the Manager. Based on the time when a shareholder requests redemption, the effective redemption prices (which reflect any fees paid to the Manager), are set forth under “Description of Our Common Shares—Redemption Plan” below.

Redemption of our common shares will be made semi-annually (with exact dates to be announced) upon written request to be generated through the Wahed Real Estate Platform to us no later than one (1) month prior to the end of the semi-annual period (e.g., May 31 or November 30). The Manager intends to remit the redemption price within twenty-one (21) days following the end of the applicable semi-annual period.

In light of the Commission’s current guidance on redemption plans, we generally intend to limit redemptions in any semi-annual period. During the initial period, redemptions in any semi-annual period will be limited to shares whose aggregate value is 10.00% of the amount raised in our offering. Thereafter, redemptions in any semi-annual period (January 1 through and including June 30 or July 1 through and including December 31) will be limited to shares whose aggregate value (based on the redemption price per share in effect as of the first day of the last month of such semi-annual period) is 10.00% of the NAV of all of our outstanding shares as of the first day of the last month of such semi-annual period (e.g., June 1 or December 1), with excess capacity carried over to later semi-annual periods in that calendar year. However, as we make a number of residential real estate investments of varying terms and maturities, our Manager may elect to increase or decrease the amount of common shares available for redemption in any given semi-annual period, as these residential real estate assets are sold, but we do not generally intend to redeem more than 20.00% of the NAV of all of our common shares outstanding during any calendar year. Notwithstanding the foregoing, we are not obligated to redeem common shares under the redemption plan.

In addition, the Manager may, in its sole discretion, amend, suspend or terminate the redemption plan at any time and for any reason with fourteen (14) days’ prior notice, including to protect our operations and our non-redeemed investors, to prevent an undue burden on our liquidity, to preserve our tax status, if such redemption will affect our status as a REIT, following any material decrease in our NAV or for any other reason. Material modifications, including any reduction to the semi-annual limitation on repurchases, and suspensions or terminations of the redemption plan, will be promptly disclosed in a supplement, as well as on our website. See “Description of Our Common Shares—Redemption Plan” for more information.

Liquidity Event

While not required, our Manager has the discretion to consider a liquidity transaction at any time if it determines such event to be in our best interests. A liquidity transaction could consist of a sale or partial sale of our assets, a sale or merger of our Company, a consolidation transaction with other companies managed by our Manager or its affiliates, a listing of our common shares on a national securities exchange or a similar transaction. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest or within the expectations of our common shareholders.

Voting Rights

Our common shareholders have voting rights only with respect to certain matters, primarily relating to amendments to our operating agreement that would adversely change the rights of the common shares, removal of our Manager for “cause”, and the dissolution of the Company (only if the Manager has been removed for “cause”). Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of common shareholders. Our common shareholders do not elect or vote on our Manager, and, unlike the holders of common shares in a corporation, have only limited voting rights on matters affecting our business, and therefore limited ability to influence decisions regarding our business. For additional information, see “Description of Our Common Shares—Voting Rights”.

 Other Governance Matters

Other than the limited shareholder voting rights described above, our operating agreement vests most other decisions relating to our assets and to the business of our Company, including decisions relating to acquisitions, originations and dispositions, the engagement of asset managers, the issuance of securities in our Company including additional common shares, mergers, dispositions, roll-up transactions, and other decisions relating to our business, in our Manager. See “Management” for more information about the rights and responsibilities of our Manager.

Investment Company Act Considerations

We intend to conduct our operations so that neither we, nor any of our subsidiaries, is required to register as an “investment company” under the Investment Company Act of 1940, as amended. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities”, among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. We believe that neither we nor certain of our subsidiaries will be considered investment companies for purposes of Section 3(a)(1)(A) of the Investment Company Act because we (and they) will not engage primarily or hold ourselves (and themselves) out as being primarily engaged in the business of investing, reinvesting or trading in securities. Rather, we and such subsidiaries will be primarily engaged in non-investment company businesses related to real estate. See “Risk Factors—Risks related to Our Organizational Structure—Maintenance of the Company’s Investment Company Act exemption imposes limits on its operations, which may adversely affect its operations” and “Plan of Operation—Investment Company Act Considerations.”

Implications of Being an Emerging Growth Company

The Company is not subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because the Company is not registering its securities under the Exchange Act.  Rather, the company will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

●	annual reports (including disclosure relating to our business operations for the preceding two fiscal years, or, if in existence for less than two years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the issuer’s liquidity, capital resources, and results of operations, and two years of audited financial statements),

●	semiannual reports (including disclosure primarily relating to the issuer’s interim financial statements and MD&A) and

●	current reports for certain material events.

In addition, at any time after completing reporting for the fiscal year in which the Company’s offering statement was qualified, if the securities of each class to which this offering statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, the Company may immediately suspend its ongoing reporting obligations under Regulation A.

If and when the Company becomes subject to the ongoing reporting requirements of the Exchange Act, as an issuer with less than $1.235 billion in total annual gross revenues during its last fiscal year, it will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, the Company:

●	will not be required to obtain an auditor attestation on its internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	will not be required to provide a detailed narrative disclosure discussing its compensation principles, objectives and elements and analyzing how those elements fit with its principles and objectives (commonly referred to as “compensation discussion and analysis”);

●	will not be required to obtain a non-binding advisory vote from its shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

●	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

●	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

The Company intends to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. The Company’s election to use the phase-in periods may make it difficult to compare its financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, the Company may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after its initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that the Company no longer meets the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that the Company would cease to be an “emerging growth company” if it has more than $1.235 billion in annual revenues, have more than $700 million in market value of its common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that the Company may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

RISK FACTORS

An investment in our common shares involves substantial risks. You should carefully consider the following risk factors in addition to the other information contained in this offering circular before purchasing shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this offering circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Statements Regarding Forward-Looking Information”.

Risk Factors pertaining to our Company fall within the following broad areas:

●	Risks Related to the Structure, Operation and Performance of our Company

●	Risks Related to our Sponsor and the Wahed Real Estate Platform

●	Risks Related to Compliance and Regulation

●	Risks Related to Conflicts of Interest

●	Risks Related to Our Investments

●	Risks Related to our Status as a REIT

●	Risks Related to Employee Benefit Plans and Individual Retirement Accounts

Risks Related to the Structure, Operation and Performance of our Company

We are a newly formed entity with no prior operating history, which makes our future performance difficult to predict.

We are a newly formed entity and have no prior operating history, and the Manager has not conducted any similar pooled offerings prior to the commencement of this offering. You should consider an investment in our interests in light of the risks, uncertainties and difficulties frequently encountered by other newly formed companies with similar objectives, including the risk that you will be unable to liquidate your investment. To be successful in this market, we and the Manager must, among other things:

●	identify and acquire real estate assets consistent with our investment strategies;

●	increase awareness of our name within the investment products market;

●	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations; and

●	build and expand our operations structure to support our business.

We have minimal operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from the sale of equity or other financing alternatives. The failure to successfully raise operating capital could result in our bankruptcy or other event which would have a material adverse effect on us and our investors. There can be no assurance that we will achieve our investment objectives.

If we fail to manage our growth, we may not have access to sufficient personnel and other resources to operate our business and our results, financial condition and ability to make distributions to investors may suffer.

As we acquire properties, we will be increasingly reliant on the resources of our Manager and its affiliates to manage our properties and our company. Currently, our Manager operates with a small staff of 1 person, who serves as both Chief Executive Officer and Chief Financial Officer and is critical to the management of the Company’s business and operations and the development of its strategic direction. The loss of the services of our Manager’s or its affiliates executive officers and the process to replace any of those key personnel would involve significant time and expense and may significantly delay or prevent the achievement of the Company’s business objectives. In addition, although our Manager expects to receive administrative support from its affiliates, it may need to hire additional staff. If its resources are not adequate to manage our properties effectively, our results, financial condition and ability to make distributions to investors may suffer.

There is competition for time among the various entities sharing the same management team.

Currently, Wahed Financial is the Manager of our Company and of Wahed Real Estate Series 1 LLC. Our Manager expects to create more real estate investment vehicles, including more series for Wahed Real Estate Series 1 LLC, in the future as additional attractive residential properties are identified. It is foreseeable that at certain times the vehicles will be competing for time from the management team. In addition, the manager of Wahed Financial is part of the larger Wahed corporate group of companies and it is not anticipated that the officers and managers of our Manager and its affiliates or any other personnel in the Wahed group of companies would devote themselves full-time to our business. These persons will only devote such time and efforts as they deem reasonably necessary in performance of services for our company.

The Company’s financial statements include a going concern opinion.

Our financial statements have been prepared assuming the Company will continue as a going concern. We have not commenced planned principal operations, plan to incur significant costs in pursuit of our capital financing plans, have not generated any revenues or profits to date, and are dependent upon our Manager and its affiliates for continued funding of its cash flow needs. The Company’s ability to continue as a going concern in the next twelve months is dependent upon its ability to obtain capital financing from investors sufficient to meet current and future obligations. No assurance can be given that the Company will be successful in these efforts. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.

Because no public trading market for our common shares currently exists, it will be difficult for you to sell your common shares and, if you are able to sell your common shares, you will likely sell them at a substantial discount to the public offering price.

Our operating agreement does not require our Manager to seek shareholder approval to liquidate our assets by a specified date, nor does our operating agreement require our Manager to list our common shares for trading on a national securities exchange by a specified date. There is no public market for our common shares and we currently have no plans to list our common shares on a stock exchange or other trading market. Until our common shares are listed, if ever, you may not sell your common shares unless the buyer meets the applicable suitability and minimum purchase standards. In addition, our operating agreement prohibits the ownership of more than 9.8% in value or number of our common shares, whichever is more restrictive, or more than 9.8% in value or number of our common shares, whichever is more restrictive, unless exempted by our Manager, which may inhibit large investors from purchasing your common shares. In its sole discretion, including to protect our operations and our non-redeemed shareholders, to prevent an undue burden on our liquidity or to preserve our status as a REIT, our Manager could amend, suspend or terminate our redemption plan without notice. Further, the redemption plan includes numerous restrictions that would limit your ability to sell your common shares. We describe these restrictions in more detail under “Description of Our Common Shares —Redemption Plan”. Therefore, it will be difficult for you to redeem and/or sell your common shares promptly or at all. If you are able to sell your common shares, you would likely have to sell them at a substantial discount to their public offering price. It is also likely that your common shares would not be accepted as the primary collateral for a loan. Because of the illiquid nature of our common shares, you should purchase our common shares only as a long-term investment and be prepared to hold them for an indefinite period of time.

We may not be able to raise sufficient funds to achieve our investment objectives.

Our ability to achieve our investment objectives depends upon our ability to raise sufficient funds in our offerings. If we are unable to generate sufficient funds from our offerings, we may not be able to meet our investment objectives and our ability to successfully acquire and manage assets may be negatively impacted. Further, if we raise substantially less than the maximum offering amount, we may not be able to acquire a diverse portfolio of investments and the value of your common shares may vary more widely with the performance of specific assets.

The Company may be unable to obtain financing on favorable terms or at all.

The Company may seek additional capital in the form of debt financing from other financing sources. Because we intend to operate our business consistent with Islamic principles and pursuant to our Manager’s Shariah Operation Policy, we will not be able to incur financing that bears interest. As a result, additional financing may not be available to us on a timely basis or at all. If available, any financing may result in additional payment obligations and may involve agreements that include restrictive covenants that limit our ability to take specific actions, such as incurring additional debt, making capital expenditures, creating liens or paying distributions, which could adversely impact our ability to conduct our business or make distributions to investors.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions depends upon the performance of our Manager in the acquisition of our investments and the ability of our Manager to source investment opportunities for us. The more money we raise in this offering, the greater our challenge will be to invest all of the net offering proceeds on attractive terms. Except for investments that may be described in supplements to this offering circular prior to the date you subscribe for our common shares, you will have no opportunity to evaluate the economic merits or the terms of our investments before making a decision to invest in our Company. You must rely entirely on the management abilities of our Manager. We cannot assure you that our Manager will be successful in obtaining suitable investments on financially attractive terms or that, if our Manager makes investments on our behalf, our objectives will be achieved. If we, through our Manager, are unable to find suitable investments promptly, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term assets in a manner that is consistent with our Shariah Operation Policy, the Investment Company Act of 1940, as amended and our qualification as a REIT. If we would continue to be unsuccessful in locating suitable investments, we may ultimately decide to liquidate. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives.

If we pay distributions from sources other than our free cash flow, we will have less funds available for investments and your overall return will be reduced.

Although our distribution policy is to use our free cash flow to make distributions, our organizational documents permit us to pay distributions from any source, including offering proceeds, borrowings, or sales of assets. Until the proceeds from this offering are fully invested and from time to time during the operational stage, we may not generate sufficient free cash flow to fund distributions. If we pay distributions from financings, the net proceeds from this or future offerings or other sources other than our free cash flow, we will have less funds available for investments in real estate properties and other real estate-related assets and the number of real estate properties that we invest in and the overall return to our common shareholders may be reduced. If we fund distributions from borrowings, our financing costs, as well as the repayment of such borrowings, will reduce our earnings and free cash flow available for distribution in future periods, and accordingly your overall return may be reduced. If we fund distributions from the sale of assets or the maturity, payoff or settlement of debt investments, this will affect our ability to generate cash flows from operations in future periods.

Disruptions in the financial markets or deteriorating economic conditions could adversely impact the residential real estate market, which could hinder our ability to implement our business strategy and generate returns to you.

The success of our business is significantly related to general economic conditions and, accordingly, our business could be harmed by an economic slowdown and downturn in real estate asset values. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels, decreasing demand for real estate, declining real estate values, or the public perception that any of these events may occur, may result in a general decline in acquisition, disposition and leasing activity, as well as a general decline in the value of real estate and in rents, which in turn would reduce the value of our interests.

During an economic downturn, it may also take longer for us to dispose of real estate investments or the selling prices may be lower than originally anticipated. As a result, the carrying value of our real estate investments may become impaired and we could record losses as a result of such impairment or we could experience reduced profitability related to declines in real estate values or rents.

All the conditions described above could adversely impact our business performance and profitability, which could result in our failure to make distributions to our investors and could decrease the value of an investment in us.

We may not be able to control our operating costs or our expenses may remain constant or increase, even if our revenues do not increase, causing our results of operations to be adversely affected.

Factors that may adversely affect our ability to control operating costs include the need to pay for insurance and other operating costs, including real estate taxes, which could increase over time, the need periodically to repair, renovate and re-lease our single family home properties, the cost of compliance with governmental regulation, including zoning, environmental and tax laws and the potential for liability under applicable laws. If our operating costs increase for any reason, including as a result of any of the foregoing factors, and our revenues do not increase at least proportionally, our results of operations may be adversely affected.

The expense of owning and operating a property is not necessarily reduced when circumstances such as market factors and competition cause a reduction in income from a property. As a result, if revenues decline, we may not be able to reduce our expenses accordingly. Costs associated with real estate investments, such as real estate taxes, insurance, and maintenance, generally will not be reduced even if a property is not fully occupied or other circumstances cause our revenues to decrease. If we are unable to decrease operating costs when demand for our properties decreases and our revenues decline, our financial condition, results of operations and our ability to make distributions to our investors may be adversely affected.

Competition could limit our ability to acquire attractive investment opportunities and increase the costs of those opportunities, which may adversely affect us, including our profitability, and impede our growth.

The real estate market is highly competitive. We will compete with other entities engaged in real estate investment activities to locate suitable single-family homes to acquire and purchasers for our properties. These competitors will include REITs, private real estate funds, domestic and foreign financial institutions, life insurance companies, pension trusts, partnerships and individual investors. Some of these competitors have substantially greater marketing and financial resources than we will have and generally may be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of tenants. In addition, because we operate in Shariah-compliant manner, our ability to raise debt financing to fund the purchase of property is restricted, which may also put us at a competitive disadvantage compared to other real investment vehicles that have access to a broad array of debt financing. Competition from these entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell.

In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we acquire investments at higher prices and/or by using less-than-ideal capital structures, our returns will be lower and the value of our respective assets may not appreciate or may decrease significantly below the amount we paid for such assets. This competition could increase prices for properties of the type we may pursue and adversely affect our profitability and impede our growth.

Competition may impede our ability to attract or retain tenants or re-lease space, which could adversely affect our results of operations and cash flow.

The leasing of residential real estate is highly competitive. We will compete based on a number of factors that include location, rental rates, security, suitability of a property’s design to prospective tenants’ needs and the manner in which a property is operated and marketed. The number of competing properties could have a material effect on our occupancy levels, rental rates and on the operating expenses of certain of our properties. If other lessors and developers of similar spaces in our markets offer leases at prices comparable to or less than the prices we offer on the properties we acquire, we may be unable to attract or retain tenants or re-lease space in our properties, which could adversely affect our results of operations and cash flow.

You may be more likely to sustain a loss on your investment because our sponsor does not have as strong an economic incentive to avoid losses as do sponsors who have made significant equity investments in their companies.

Our sponsor has not made an equity investment in us. Our sponsor has funded our organization and offerings costs and such costs and any future costs funded by our sponsor will be reimbursable by us. Therefore, if we are successful in raising enough proceeds to be able to reimburse our sponsor for our organization and offering expenses, our sponsor will have no exposure to loss in the value of our common shares. Without this exposure, our investors may be at a greater risk of loss because our sponsor does not have as much to lose from a decrease in the value of our common shares as do those sponsors who make more significant equity investments in their companies.

Any adverse changes in our sponsor’s financial health or our relationship with our sponsor or its affiliates could hinder our operating performance and the return on your investment.

The Manager will utilize our sponsor’s personnel to perform services on its behalf for us. Our ability to achieve our investment objectives and to pay distributions to our investors is dependent upon the performance of our sponsor and its affiliates as well as our sponsor’s real estate professionals in the identification and acquisition of investments, the management of our assets and operation of our day-to-day activities. Any adverse changes in our sponsor’s financial condition or our relationship with our sponsor could hinder the Manager’s ability to successfully manage our operations and our properties.

If we do not implement a liquidity transaction, you may have to hold your investment for an indefinite period.

Our operating agreement does not require our Manager to pursue a liquidity transaction. We may choose not to list our common shares on a national securities exchange or commence a liquidation or other type of liquidity transaction, such as a merger or sale of assets. If our Manager does determine to pursue a liquidity transaction, we would be under no obligation to conclude the process within a set time. If we adopt a plan of liquidation, the timing of the sale of assets will depend on real estate and financial markets, economic conditions in areas in which properties are located, and the U.S. federal income tax effects on shareholders, that may prevail in the future. We cannot guarantee that we will be able to liquidate all assets. After we adopt a plan of liquidation, if at all, we would likely remain in existence until all our investments are liquidated. If we do not pursue a liquidity transaction, subject to our redemption plan, your common shares may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment to cash easily and could suffer losses on your investment. For more information on our redemption plan, see “Description of Our Common Shares—Redemption Plan”.

We may change our targeted investments and investment guidelines without shareholder consent.

Our Manager may change our targeted investments and investment guidelines at any time without the consent of our common shareholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this offering circular. A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of our common shares and our ability to make distributions to you.

The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, private real estate funds, and other entities engaged in real estate investment activities as well as online real estate platforms that compete with the Wahed Real Estate Platform. This market is competitive and rapidly changing. We expect competition to persist and intensify in the future, which could harm our ability to increase volume on the Wahed Real Estate Platform. In particular, our investment objectives and strategies are similar to other Wahed Real Estate Platform companies including Wahed Real Estate Series 1 LLC, which is also managed by our Manager. See “Conflicts of Interest” for more information.

Competition could result in reduced volumes, reduced fees or the failure of the Wahed Real Estate Platform to achieve or maintain more widespread market acceptance, any of which could harm our business. In addition, in the future we and the Wahed Real Estate Platform may experience new competition from more established internet companies possessing large, existing customer bases, substantial financial resources and established distribution channels. If any of these companies or any major financial institution decided to enter the online investment business, acquire one of our existing competitors or form a strategic alliance with one of our competitors, our ability to compete effectively could be significantly compromised and our operating results could be harmed.

Most of our current or potential competitors have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their platforms and distribution channels. Larger real estate programs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable properties may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.

Our potential competitors may also have longer operating histories, more extensive customer bases, greater brand recognition and broader customer relationships than we have. These competitors may be better able to develop new products, to respond quickly to new technologies and to undertake more extensive marketing campaigns. The online real estate investing industry is driven by constant innovation. If we or the Wahed Real Estate Platform are unable to compete with such companies and meet the need for innovation, the demand for the Wahed Real Estate Platform could stagnate or substantially decline.

The Company may decide to sell property which could conflict with an investor’s interests.

The Company may determine when to sell any property at any time in accordance with the management rights afforded to the Manager. Investors will not have a say in this decision. The timing and decision to sell a property may conflict with investors personal interests, beliefs or theories regarding the real estate market. Further, it is possible the sale may not be done at an optimal time. In any case, investors would not have any cause of action against the company or Manager for such sales.

Lawsuits may arise between the Company and its tenants resulting in lower cash distributions to investors.

Disputes between landlords and tenants are common. These disputes may escalate into legal action from time to time. In the event a lawsuit arises between the Company and a tenant it is likely that the Company will see an increase in costs. Accordingly, cash distributions to investors may be affected.

If our techniques for managing risk are ineffective, we may be exposed to unanticipated losses.

In order to manage the significant risks inherent in our business, we must maintain effective policies, procedures and systems that enable us to identify, monitor and control our exposure to market, operational, legal and reputational risks. Our risk management methods may prove to be ineffective due to their design or implementation or as a result of the lack of adequate, accurate or timely information. If our risk management efforts are ineffective, we could suffer losses or face litigation, particularly from our clients, and sanctions or fines from regulators.

Our techniques for managing risks may not fully mitigate the risk exposure in all economic or market environments, or against all types of risk, including risks that we might fail to identify or anticipate. Any failures in our risk management techniques and strategies to accurately quantify such risk exposure could limit our ability to manage risks or to seek positive, risk-adjusted returns. In addition, any risk management failures could cause fund losses to be significantly greater than historical measures predict. Our more qualitative approach to managing those risks could prove insufficient, exposing us to unanticipated losses in our net asset value and therefore a reduction in our revenues.

This offering is focused on attracting a large number of investors that plan on making relatively small investments. An inability to attract such investors may have an adverse effect on the success of our offering, and we may not raise adequate capital to implement our business strategy.

Our common shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A). “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D (which, in the case of natural persons, (A) have an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person, or (B) earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year) and (ii) all other investors so long as their investment in the particular issuer does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Therefore, our target investor base inherently consists of persons that may not have the high net worth or income that investors in traditional initial public offerings have, where the investor base is typically composed of “accredited investors”.

Our reliance on attracting investors that may not meet the net worth or income requirements of “accredited investors” carries certain risks that may not be present in traditional initial public offerings. For example, certain economic, geopolitical and social conditions may influence the investing habits and risk tolerance of these smaller investors to a greater extent than “accredited investors”, which may have an adverse effect on our ability to raise adequate capital to implement our business strategy. Additionally, our focus on investors that plan on making, or are able to make, relatively small investments requires a larger investor base in order to meet our annual goal of raising $75 million in our offering. We may have difficulties in attracting a large investor base, which may have an adverse effect on the success of this offering, and a larger investor base involves increased transaction costs, which will increase our expenses.

The Company may not raise sufficient funds to achieve its business objectives.

There is no minimum amount required to be raised before the Company can accept your subscription, and it can access the funds immediately. The Company may not raise an amount sufficient for it to meet all of its objectives. Once the Company accepts your investment funds, there will be no obligation to return your funds. The lack of sufficient funds to pay expenses and for working capital will negatively impact the company’s ability to implement and complete its planned use of proceeds.

Our common shareholders do not elect or vote on our Manager and have limited ability to influence decisions regarding our business.

Our operating agreement provides that the assets, affairs and business of our Company are managed under the direction of our Manager. Our common shareholders do not elect or vote on our Manager, and, unlike the holders of common shares in a corporation, have only limited voting rights on matters affecting our business, and therefore limited ability to influence decisions regarding our business. In addition, our operating agreement provides that the Manager generally operates in a manner that is appropriate to maintain our REIT status, which may further limit decisions regarding our business.

Our common shareholders have limited voting rights and may be bound by either a majority or supermajority vote.

Our common shareholders have voting rights only with respect to certain matters, primarily relating to amendments to our operating agreement that would adversely change the rights of the common shares, removal of our Manager for “cause”, and the dissolution of the Company (only if the Manager has been removed for “cause”). Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of common shareholders. Generally, matters to be voted on by our common shareholders must be approved by a majority of the votes cast by all common shares present in person or represented by proxy, although the vote to remove the Manager for “cause” requires a three-fourths vote. If any vote occurs, you will be bound by the majority or supermajority vote, as applicable, even if you did not vote with the majority or supermajority.

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for a board of directors or independent board committees.

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting an offering on Form S-11 or listing on a national stock exchange would be. Accordingly, while we will retain an Independent Representative (as defined below) to review certain conflicts of interest, we do not have a board of directors, nor are we required to have (i) a board of directors of which a majority consists of “independent” directors under the listing standards of a national stock exchange, (ii) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (iii) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter meeting a national stock exchange’s requirements, (iv) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (v) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

Certain provisions of our operating agreement and Delaware law could hinder, delay or prevent a change of control of our Company.

Certain provisions of our operating agreement and Delaware law could have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change of control of our Company. These provisions include the following:

●	Authorization of additional shares, issuances of authorized shares and classification of shares without shareholder approval. Our operating agreement authorizes us to issue additional shares or other securities of our Company for the consideration and on the terms and conditions established by our Manager without the approval of our common shareholders. In particular, our Manager is authorized to provide for the issuance of an unlimited amount of one or more classes or series of our common shares, including preferred shares, and to fix the number of shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series. Our ability to issue additional shares and other securities could render more difficult or discourage an attempt to obtain control over our Company by means of a tender offer, merger or otherwise.

●	Delaware Business Combination Statute—Section 203. Section 203 of the Delaware General Corporation Law (“DGCL”), which restricts certain business combinations with interested shareholders in certain situations, does not apply to limited liability companies unless they elect to utilize it. Our operating agreement does not currently elect to have Section 203 of the DGCL apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction by which that person became an interested shareholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and an interested shareholder is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of voting shares. Our Manager may elect to amend our operating agreement at any time to have Section 203 apply to us.

●	Ownership limitations. To assist us in qualifying as a REIT, our operating agreement, subject to certain exceptions, provides that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, either more than 9.8% in value or in number of our common shares, whichever is more restrictive, or more than 9.8% in value or in number of our common shares, whichever is more restrictive. Accordingly, no person may own, or be deemed to own, more than 9.8% in value or in number of our common shares, whichever is more restrictive. The ownership limits could have the effect of discouraging a takeover or other transaction in which shareholders might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests. Furthermore, we will reject any investor’s subscription in whole or in part if we determine that such subscription would violate such ownership limits.

●	Exclusive authority of our Manager to amend our operating agreement. Our operating agreement provides that our Manager has the exclusive power to adopt, alter or repeal any provision of the operating agreement, unless such amendment would affect shareholders disproportionally or materially and adversely affect the rights of shareholders. Thus, our common shareholders generally may not effect changes to our operating agreement.

The Manager has full discretion as to the use of proceeds from the offering.

The Company presently anticipates that the net proceeds from the offering will be used by us to purchase single family residential real estate properties, pay fees and expenses and as general working capital. The Company reserves the right, however, to use the funds from the offering for other purposes not presently contemplated herein but which are related directly to growing its current business. As a result of the foregoing, purchasers of the common shares will be entrusting their funds to the Manager’s management, upon whose judgment and discretion the investors must depend, with only limited information concerning management’s specific intentions.

You are limited in your ability to sell your common shares pursuant to our redemption plan. You may not be able to sell any of your common shares back to us, and if you do sell your common shares, you may not receive the price you paid upon subscription.

Our redemption plan may provide you with an opportunity to have your common shares redeemed by us. We anticipate that our common shares may be redeemed by us on a semi-annual basis, within 21 days following the end of the applicable semi-annual period. However, our redemption plan contains certain restrictions and limitations, including those relating to the number of our common shares that we can redeem at any given time and limiting the redemption price. Specifically, we intend to limit the number of shares to be redeemed during any calendar year to no more than 20.00% of the NAV of all of our common shares outstanding (or 10.00% per semi-annual period, with excess capacity carried over to later semi-annual periods in that calendar year). However, as we make a number of residential real estate investments of varying terms and maturities, our Manager may elect to increase or decrease the amount of common shares available for redemption in any given semi-annual period, as these residential real estate assets are sold, with the intention, in the aggregate, to not redeem more than 20.00% in any calendar year.

In addition, pursuant to our redemption plan, a shareholder may only (a) have one outstanding redemption request at any given time and (b) request that we redeem up to the lesser of 5,000 shares or $50,000 worth of shares per each redemption request.

Finally, our Manager reserves the right to reject any redemption request for any reason or no reason or to amend or terminate the redemption plan without prior notice. Therefore, you may not have the opportunity to make a redemption request prior to a potential termination of the redemption plan and you may not be able to sell any of your common shares back to us pursuant to the redemption plan. Moreover, if you do sell your common shares back to us pursuant to the redemption plan, you may not receive the same price you paid for the common shares being redeemed. See “Description of Our Common Shares —Redemption Plan”.

The offering price of our common shares was not established on an independent basis; the actual value of your investment may be substantially less than what you pay. When determining the estimated value of our common shares, the value of our common shares has been and will be based upon a number of assumptions that may not be accurate or complete.

Our Manager established the initial offering price of our common shares on an arbitrary basis. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation. Further, the offering price may be significantly more than the price at which the shares would trade if they were to be listed on an exchange or actively traded by broker-dealers.

The per share purchase price in this offering will be adjusted by our Manager at the beginning of every quarterly period after the initial period to be no less than NAV per share. Investors will pay the most recent publicly announced purchase price as of the date of their subscription. Estimates of our NAV per share are based on available information and judgment. Therefore, actual values and results could differ from our estimates and that difference could be significant. This approach to valuing our common shares may bear little relationship and will likely exceed what you might receive for your common shares if you tried to sell them or if we liquidated our portfolio. In addition, the price you pay for your common shares in this offering may be more or less than shareholders who acquire their shares in the future.

Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.

Potential investors in this offering do not have preemptive rights to any shares we issue in the future. Under our operating agreement, we have authority to issue an unlimited number of additional common shares or other securities, although, under Regulation A, we are only allowed to sell up to $75 million of our common shares in any 12 month period (although we may raise capital in other ways). In particular, our Manager is authorized, subject to the restrictions of Regulation A and other applicable securities laws, to provide for the issuance of an unlimited amount of one or more classes or series of shares in our Company, including preferred shares, and to fix the number of shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series, without shareholder approval. After your purchase in this offering, our Manager may elect to (i) sell additional shares in this or future public offerings, (ii) issue equity interests in private offerings, or (iii) issue shares to our Manager, or its successors or assigns, in payment of an outstanding fee obligation. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your common shares.

By purchasing shares in this offering, you are bound by the arbitration provisions contained in our subscription agreement and our operating agreement which limit your ability to bring class action lawsuits or seek remedy on a class basis, including with respect to securities law claims.

By purchasing shares in this offering, investors agree to be bound by the arbitration provisions contained in our subscription agreement and our operating agreement (each an “Arbitration Provision” and collectively, the “Arbitration Provisions”). Such Arbitration Provisions apply to claims under the U.S. federal securities laws and to all claims that are related to the Company, including with respect to this offering, our holdings, our common shares, our ongoing operations and the management of our investments, among other matters and limit the ability of investors to bring class action lawsuits or similarly seek remedy on a class basis. Furthermore, because the Arbitration Provision is contained in our operating agreement, such Arbitration Provision will also apply to any purchasers of shares in a secondary transaction.

By agreeing to be subject to the Arbitration Provisions, you are severely limiting your rights to seek redress against us in court. For example, you may not be able to pursue litigation for any claim in state or federal courts against us, our Manager, our sponsor, or their respective directors or officers, including with respect to securities law claims, and any awards or remedies determined by the arbitrators may not be appealed. In addition, arbitration rules generally limit discovery, which could impede your ability to bring or sustain claims, and the ability to collect attorneys’ fees or other damages may be limited in the arbitration, which may discourage attorneys from agreeing to represent parties wishing to commence such a proceeding.

Specifically, the Arbitration Provisions provide that either party may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a claim be final and binding arbitration. We have not determined whether we will exercise our right to demand arbitration but reserve the right to make that determination on a case-by-case basis as claims arise. In this regard, the Arbitration Provision is similar to a binding arbitration provision as we are likely to invoke the Arbitration Provision to the fullest extent permissible.

Any arbitration brought pursuant to the Arbitration Provisions must be conducted in New York City. The term “Claim” as used in the Arbitration Provisions is very broad and includes any past, present, or future claim, dispute, or controversy involving you (or persons claiming through or connected with you), on the one hand, and us (or persons claiming through or connected with us), on the other hand, relating to or arising out of your subscription agreement, the Wahed Real Estate Platform, and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except an individual Claim that you may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court) the validity or enforceability of the Arbitration Provisions, any part thereof, or the entire subscription agreement. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include (without limitation) matters arising as initial claims, counterclaims, crossclaims, third-party claims, or otherwise. The scope of the Arbitration Provisions is to be given the broadest possible interpretation that will permit it to be enforceable. Based on discussions with and research performed by the Company’s counsel, we believe that the Arbitration Provisions are enforceable under federal law, the laws of the State of Delaware, or under any other applicable laws or regulations. However, the issue of enforceability is not free from doubt and to the extent that one or more of the provisions in our subscription agreement or our operating agreement with respect to the Arbitration Provisions or otherwise requiring you to waive certain rights were to be found by a court to be unenforceable, we would abide by such decision.

Further, potential investors should consider that each of our subscription agreement and our operating agreement restricts the ability of our common shareholders to bring class action lawsuits or to similarly seek remedy on a class basis, unless otherwise consented to by us. These restrictions on the ability to bring a class action lawsuit are likely to result in increased costs, both in terms of time and money, to individual investors who wish to pursue claims against us.

BY AGREEING TO BE SUBJECT TO THE ARBITRATION PROVISIONS, INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

By purchasing shares in this offering, you are bound by the provisions contained in our subscription agreement and our operating agreement that require you to waive your rights to request to review and obtain information relating to the Company, including, but not limited to, names and contact information of our common shareholders.

By purchasing shares in this offering, investors agree to be bound by the provisions contained in our subscription agreement and our operating agreement (each a “Waiver Provision”, and collectively, the “Waiver Provisions”). The Waiver Provisions limit the ability of our common shareholders to make a request to review and obtain information relating to and maintained by the Company, including, but not limited to, names and contact information of our common shareholders, information listed in Section 18-305 of the Delaware Limited Liability Company Act, as amended, (the “Delaware LLC Act”) and any other information deemed to be confidential by the Manager in its sole discretion. Furthermore, because the Waiver Provision is contained in our operating agreement, such Waiver Provision will also apply to any purchasers of shares in a secondary transaction.

Through the Company’s required public filing disclosures, periodic reports and obligation to provide annual reports and tax information to its shareholders, much of the information listed in Section 18-305 of the Delaware LLC Act will be available to shareholders notwithstanding the Waiver Provisions. While the intent of the Waiver Provisions is to protect your personally identifiable information from being disclosed pursuant to Section 18-305, by agreeing to be subject to the Waiver Provisions, you are severely limiting your right to seek access to the personally identifiable information of other shareholders, such as names, addresses and other information about shareholders and the Company that the Manager deems to be confidential. As a result, the Waiver Provisions could impede your ability to communicate with other shareholders, and such provisions, on their own, or together with the effect of the Arbitration Provisions, may impede your ability to bring or sustain claims against the Company, including under applicable securities laws.

Based on discussions with and research performed by the Company’s counsel, we believe that the Waiver Provisions are enforceable under federal law, the laws of the State of Delaware, or under any other applicable laws or regulations. However, the issue of enforceability is not free from doubt and to the extent that one or more of the provisions in our subscription agreement or our operating agreement with respect to the Waiver Provisions were to be found by a court to be unenforceable, we would abide by such decision.

BY AGREEING TO BE SUBJECT TO THE WAIVER PROVISIONS, INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

By purchasing common shares in this offering, you are bound by the jury waiver provisions contained in our subscription agreement and our operating agreement, which require you to waive your right to a trial by a jury for those matters that are not otherwise subject to the arbitration provisions, including with respect to securities law claims.

By purchasing common shares in this offering, investors agree to be bound by the jury waiver provisions contained in our subscription agreement and our operating agreement. Such jury waiver provisions apply to claims under the U.S. federal securities laws and to all claims that are related to the Company, including with respect to this offering, our common shares, our holdings, our ongoing operations and the management of our investments, among other matters, and means that you are waiving your rights to a trial by jury with respect to such claims.

Based on discussions with and research performed by our counsel, we believe that the jury waiver provisions are enforceable under federal law, the laws of the State of Delaware, or under any other applicable laws or regulations. However, the issue of enforceability is not free from doubt and to the extent that one or more of the provisions in our subscription agreement or our operating agreement with respect to the jury waiver provisions were to be found by a court to be unenforceable, we would abide by such decision.

BY AGREEING TO BE SUBJECT TO THE JURY WAIVER PROVISIONS, INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

Risks Related to our Sponsor and the Wahed Real Estate Platform

If Wahed Inc. were to enter bankruptcy proceedings, the operation of the Wahed Real Estate Platform and the activities with respect to our operations and business would be interrupted.

If Wahed Inc. were to enter bankruptcy proceedings or cease operations, we would be required to find other ways to meet obligations regarding our operations and business. Such alternatives could result in delays in the disbursement of distributions or the filing of reports or could require us to pay significant fees to another company that we engage to perform services for us.

If the security of our investors’ confidential information stored in our sponsor’s systems is breached or otherwise subjected to unauthorized access, your secure information may be stolen.

The Wahed Real Estate Platform may store investors’ bank information and other personally-identifiable sensitive data. The Wahed Real Estate Platform is hosted in data centers that are compliant with payment card industry security standards and the website and services follow industry standard best practices for security. However, any accidental or willful security breach or other unauthorized access could cause your secure information to be stolen and used for criminal purposes, and you would be subject to increased risk of fraud or identity theft. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, the Wahed Real Estate Platform and its third-party hosting facilities may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, many states have enacted laws requiring companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause our investors and real estate companies to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, would harm our reputation, resulting in the potential loss of investors and adverse effect on the value of your investment in us.

Any significant disruption in service on the Wahed Real Estate Platform or in its computer systems could reduce the attractiveness of the Wahed Real Estate Platform and result in a loss of users.

If a catastrophic event resulted in a platform outage and physical data loss, the Wahed Real Estate Platform’s ability to perform its functions would be adversely affected. The satisfactory performance, reliability, and availability of our sponsor’s technology and its underlying hosting services infrastructure are critical to our sponsor’s operations, level of customer service, reputation and ability to attract new users and retain existing users. Our sponsor’s hosting services infrastructure is provided by a third-party hosting provider (the “Hosting Provider”). Our sponsor also maintains a backup system at a separate location that is owned and operated by a third party. The Hosting Provider does not guarantee that users’ access to the Wahed Real Estate Platform will be uninterrupted, error-free or secure. Our sponsor’s operations depend on the Hosting Provider’s ability to protect its and our sponsor’s systems in its facilities against damage or interruption from natural disasters, power or telecommunications failures, air quality, temperature, humidity and other environmental concerns, computer viruses or other attempts to harm our systems, criminal acts and similar events. If our sponsor’s arrangement with the Hosting Provider is terminated, or there is a lapse of service or damage to its facilities, our sponsor could experience interruptions in its service as well as delays and additional expense in arranging new facilities. Any interruptions or delays in our sponsor’s service, whether as a result of an error by the Hosting Provider or other third-party error, our sponsor’s own error, natural disasters or security breaches, whether accidental or willful, could harm our ability to perform any services for corresponding project investments or maintain accurate accounts, and could harm our sponsor’s relationships with users of the Wahed Real Estate Platform and our sponsor’s reputation. Additionally, in the event of damage or interruption, our sponsor’s insurance policies may not adequately compensate our sponsor for any losses that we may incur. Our sponsor’s disaster recovery plan has not been tested under actual disaster conditions, and it may not have sufficient capacity to recover all data and services in the event of an outage at a facility operated by the Hosting Provider. These factors could prevent us from processing or posting payments on the corresponding investments, damage our sponsor’s brand and reputation, divert our sponsor’s employees’ attention, and cause users to abandon the Wahed Real Estate Platform.

We do not own the Wahed name, but were granted a license by our sponsor to use the Wahed name. Use of the name by other parties or the termination of our license agreement may harm our business.

We have entered into a license agreement with our sponsor, pursuant to which our sponsor has granted us a non-exclusive, royalty-free license to use the name “Wahed” in the United States and Canada. Under this agreement, we have a right to use the “Wahed” name as long as our Manager continues to manage us. Our sponsor has retained the right to continue using the “Wahed” name. Our sponsor is not precluded from licensing or transferring the ownership of the “Wahed” name to third parties, some of whom may compete against us. Consequently, we will be unable to prevent any damage to the goodwill associated with our name that may occur as a result of the activities of our sponsor or others related to the use of our name. Furthermore, in the event the license agreement is terminated, we will be required to change our name and cease using the “Wahed” name. Any of these events could disrupt our recognition in the marketplace, damage any goodwill we may have generated and otherwise harm our business.

Risks Related to Compliance and Regulation

Non-compliance with laws and regulations may impair our ability to arrange, service or otherwise manage our loans and other assets.

Failure to comply with the laws and regulatory requirements applicable to our business may, among other things, limit our, or a collection agency’s, ability to collect all or part of the payments on our investments. In addition, our non-compliance could subject us to damages, revocation of required licenses or other authorities, class action lawsuits, administrative enforcement actions, and civil and criminal liability, which may harm our business.

If we are required to register under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and may divert attention from management of the properties by the Manager or could cause the Manager to no longer be able to afford to run our business.

The Exchange Act requires issuers to register its equity securities under the Exchange Act if its securities are held of record by more than 2,000 persons or 500 persons who are not “accredited investors.” In addition, while the operating agreement presently prohibits any transfer that would result in our common shares being held of record by more than 2,000 persons or 500 non-“accredited investors,” there can be no guarantee that we will not exceed those limits and the Manager has the ability to unilaterally amend the operating agreement to permit holdings that exceed those limits. If we are required to register under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the manager and may divert attention from management of the properties by the Manager or could cause the Manager to no longer be able to afford to run our business.

Maintenance of the Company’s Investment Company Act exemption imposes limits on its operations, which may adversely affect its operations.

The Company intends to conduct its operations so that neither it nor any of its subsidiaries is required to register as an investment company under the Investment Company Act. The Company anticipates that it will hold real estate and real estate-related assets described herein (i) directly, (ii) through wholly owned subsidiaries, (iii) through majority-owned joint venture subsidiaries, and, (iv) to a lesser extent, through minority-owned joint venture subsidiaries. The Company intends to limit its investments so that either (i) it is not an “investment company” as defined in Section 3(a)(1) of the Investment Company Act or (ii) it can rely on exclusion provided by Section 3(c)(5)(C) under the Investment Company Act. For the purposes of reliance upon Section 3(c)(5)(C), it is required that at least 55% of the Company’s assets be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying interests,” and at least another 25% of the Company’s assets must be comprised of additional qualifying interests or real estate-type interests (with no more than 20% of the entity’s assets comprised of miscellaneous assets). The requirements associated with these provisions of the Investment Company limit the assets that the Company (or its subsidiaries) may own and the timing of sales and purchases of those assets.

In addition, in order to rely on these exclusions under the Investment Company Act, the Company will rely on no-action letters and other guidance published by the SEC staff, as well as upon the Company’s analyses (in consultation with outside counsel) of guidance published with respect to these exclusions. There can be no assurance that the laws and regulations governing the Investment Company Act status of companies similar to the Company, or the guidance from the SEC or its staff regarding the treatment of real estate assets, will not change in a manner that adversely affects the operations of the Company. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon these exclusions under the Investment Company Act, the Company may be required to adjust its strategy accordingly. Any additional guidance from the SEC staff could further inhibit the ability of the Company to pursue the strategies that the Company has chosen.

Furthermore, although the Company intends to monitor the assets of the Company (and any subsidiaries) regularly, there can be no assurance that the Company (or its subsidiaries) will be able to maintain their exclusion from registration under the Investment Company Act. Any of the foregoing could require the Company to adjust its strategy, which could limit its ability to make certain investments or require the Company to sell assets in a manner, at a price or at a time that the Company otherwise would not have chosen. This could negatively affect the value of the securities issued by the Company, the sustainability of its business model and its ability to make distributions. In addition, if the Company purchases or sells any assets to avoid becoming an investment company under the Investment Company Act, its net asset value, the amount of funds available for investment and its ability to pay distributions to its unitholders could be materially adversely affected.

Registration with the SEC as an investment company would be costly, would subject the Company to a host of complex regulations and would divert attention from the conduct of its business, which could materially and adversely affect the Company. Registration under the Investment Company Act would require the Company to comply with a variety of substantive requirements that impose, among other things:

●	limitations on capital structure;

●	restrictions on specified investments;

●	restrictions on leverage or senior securities;

●	restrictions on unsecured borrowings;

●	prohibitions on transactions with affiliates; and

●	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase its operating expenses.

If the Company were required to register as an investment company but failed to do so, the Company could be prohibited from engaging in its business, and criminal and civil actions could be brought against the Company. Registration with the SEC as an investment company would be costly, would subject us to a host of complex regulations and would divert attention from the conduct of our business, which could materially and adversely affect us. In addition, we would no longer be eligible to offer our securities under Regulation A of the Securities Act if we were required to register as an investment company.

If our Company were to be required to register under the Investment Company Act or the Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the Company’s results of operations and expenses and the Manager may be forced to liquidate and wind up our investments or rescind the offering for common shares.

The Company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Manager is not and will not be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”) and the common shares do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act.  The Company and the Manager have taken the position that the properties are not “securities” within the meaning of the Investment Company Act or the Investment Advisers Act, and thus our Company’s assets will consist of less than 40% investment securities under the Investment Company Act or that the properties and the related interests therein represent “qualifying interests” and the Manager is not and will not be advising with respect to securities under the Investment Advisers Act.  This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation.  If our Company were to be required to register under the Investment Company Act or the Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of the Company and the Manager may be forced to liquidate and wind up our investments or rescind the offering for the common shares.

Possible changes in federal tax laws may materially adversely affect the value of your investment in our interests.

The Code is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in the Company would be limited to prospective effect.

Recent legislative and regulatory initiatives have imposed restrictions and requirements on financial institutions that could have an adverse effect on our business.

The financial industry is becoming more highly regulated. There has been, and may continue to be, a related increase in regulatory investigations of the trading and other investment activities of alternative investment funds. Such investigations may impose additional expenses on us, may require the attention of senior management of our Manager and may result in fines if we are deemed to have violated any regulations.

Costs imposed pursuant to governmental laws and regulations may reduce the company’s net income and the cash available for distributions to its investors.

Residential rental properties are subject to various covenants, local laws and regulatory requirements, including permitting and licensing requirements. Local regulations, including municipal or local ordinances, zoning restrictions and restrictive covenants imposed by community developers, may restrict our use of our residential properties and may require us to obtain approval from local officials or community standards organizations at any time with respect to our residential properties, including prior to acquiring any of our residential properties or when undertaking renovations. Among other things, these restrictions may relate to fire and safety, seismic, asbestos-cleanup or hazardous material abatement requirements. We cannot assure you that existing regulatory policies will not adversely affect us or the timing or cost of any future acquisitions or renovations, or that additional regulations will not be adopted that would increase such delays or result in additional costs. Our business and growth strategies may be materially and adversely affected by our ability to obtain permits, licenses and zoning approvals. Our failure to obtain such permits, licenses and zoning approvals could have a material adverse effect on us and cause the value of our interests to decline.

As Internet commerce develops, federal and state governments may adopt new laws to regulate Internet commerce, which may negatively affect our business.

As Internet commerce continues to evolve, increasing regulation by federal and state governments becomes more likely. Our and the Wahed Real Estate Platform’s business could be negatively affected by the application of existing laws and regulations or the enactment of new laws applicable to our business. The cost to comply with such laws or regulations could be significant and would increase our operating expenses, which could negatively impact our ability to acquire residential real estate equity investments and other investments related to residential real estate. In addition, federal and state governmental or regulatory agencies may decide to impose taxes on services provided over the Internet. These taxes could discourage the use of the Internet as a means of raising capital, which would adversely affect the viability of the Wahed Real Estate Platform.

Laws intended to prohibit money laundering may require us to disclose investor information to regulatory authorities.

The Uniting and Strengthening America By Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”) requires that financial institutions establish and maintain compliance programs to guard against money laundering activities, and requires the Secretary of the U.S. Treasury (“Treasury”) to prescribe regulations in connection with anti-money laundering policies of financial institutions. The Financial Crimes Enforcement Network (“FinCEN”), an agency of the Treasury, has announced that it is likely that such regulations would subject certain pooled investment vehicles to enact anti-money laundering policies. It is possible that there could be promulgated legislation or regulations that would require our sponsor or its service providers to share information with governmental authorities with respect to prospective investors in connection with the establishment of anti-money laundering procedures. Such legislation and/or regulations could require us to implement additional restrictions on the transfer of our common shares to comply with such legislation and/or regulations. We reserve the right to request such information as is necessary to verify the identity of prospective shareholders and the source of the payment of subscription monies, or as is necessary to comply with any customer identification programs required by FinCEN and/or the Commission. In the event of delay or failure by a prospective shareholder to produce any information required for verification purposes, an application for, or transfer of, our common shares may be refused. We do not have the ability to reject a transfer of our common shares where all necessary information is provided and any other applicable transfer requirements, including those imposed under the transfer provisions of our operating agreement, are satisfied.

Risks Related to Conflicts of Interest

We are dependent on our Manager and its affiliates and their key personnel who provide services to us through the operating agreement, and we may not find a suitable replacement if the operating agreement is terminated, or if key personnel leave or otherwise become unavailable to us, which could have a material adverse effect on our performance.

We do not expect to have any employees and we are completely reliant on our Manager and its affiliates to provide us with investment and advisory services. We expect to benefit from the personnel, relationships and experience of the executive team and other personnel and investors of our Manager and its affiliates and expect to benefit from the same highly experienced personnel and resources we need for the implementation and execution of our investment strategy. Our executive officer also serves as an officer of our Manager. Our Manager will have significant discretion as to the implementation of our investment and operating policies and strategies. Accordingly, we believe that our success will depend to a significant extent upon the efforts, experience, diligence, skill and relationships of the executive officers and key personnel of our Manager and its affiliates. These executive officers and key personnel will evaluate, negotiate, close and monitor our properties. Our success will depend on their continued service.

In addition, we offer no assurance that the Manager will remain our Manager or that we will continue to have access to the principals and professionals of our Manager and its affiliates. If the operating agreement is terminated and no suitable replacement is found to manage us, our ability to execute our business plan will be negatively impacted.

The ability of the Manage, its affiliates and their respective officers and other personnel to engage in other business activities, including managing other similar companies, may reduce the time the Manager and such persons spend managing the business of the Company and may result in certain conflicts of interest.

Our officer also serves or may serve as an officer or employee of Wahed Inc. or its affiliates, as well as other Wahed Real Estate Platform vehicles. We expect our officers to dedicate approximately 160 hours in the aggregate per month to our operations; however these other business activities may reduce the time these persons spend managing our business. Further, if and when there are turbulent conditions in the real estate markets or distress in the credit markets or other times when we will need focused support and assistance from the Manager and its affiliates, the attention of their personnel, executive officers and resources may also be required by other Wahed Real Estate Platform vehicles or other operations. In such situations, we may not receive the level of support and assistance that we may receive if we were internally managed or if we were not managed by the Manager. In addition, these persons may have obligations to other entities, the fulfillment of which might not be in the best interests of us or any of our investors. Our officer and other Wahed personnel may face conflicts of interest in allocating sale, financing, leasing and other business opportunities among the real properties owned by the various companies.

The terms of the operating agreement make it difficult to end our relationship with the Manager.

Under the terms of the operating agreement, shareholders have the right to remove our Manager as manager of our Company, by a vote of three-fourths of shareholders (excluding our Manager) voting together, in the event our Manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with our Company. Unsatisfactory financial performance does not constitute grounds to terminate and remove the Manager under the operating agreement. These provisions make it difficult to end our Company’s relationship with the Manager, even if we believe the Manager’s performance is not satisfactory.

The operating agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of the Manager.

The operating agreement provides that the Manager, in exercising its rights in its capacity as the Manager, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our investors and will not be subject to any different standards imposed by our operating agreement, or under any other law, rule or regulation or in equity. These modifications of fiduciary duties are expressly permitted by Delaware law.

There are conflicts of interest among us, our Manager and its affiliates.

Our executive officer is an executive officer of our Manager. All the agreements and arrangements between us and the Manager, including those relating to compensation, are not the result of arm’s-length negotiations. Some of the conflicts inherent in our Company’s transactions with our Manager and its affiliates, and the limitations on such parties adopted to address these conflicts, are described below. Our Manager and its affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than us, these actions could have a negative impact on our financial performance and, consequently, on distributions to investors and the value of our interests.

The operating agreement provides the Manager with broad powers and authority that may exacerbate the existing conflicts of interest among your interests and those of our Manager, its executive officer and its other affiliates. Potential conflicts of interest include, but are not limited to, the following:

●	the Manager or an affiliate of the Manager may sell certain properties to the Company. The Manager will be setting the purchase price that we will pay for such a property, which price may be higher than appraised values or comparable property prices;

●	the Manager, its executive officer and its other affiliates may offer, and may offer other real estate investment opportunities, including equity offerings similar to this offering, and may make investments in real estate assets for their own respective accounts, whether or not competitive with our business;

●	the Manager, its executive officer and/or its other affiliates are not required to disgorge any profits or fees or other compensation they may receive from any other business they own separately from us, and you will not be entitled to receive or share in any of the profits return fees or compensation from any other business owned and operated by the Manager, its executive officer and/or its other affiliates for their own benefit;

●	we may engage the Manager or affiliates of the Manager to perform services at prevailing market rates. Prevailing market rates are determined by the Manager based on industry standards and expectations of what the Manager would be able to negotiate with third party on an arm’s length basis;

●	the Manager or affiliates of the Manager may provide advances or loans to us on terms our Manager determines based on its determination of market rates and terms at the time; and

●	the Manager, its executive officer and/or its other affiliates are not required to devote all of their time and efforts to our affairs.

Our Manager faces a conflict of interest because the disposition fees it may receive upon liquidation of certain investments are based on whether our Manager determines, in its sole discretion, to liquidate such investments.

Our Manager will be paid a disposition fee of up to 6.0% of the gross proceeds from the liquidation of our investments. Our Manager has sole discretion over whether to liquidate a given investment. As such, our Manager faces a conflict of interest because it may benefit financially by deciding to liquidate an investment, when our common shareholders may be otherwise better served by us retaining ownership of such property.

As our sponsor establishes additional REIT offerings and other Wahed Real Estate Platform investment opportunities in the future, there may be conflicts of interests among the various REIT offerings and other programs, which may result in opportunities that would benefit our Company being allocated to the other offerings.

Our sponsor has in the past, and expects to continue in the future, to establish and sponsor additional REIT offerings and other programs, and to continue to offer investment opportunities primarily through the Wahed Real Estate Platform, including offerings that will originate, acquire or invest in single family residential real estate equity investments, residential real estate loans and other select residential real estate-related assets. Our sponsor’s real estate and finance professionals acting on behalf of our Manager must determine which investment opportunities to recommend to us and other Wahed Real Estate Platform entities. Our Manager has previously organized, as of the date of this offering circular, the following real estate investment vehicle: Wahed Real Estate Series 1 LLC.

These additional Wahed Real Estate Platform investment opportunities may have investment criteria that compete with us. If an investment, sale, financing or other business opportunity would be suitable for more than one investment opportunity, our sponsor and its officers and directors will allocate it using their business judgment. Any allocation of this type may involve the consideration of a number of factors that our Manager and its officers and directors determine to be relevant. See “Conflicts of Interest—Allocation of Investment Opportunities”.

The conflicts of interest policies we have adopted may not adequately address all of the conflicts of interest that may arise with respect to our activities and are subject to change or suspension.

In order to avoid any actual or perceived conflicts of interest among the Wahed Real Estate Platform investment opportunities and with our Manager’s directors, officers and affiliates, we have adopted a conflicts of interest policy to specifically address some of the conflicts relating to our activities. There is no assurance that these policies will be adequate to address all of the conflicts that may arise or will address such conflicts in a manner that is favorable to our Company. Our Manager may modify, suspend or rescind the policies set forth in the conflicts policy, including any resolution implementing the provisions of the conflicts policy, in each case, without a vote of our common shareholders.

We do not have a policy that expressly prohibits our officers, security holders or affiliates from having a direct or indirect pecuniary interest in any transaction to which we or any of our subsidiaries has an interest or engaging for their own account in business activities of the types conducted by us.

We do not have a policy that expressly prohibits our officers, security holders or affiliates from having a direct or indirect pecuniary interest in any asset to be acquired or disposed of by us or any of our subsidiaries or in any transaction to which we or any of our subsidiaries are a party or have an interest. Additionally, we do not have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. In addition, our operating agreement with the Manager does not prevent the Manager and its affiliates from engaging in additional management or investment opportunities, some of which could compete with us.

The Manager’s liability is limited under the operating agreement, and we have agreed to indemnify the Manager against certain liabilities. As a result, we may experience poor performance or losses for which the Manager would not be liable.

Pursuant to our company’s operating agreement, the Manager will not assume any responsibility other than to render the services called for thereunder and not will be responsible for any action we take in following or declining to follow the Manager’s advice or recommendations. The Manager maintains a contractual, as opposed to a fiduciary, relationship with us and our investors. Under the terms of the operating agreement, the Manager, its officers, directors, members, managers, and personnel designated by the Manager, any person controlling or controlled by the Manager and any person providing sub-advisory services to the Manager will not be liable to us, any subsidiary of ours, or our investors, members or partners or any subsidiary’s investors, members or partners for acts or omissions performed in accordance with and pursuant to the operating agreement, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the operating agreement. Accordingly, we and our investors will only have recourse and be able to seek remedies against the Manager to the extent it breaches its obligations pursuant to the operating agreement. Furthermore, we have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities. We have agreed to reimburse, indemnify and hold harmless the Manager, its officers, investors, members, managers, directors and personnel, any person controlling or controlled by the Manager and any person providing sub-advisory services to the Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of, or arising from, acts or omissions of such indemnified parties not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of the Manager’s duties, which have a material adverse effect on us. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under the operating agreement because of our desire to maintain our ongoing relationship with the Manager.

Risks Related to Our Investments

The Company’s real estate assets will be subject to the risks typically associated with real estate.

The real estate assets the Company acquires will be subject to the risks typically associated with the global economy and real estate. The value of real estate may be adversely affected by a number of risks, including:

●	natural disasters such as hurricanes, earthquakes and floods;

●	acts of war or terrorism, including the consequences of terrorist attacks;

●	adverse changes in national and local economic and real estate conditions;

●	an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;

●	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

●	costs of remediation and liabilities associated with environmental conditions affecting properties; and

●	the potential for uninsured or underinsured property losses.

The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to a property. Many expenditures associated with a property (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the property.

Our acquisitions will be premised on assumptions about occupancy levels and rental rates, and if those assumptions prove to be inaccurate, our cash flows and profitability will be reduced. These factors may have a material adverse effect on the value that we can realize from our assets.

We anticipate involvement in a variety of litigation.

We anticipate involvement in a range of legal actions in the ordinary course of business. These actions may include eviction proceedings and other landlord-tenant disputes, challenges to title and ownership rights and issues with local housing officials arising from the condition or maintenance of one or more of our residential properties. These actions can be time consuming and expensive. We cannot assure you that we will not be subject to expenses and losses that may adversely affect our operating results.

We may be subject to unknown or contingent liabilities related to properties that we acquire for which we may have limited or no recourse against the sellers.

Properties that we may acquire in the future may be subject to unknown or contingent liabilities for which we may have limited or no recourse against the sellers. Unknown or contingent liabilities might include liabilities for clean-up or remediation of environmental conditions, claims of tenants, vendors or other persons dealing with the acquired properties, tax liabilities and other liabilities whether incurred in the ordinary course of business or otherwise. In the future we may enter into transactions with limited representations and warranties or with representations and warranties that do not survive the closing of the transactions or that only survive for a limited period, in which event we would have no or limited recourse against the sellers of such properties. While we expect to usually require the sellers to indemnify us with respect to breaches of representations and warranties that survive, such indemnification is often limited and subject to various materiality thresholds, a significant deductible or an aggregate cap on losses.

As a result, there is no guarantee that we will recover any losses due to breaches by the sellers of their representations and warranties. In addition, the total amount of costs and expenses that we may incur with respect to liabilities associated with acquired properties may exceed our expectations, which may adversely affect our business, financial condition, results of operations and cash flow. Finally, we expect that indemnification agreements between us and the sellers will typically provide that the sellers will retain certain specified liabilities relating to the properties acquired by us. While the sellers are generally contractually obligated to pay all losses and other expenses relating to such retained liabilities, there can be no guarantee that such arrangements will not require us to incur losses or other expenses as well.

We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such properties, which may lead to a decrease in the value of our assets.

The value of a property to a potential purchaser may not increase over time, which may restrict our ability to sell a property, or if we are able to sell such property, may lead to a sale price less than the price that we paid to purchase a property.

We may be unable to renew leases or re-lease space as leases expire.

If tenants do not renew their leases upon expiration, we may be unable to re-lease the vacated home. Even if the tenants do re-lease the lease or we are able to re-lease to a new tenant, the terms and conditions of the new lease may not be as favorable as the terms and conditions of the expired lease. If the rental rates for our properties decrease or we are not able to release a significant portion of our available and soon-to-be-available space, our financial condition, results of operations, cash flow, the market value of our interests and our ability to satisfy our debt obligations and to make distributions to our investors could be adversely affected.

The actual rents we receive for a property may be less than estimated market rents, and we may experience a decline in realized rental rates from time to time, which could adversely affect our financial condition, results of operations and cash flow.

As a result of potential factors, including competitive pricing pressure in the residential rental market, a general economic downturn and the desirability of our properties compared to other properties, we may be unable to realize our estimated market rents for a property. In addition, depending on market rental rates at any given time as compared to expiring leases in our properties, from time-to-time rental rates for expiring leases may be higher than starting rental rates for new leases. If we are unable to obtain sufficient rental rates for a property, then our financial condition, results of operations and ability to generate cash flow growth will be negatively impacted.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on these properties.

A property may incur vacancies either by the expiration of tenant leases or the continued default of tenants under their leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available for distribution to our investors. In addition, the resale value of the property could be diminished because the market value of our properties may depend in part upon the value of the cash flow generated by the leases associated with that property. Such a reduction in the resale value of a property could also reduce the value of our investors’ investments.

Further, a decline in general economic conditions could lead to an increase in tenant defaults, lower rental rates and less demand for residential real estate space in that market. As a result of these trends, we may be more inclined to provide leasing incentives to our tenants in order to compete in a more competitive leasing environment. Such trends may result in reduced revenue and lower resale value of properties, which may reduce your return.

We may be required to make rent or other concessions and/or significant capital expenditures to improve the properties in order to retain and attract tenants, generate positive cash flow or make real estate properties suitable for sale, which could adversely affect us, including our financial condition, results of operations and cash flow.

In the event there are adverse economic conditions in the real estate market which lead to an increase in tenant defaults, lower rental rates and less demand for residential real estate space in that market, we may be more inclined to increase tenant improvement allowances or concessions to tenants, accommodate increased requests for renovations and offer improvements or provide additional services to our tenants in order to compete in a more competitive leasing environment, all of which could negatively affect our cash flow. If the necessary capital is unavailable, we may be unable to make these potentially significant capital expenditures. This could result in non-renewals by tenants upon expiration of their leases and our vacant space remaining untenanted, which could adversely affect our financial condition, results of operations, cash flow and the market value of our interests.

We will rely on information supplied by prospective residents.

We will make leasing decisions based on information in rental applications completed by a prospective resident and screened by our third-party property manager, and we cannot be certain that this information is accurate.  Additionally, these applications will be submitted to us at the time we evaluate a prospective resident, and we do not expect to require residents to provide us with updated information during the terms of their leases, notwithstanding the fact that this information can, and frequently does, change over time. For example, increases in unemployment levels or adverse economic conditions in certain of our target markets may adversely affect the creditworthiness of our residents in such markets. Even though this information will not be updated, we will use it to evaluate the characteristics of our portfolio over time. If resident-supplied information is inaccurate or our residents’ creditworthiness declines over time, we may make poor or imperfect leasing decisions and our portfolio may contain more risk than we believe.

Our properties may be subject to impairment charges.

We will periodically evaluate our real estate investments for impairment indicators. The judgment regarding the existence of impairment indicators is based on factors such as market conditions, tenant performance and legal structure. For example, the early termination of, or default under, a lease by a tenant may lead to an impairment charge. If we determine that an impairment has occurred, we would be required to make a downward adjustment to the net carrying value of a property. Impairment charges also indicate a potential permanent adverse change in the fundamental operating characteristics of the impaired property. There is no assurance that these adverse changes will be reversed in the future and the decline in the impaired property’s value could be permanent.

Our real estate investments are expected to be concentrated in single-family rental properties in select geographic markets.

Our strategy is to concentrate our real estate investments on single-family rental properties in select geographic markets that we believe favor future growth in rents and valuations.  A downturn or slowdown in the rental demand for single-family housing generally, or in our target markets specifically, caused by adverse economic, regulatory or environmental conditions, or other events, would have a greater impact on our operating results than if we had more diversified real estate investments.

If a tenant declares bankruptcy, we may be unable to collect balances due under relevant leases, which could adversely affect our financial condition and ability to pay distributions to our investors.

Any of our tenants, or any guarantor of a tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Chapter 11 of the United States bankruptcy code. A bankruptcy filing by one of our tenants or any guarantor of a tenant’s lease obligations would bar all efforts by us to collect pre-bankruptcy debts from these individuals or entities, unless we receive an enabling order from the bankruptcy court. There is no assurance the tenant or its trustee would agree to assume the lease. If a lease is rejected by a tenant in bankruptcy, we would have only a general unsecured claim for damages that is limited in amount and which may only be paid to the extent that funds are available and in the same percentage as is paid to all other holders of unsecured claims.

A tenant or lease guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases and could ultimately preclude full collection of these sums. A tenant or lease guarantor bankruptcy could cause a decrease or cessation of rental payments that would mean a reduction in our cash flow and the amount available to pay distributions to our investors.

Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of co-venturers and disputes between us and our co-venturers.

We may enter into joint ventures, partnerships and other co-ownership arrangements (including preferred equity investments) for the purpose of making investments. In such event, we would not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become bankrupt or fail to fund their required capital contributions. Co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the co-venturer would have full control over the joint venture. In addition, to the extent our participation represents a minority interest, a majority of the participants may be able to take actions which are not in our best interests because of our lack of full control. Disputes between us and co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers from focusing their time and effort on our business. Consequently, actions by or disputes with co-venturers might result in subjecting properties owned by the joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our co-venturers.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our cash flows and the return on our investors’ investments.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with such catastrophic events could sharply increase the premiums we pay for coverage against property and casualty claims. In addition, insurance policies may not be available at reasonable costs, which could inhibit the Company’s ability to obtain financing for its properties and could expose the Company to a high risk of loss. In such instances, the Company may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. The Company may not have adequate coverage for such losses. If any of the properties incur a casualty loss that is not fully insured, the value of the assets will be reduced by any such uninsured loss, which may reduce the value of investor interests. In addition, other than any working capital reserve or other reserves the Company may establish, the Company has no additional sources of funding to repair or reconstruct any uninsured property. Also, to the extent the Company must pay unexpectedly large amounts for insurance, it could suffer reduced earnings that would result in lower distributions to investors.

We face possible risks associated with natural disasters and the physical effects of climate change, which may include more frequent or severe storms, hurricanes, flooding, rising sea levels, shortages of water, droughts and wildfires, any of which could have a material adverse effect on our business, results of operations, and financial condition.

To the extent climate change causes changes in weather patterns, our properties could experience increases in storm intensity and rising sea-levels causing damage to our properties and result in reduced rental demand at these properties. Climate change may also affect our business by increasing the cost of, or making unavailable, property insurance on terms we find acceptable in areas most vulnerable to such events, increasing operating costs, including the cost of water or energy, and requiring us to expend funds to repair and protect our properties in connection with such events. Any of the foregoing could have a material adverse effect on our business, results of operations, and financial condition.

Tenant relief laws may negatively impact our rental income and profitability.

As landlord of numerous residential properties, we may be involved in evicting residents who are not paying their rent or are otherwise in material violation of the terms of their lease. Eviction activities will impose legal and managerial expenses that will raise our costs. The eviction process is typically subject to legal barriers, mandatory “cure” policies and other sources of expense and delay, each of which may delay our ability to gain possession and stabilize the home. Additionally, state and local landlord-tenant laws may impose legal duties to assist residents in relocating to new housing or restrict the landlord’s ability to recover certain costs or charge residents for damage that residents cause to the landlord’s premises. We and any property managers we hire will need to be familiar with and take all appropriate steps to comply with all applicable landlord-tenant laws, and we will need to incur supervisory and legal expenses to ensure such compliance. To the extent that we do not comply with state or local laws, we may be subjected to civil litigation filed by individuals, in class actions or by state or local law enforcement. We may be required to pay our adversaries’ litigation fees and expenses if judgment is entered against us in such litigation or if we settle such litigation.

Rent control or rent stabilization laws could prevent us from raising rents to offset increases in operating costs.

Various states, cities, or municipalities have a system of rent regulations known as rent stabilization and rent control. Tenants of regulated apartments are entitled to receive required services and to have their leases renewed, and may not be evicted except on grounds allowed by law. If we acquire properties that include regulated apartments, these regulations could limit the amount of rent we are able to collect, which could have a material adverse effect on our ability to fully take advantage of the investments that we make in our properties. In addition, there can be no assurance that changes to rent control or rent stabilization laws will not have a similar or greater negative impact on our ability to collect rents.

Our investments may include condominium interests. Condominium interests are subject to special risks that may reduce your return on investment.

Our targeted investments may include condominium interests, which is a type of common ownership interest. Common ownership interests are subject to special risks that may reduce your return on investment. For example, common ownership interests are governed by associations in which we, as a condominium unit owner, have a vote. We may be outvoted by the other members of the condominium respecting matters that materially impact the management, appearance, safety or financial soundness of the dwelling or of the association.

The value of common ownership interests may be decreased by the default of other interest holders on their homeowners association, or HOA, fees or similar fees. If enough holders default on their fees, the HOA’s liquidity and net worth may decrease dramatically. If the HOA or board is forced to foreclose on any delinquent interests representing the condominium interests, a lowered value realized at the foreclosure sale may adversely impact the market value of every other unit.

We, as a common ownership interest owner, will also be required to pay HOA fees. If we default in our payment, we may be obligated to pay financial penalties or, in severe circumstances, our unit may be foreclosed on by the board or the HOA. If the board or HOA is mismanaged or if the applicable property suffers from neglect or deferred maintenance, HOA fees may increase, which may reduce our free cash flow and your ability to receive distributions.

Our investments may be subject to rules and regulations of HOAs.

Our targeted investments may be part of HOAs, which are private entities that regulate the activities of, and levy assessments on properties in, a residential subdivision. HOAs in which we own properties may have onerous or arbitrary rules that restrict our ability to renovate, market or lease our properties or require us to renovate or maintain such properties at standards or costs that are in excess of our planned operating budgets. Such rules may include requirements for landscaping, limitations on signage promoting a property for lease or sale, or the use of specific materials in renovations. The number of HOAs that impose limits on the number of property owners who may rent their homes is increasing. Such restrictions limit acquisition opportunities and could cause us to incur additional costs to resell the property and opportunity costs of lost rental income. Furthermore, many HOAs impose restrictions on the conduct of occupants of homes and the use of common areas and we may have tenants who violate HOA rules and for which we may be liable as the property owner and for which we may not be able to obtain reimbursement from the resident. Additionally, the boards of directors of the HOAs may not make important disclosures about the properties or may block our access to HOA records, initiate litigation, restrict our ability to sell our properties, impose assessments or arbitrarily change the HOA rules. We may be unaware of or unable to review or comply with HOA rules before purchasing the property and any such excessively restrictive or arbitrary regulations may cause us to sell such property at a loss, prevent us from renting such property or otherwise reduce our cash flow from such property, which would have an adverse effect on our returns on these properties.

Real estate investments are relatively illiquid and may limit our flexibility.

Real estate investments are relatively illiquid, which may tend to limit our ability to react promptly to changes in economic or other market conditions. Our ability to dispose of assets in the future will depend on prevailing economic and market conditions. Our inability to sell our properties on favorable terms or at all could have an adverse effect on our sources of working capital and our ability to satisfy our debt obligations. In addition, real estate can at times be difficult to sell quickly at prices we find acceptable. When we sell any of our assets, we may recognize a loss on such sale. The Code also imposes restrictions on REITs, which are not applicable to other types of real estate companies, on the disposal of properties. For example, our ability to sell our properties may also be limited by our need to avoid the 100% prohibited transactions tax that is imposed on gain recognized by a REIT from the sale of property characterized as dealer property. In order to ensure that we avoid such characterization, we may be required to hold our properties for a minimum period of time and comply with certain other requirements in the Code or dispose of our properties through a TRS (as defined below). These potential difficulties in selling real estate may limit our ability to promptly change, or reduce our exposure to, the properties we acquire in response to changes in economic or other conditions.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions to our investors and make additional investments.

We intend to diversify our cash and cash equivalents among several banking institutions in an attempt to minimize exposure to any one of these entities. However, the Federal Deposit Insurance Corporation, or FDIC, only insures amounts up to $250,000 per depositor per insured bank. We expect to have cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally insured levels. If any of the banking institutions in which we have deposited funds ultimately fails, we may lose our deposits over $250,000.

The occurrence of a cyber incident, or a deficiency in our cyber security, could negatively impact our business by causing a disruption to our operations, a compromise or corruption of our confidential information, or damage to our business relationships, all of which could negatively impact our financial results.

We collect and retain certain personal information provided by our investors and tenants in the properties we manage. While we expect to implement a variety of security measures to protect the confidentiality of this information and periodically review and improve our security measures, we can provide no assurance that we will be able to prevent unauthorized access to this information. A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity, or availability of our information resources. More specifically, a cyber incident is an intentional attack or an unintentional event that can include gaining unauthorized access to systems to disrupt operations, corrupt data, or steal confidential information. As our reliance on technology has increased, so have the risks that could directly result from the occurrence of a cyber incident including operational interruption, damage to our relationship with our tenants, and private data exposure, any of which could negatively impact our reputation and financial results.

The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury or other damage claims could reduce our cash available for distributions to our investors.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances, including asbestos-containing materials and lead-based paint, on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could materially adversely affect our business, assets or results of operations and, consequently, reduce the amounts available for distribution to our investors.

Costs associated with complying with the Americans with Disabilities Act and similar laws (including but not limited to the Fair Housing Amendments Act of 1988 and the Rehabilitation Act of 1973) may decrease cash available for distributions to our investors.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Fair Housing Amendments Act of 1988 requires apartment communities first occupied after March 13, 1991 to comply with design and construction requirements for disabled access. For projects receiving federal funds, the Rehabilitation Act of 1973 also has requirements regarding disabled access. If one or more of our properties that we acquire are not in compliance with such laws, then we could be required to incur additional costs to bring the property into compliance. We cannot predict the ultimate amount of the cost of compliance with such laws. Noncompliance with these laws could also result in the imposition of fines or an award of damages to private litigants. Substantial costs incurred to comply with such laws, as well as fines or damages resulting from actual or alleged noncompliance with such laws, could adversely affect us, including our future results of operations and cash flows.

Competition with other parties for real estate investments may reduce the company’s profitability.

The Company will compete with other entities engaged in real estate investment for the acquisition or sale of properties, including financial institutions, many of which have greater resources than the Company does. Larger entities may enjoy significant competitive advantages that result from, among other things, a lower cost of capital. Furthermore, because we have elected to apply Islamic financial and contractual principles in operating our business, we will not finance our property acquisitions with traditional mortgage loans or any other interest bearing loan, which may make it more difficult for us to compete against the performance of other real estate vehicles that use leverage to increase per share profitability. Competition could make it more difficult for the Company to obtain future funding, which could affect the Company’s growth as a company.

If we overestimate the value or income-producing ability or incorrectly price the risks of our investments, we may experience losses.

Analysis of the value or income-producing ability of a residential property is highly subjective and may be subject to error. Our Manager values our potential investments based on yields and risks, taking into account estimated future losses on select residential real estate equity investments, and the estimated impact of these losses on expected future cash flows and returns. In the event that we underestimate the risks relative to the price we pay for a particular investment, we may experience losses with respect to such investment.

Further downgrades of the U.S. credit rating, impending automatic spending cuts or a government shutdown could negatively impact our liquidity, financial condition and earnings.

Recent U.S. debt ceiling and budget deficit concerns have increased the possibility of additional credit rating downgrades and economic slowdowns, or a recession in the United States. Although U.S. lawmakers passed legislation to raise the federal debt ceiling on multiple occasions, ratings agencies have lowered or threatened to lower the long-term sovereign credit rating on the United States. The impact of this or any further downgrades to the U.S. government’s sovereign credit rating or its perceived creditworthiness could adversely affect the United States and global financial markets and economic conditions. In addition, disagreement over the federal budget has caused the U.S. federal government to essentially shut down for periods of time. Continued adverse political and economic conditions could have an adverse effect on our business, financial condition and results of operations.

Risks Related to Our Status as a REIT

Failure to qualify as a REIT would cause us to be taxed as a regular corporation, which would substantially reduce funds available for distributions to our common shareholders.

We believe that our organization, prior and proposed ownership and method of operation have enabled us, and will continue to enable us to meet the requirements for qualification and taxation as a REIT. However, we cannot assure you that we will continue to qualify as such. This is because qualification as a REIT involves the application of highly technical and complex provisions of the Code as to which there are only limited judicial and administrative interpretations and involves the determination of facts and circumstances not entirely within our control. Future legislation, new regulations, administrative interpretations or court decisions may significantly change the tax laws or the application of the tax laws with respect to our qualification as a REIT or the U.S. federal income tax consequences of such qualification.

If we fail to qualify as a REIT in any taxable year, we will face serious tax consequences that will substantially reduce the funds available for distributions to our common shareholders because:

●	we would not be allowed a deduction for dividends paid to shareholders in computing our taxable income and would be subject to U.S. federal income tax at regular corporate rates; and

●	unless we are entitled to relief under certain U.S. federal income tax laws, we could not re-elect REIT status until the fifth calendar year after the year in which we failed to qualify as a REIT.

In addition, if we fail to qualify as a REIT, we will no longer be required to make distributions. As a result of all these factors, our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and it would adversely affect the value of our common shares. See “Certain U.S. Federal Income Tax Considerations” for a discussion of certain U.S. federal income tax considerations relating to us and our common shares.

Even if we continue to qualify as a REIT, we may owe other taxes that will reduce our cash flows.

Even if we continue to qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and assets, on taxable income that we do not distribute to our common shareholders, on net income from certain “prohibited transactions”, and on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes. For example, to the extent we satisfy the 90% distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to U.S. federal corporate income tax on our undistributed taxable income and gains. We also will be subject to a 4% nondeductible excise tax if the actual amount that we distribute to our common shareholders in a calendar year is less than a minimum amount specified under the Code. As another example, we are subject to a 100% “prohibited transaction” tax on any gain from a sale of property that is characterized as held for sale, rather than investment, for U.S. federal income tax purposes, unless we comply with a statutory safe harbor or earn the gain through a TRS. Further, any TRS that we establish will be subject to regular corporate U.S. federal, state and local taxes. Any of these taxes would decrease cash available for distribution to shareholders.

REIT distribution requirements could adversely affect our liquidity and may force us to borrow funds from affiliates during unfavorable market conditions.

In order to maintain our REIT status and to meet the REIT distribution requirements, we may need to borrow funds on a short-term basis or sell assets, even if the then-prevailing market conditions are not favorable for these borrowings or sales. Because we will operate our business in compliance with Shariah law, we expect to be reliant on our Manager and its affiliates for debt funding and they have no obligation to provide us with such funding. In addition, we may need to reserve cash (including proceeds from this offering) to satisfy our REIT distribution requirements, even though there are attractive investment opportunities that may be available. To qualify as a REIT, we generally must distribute to our common shareholders at least 90% of our net taxable income each year, excluding capital gains. In addition, we will be subject to corporate income tax to the extent we distribute less than 100% of our taxable income including any net capital gain. We intend to make distributions to our common shareholders to comply with the requirements of the Code for REITs and to minimize or eliminate our corporate income tax obligation to the extent consistent with our business objectives. Our cash flows from operations may be insufficient to fund required distributions, for example as a result of differences in timing between the actual receipt of income and the recognition of income for U.S. federal income tax purposes, the effect of non-deductible capital expenditures, limitations on interest expense and net operating loss deductibility, the creation of reserves or required debt service or amortization payments. The insufficiency of our cash flows to cover our distribution requirements could have an adverse impact on our ability to raise capital or sell equity securities in order to fund distributions required to maintain our REIT status. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years. To address and/or mitigate some of these issues, we may make taxable distributions that are in part paid in cash and in part paid in our common shares. In such cases our common shareholders may have tax liabilities from such distributions in excess of the cash they receive. The treatment of such taxable share distributions is not clear, and it is possible the taxable share distribution will not count towards our distribution requirement, in which case adverse consequences could apply.

If we fail to invest a sufficient amount of the net proceeds from selling our common shares in real estate assets within one year from the receipt of the proceeds, we could fail to qualify as a REIT.

Temporary investment of the net proceeds from sales of our common shares in short-term securities and income from such investment generally will allow us to satisfy various REIT income and asset requirements, but only during the one-year period beginning on the date we receive the net proceeds. If we are unable to invest a sufficient amount of the net proceeds from sales of our common shares in qualifying real estate assets within such one-year period, we could fail to satisfy one or more of the gross income or asset tests and/or we could be limited to investing all or a portion of any remaining funds in cash or cash equivalents. If we fail to satisfy any such income or asset test, unless we are entitled to relief under certain provisions of the Code, we could fail to qualify as a REIT. See “Certain U.S. Federal Income Tax Considerations”.

If we form a TRS, our overall tax liability could increase.

Any TRS we form will be subject to U.S. federal, state and local income tax on its taxable income. Accordingly, although our ownership of any TRSs may allow us to participate in the operating income from certain activities that we could not participate in without violating the REIT income tests requirements of the Code or incurring the 100% tax on gains from prohibited transactions, the TRS through which we earn such operating income or gain will be fully subject to corporate income tax. The after-tax net income of any TRS would be available for distribution to us; however, any dividends received by us from our domestic TRSs will only be qualifying income for the 95% gross income test, not the 75% gross income test.

Although our use of TRSs may partially mitigate the impact of meeting certain requirements necessary to maintain our qualification as a REIT, there are limits on our ability to own and engage in transactions with TRSs, and a failure to comply with the limits would jeopardize our REIT qualification and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock or securities of one or more TRSs. A TRS may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT. A TRS also may sell assets without incurring the 100% tax on prohibited transactions. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. The rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis. We may jointly elect with one or more subsidiaries for those subsidiaries to be treated as TRSs for U.S. federal income tax purposes. These TRSs will pay U.S. federal, state and local income tax on their taxable income, and their after-tax net income will be available for distribution to us but is not required to be distributed to us. We will monitor the value of our respective investments in any TRSs we may form for the purpose of ensuring compliance with TRS ownership limitations and intend to structure our transactions with any such TRSs on terms that we believe are arm’s-length to avoid incurring the 100% excise tax described above. There can be no assurance, however, that we will be able to comply with the 20% TRS limitation or to avoid application of the 100% excise tax.

Dividends payable by REITs generally do not qualify for reduced tax rates under current law.

The maximum U.S. federal income tax rate for certain qualified dividends payable to U.S. shareholders that are individuals, trusts and estates generally is 20%. Dividends payable by REITs, however, are generally not eligible for the reduced rate and therefore may be subject to a current 37% maximum U.S. federal income tax rate on ordinary income when paid to such shareholders. The more favorable rates applicable to regular corporate dividends under current law could cause investors who are individuals, trusts and estates or are otherwise sensitive to these lower rates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common shares. However, for taxable years beginning before January 1, 2026, non-corporate taxpayers may deduct 20% of “qualified REIT dividends”. Qualified REIT dividends eligible for this deduction generally will include our dividends received by a non-corporate U.S. shareholder that we do not designate as capital gain dividends and that are not qualified dividend income.

Rapid changes in the value of our assets may make it difficult for us to maintain our qualification as a REIT.

Changes in the market value or income potential of our assets, whether as a result of general economic factors, the markets in which our properties are located, increased interest rates, prepayment rates or other factors, may require us to modify our investment portfolio in order to maintain our REIT qualification. If such changes in asset values or income potential occurs quickly, this may be especially difficult, if not impossible, to accomplish. This difficulty may be exacerbated by the illiquid nature of many of the assets that we may own. We may have to make investment decisions that we otherwise would not make absent REIT considerations.

Complying with REIT requirements may cause us to forego otherwise attractive opportunities or to liquidate otherwise attractive investments.

To continue to qualify as a REIT, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our common shareholders and the ownership of our common shares. We may be required to make distributions to our common shareholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may, for instance, hinder our ability to make certain otherwise attractive investments or undertake other activities that might otherwise be beneficial to us and our common shareholders, or may require us to borrow or liquidate investments in unfavorable market conditions and, therefore, may hinder our investment performance. As a REIT, at the end of each calendar quarter, at least 75% of the value of our assets must consist of cash, cash items, U.S. Government securities and qualified “real estate assets”. The remainder of our investments in securities (other than cash, cash items, U.S. Government securities, securities issued by a TRS and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our total assets (other than cash, cash items, U.S. Government securities, securities issued by a TRS and qualified real estate assets) can consist of the securities of any one issuer, no more than 20% of the value of our total securities can be represented by securities of one or more TRSs, and no more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property. After meeting these requirements at the close of a calendar quarter, if we fail to comply with these requirements at the end of any subsequent calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification. As a result, we may be required to liquidate from our portfolio or forego otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our common shareholders.

You may be restricted from acquiring, transferring or redeeming certain amounts of our common shares.

In order to maintain our REIT qualification, among other requirements, no more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain kinds of entities, during the last half of any taxable year, other than the first year for which a REIT election is made. To assist us in qualifying as a REIT, our operating agreement contains an aggregate share ownership limit and a common shares ownership limit. Generally, any of our common shares owned by affiliated owners will be added together for purposes of the aggregate share ownership limit, and any common shares owned by affiliated owners will be added together for purposes of the common shares ownership limit.

If anyone attempts to transfer or own shares in a way that would violate the aggregate share ownership limit or the common shares ownership limit (or would prevent us from continuing to qualify as a REIT), unless such ownership limits have been waived by our Manager, those shares instead will be deemed transferred to a trust for the benefit of a charitable beneficiary and will be either redeemed by us or sold to a person whose ownership of the shares will not violate the aggregate share ownership limit or the common shares ownership limit and will not prevent us from qualifying as a REIT. If this transfer to a trust fails to prevent such a violation or our disqualification as a REIT, then the initial intended transfer or ownership will be null and void from the outset. Anyone who acquires or owns shares in violation of the aggregate share ownership limit or the common shares ownership limit, unless such ownership limit or limits have been waived by our Manager, or the other restrictions on transfer or ownership in our operating agreement, bears the risk of a financial loss when the shares are redeemed or sold, if the NAV of our common shares falls between the date of purchase and the date of redemption or sale.

Our limits on ownership of our common shares also may require us to decline redemption requests that would cause other shareholders to exceed such ownership limits. In addition, in order to comply with certain of the distribution requirements applicable to REITs we will decline to honor any redemption request that we believe is a “dividend equivalent” redemption as discussed in “Certain U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Shareholders—Redemptions of Common Shares”.

The ability of our Manager to revoke our REIT qualification without shareholder approval may cause adverse consequences to our common shareholders.

Our operating agreement provides that our Manager may revoke or otherwise terminate our REIT election, without the approval of our common shareholders, if it determines that it is no longer in our best interest to qualify as a REIT. If we cease to be a REIT, we will not be allowed a deduction for dividends paid to shareholders in computing our taxable income and will be subject to U.S. federal income tax at regular corporate rates, as well as state and local taxes, which may have adverse consequences on our total return to our common shareholders.

We may be subject to a 100% penalty tax on any prohibited transactions that we enter into, or may be required to forego certain otherwise beneficial opportunities in order to avoid the penalty tax on prohibited transactions.

If we are found to have held, acquired or developed property primarily for sale to customers in the ordinary course of business, we may be subject to a 100% “prohibited transactions” tax under U.S. federal tax laws on the gain from disposition of the property unless (i) the disposition qualifies for a safe harbor exception for properties that have been held by us for at least two years (generally for the production of rental income) and that satisfy certain additional requirements or (ii) the disposition is made through a TRS and, therefore, is subject to corporate U.S. federal income tax.

Under existing law, whether property is held primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances. Our opportunistic business strategy may include investments that risk being characterized as investments in properties held primarily for sale to customers in the ordinary course of a trade or business. We intend to comply with the statutory safe harbor when selling properties (or when our joint ventures sell properties) outside of our TRSs that we believe might reasonably be characterized as held for sale, but compliance with the safe harbor may not always be practical. Moreover, because the determination of whether property is held primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances, the Internal Revenue Service (the “IRS”) might disagree with our characterization of sales outside the safe harbor. Thus, we may be subject to the 100% penalty tax on the gain from dispositions of property.

The potential application of the prohibited transactions tax could cause us to forego potential dispositions of other property or to forego other opportunities that might otherwise be attractive to us, or to hold investments or undertake such dispositions or other opportunities through a TRS, which would generally result in corporate income taxes being incurred.

Legislative or regulatory action related to federal income tax laws could adversely affect our common shareholders and/or our business.

The rules dealing with U.S. federal, state and local income taxation are constantly under review by persons involved in the legislative process and by the IRS and the Treasury Department. Changes to tax laws (which changes may have retroactive application) could materially adversely affect us and our common shareholders. In addition, in recent years, numerous legislative, judicial and administrative changes have been made to the federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws and regulations are likely to continue to occur in the future, and we cannot assure our common shareholders that any such changes will not adversely affect the taxation of a shareholder or will not have an adverse effect on an investment in our common shares. Shareholders are urged to consult with their own tax advisors with respect to the potential effect that the legislative, regulatory or administrative developments and proposals could have on their investment in our common shares.

A portion of our distributions may be treated as a return of capital for U.S. federal income tax purposes, which could reduce the basis of a shareholder’s investment in our common shares and may trigger taxable gain.

A portion of our distributions may be treated as a return of capital for U.S. federal income tax purposes. As a general matter, a portion of our distributions will be treated as a return of capital for U.S. federal income tax purposes if the aggregate amount of our distributions for a year exceeds our current and accumulated earnings and profits for that year. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a holder’s adjusted tax basis in the holder’s shares, and to the extent that it exceeds the holder’s adjusted tax basis, it will be treated as gain resulting from a sale or exchange of such shares. See “Certain U.S. Federal Income Tax Considerations”.

Our ability to provide certain services to our tenants may be limited by the REIT rules, or may have to be provided through a TRS.

As a REIT, we generally cannot hold interests in rental property where tenants receive services other than services that are customarily provided by landlords, nor can we derive income from a third party that provides such services. If services to tenants at properties in which we hold an interest are limited to customary services, those properties may be disadvantaged as compared to other properties that can be operated without the same restrictions. However, we can provide such non-customary services to tenants or share in the revenue from such services if we do so through a TRS, though income earned through the TRS will be subject to corporate income taxes.

Property taxes could increase due to property tax rate changes or reassessment, which could impact our cash flow.

Even if we qualify as a REIT for U.S. federal income tax purposes, we generally will be required to pay state and local taxes on our properties. The real property taxes on our properties may increase as property tax rates change or as our properties are assessed or reassessed by taxing authorities. If the property taxes we pay increase, our financial condition, results of operations, cash flow, per share trading price of our common shares and our ability to satisfy our principal and interest obligations and to make distributions to our common shareholders could be adversely affected.

We may be subject to adverse tax consequences if certain sale-leaseback transactions are not characterized by the IRS as “true leases”.

We may purchase investments in real estate properties and lease them back to the sellers of such properties. In the event the IRS does not characterize such leases as “true leases”, we could be subject to certain adverse tax consequences, including an inability to deduct depreciation expense and cost recovery relating to such property, and under certain circumstances, we could fail to qualify as a REIT as a result.

Risks Related to Employee Benefit Plans and Individual Retirement Accounts

In some cases, if you fail to meet the fiduciary and other standards under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Code or common law as a result of an investment in our common shares, you could be subject to liability for losses as well as civil penalties.

There are special considerations that apply to investing in our common shares on behalf of pension, profit sharing or 401(k) plans, health or welfare plans, individual retirement accounts or Keogh plans. If you are investing the assets of any of the entities identified in the prior sentence in our common shares, you should satisfy yourself that:

●	your investment is consistent with your fiduciary obligations under applicable law, including common law, ERISA and the Code;

●	your investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;

●	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;

●	your investment will not impair the liquidity of the trust, plan or IRA;

●	your investment will not produce “unrelated business taxable income” for the plan or IRA;

●	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the applicable trust, plan or IRA document; and

●	your investment will not constitute a non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil penalties, and can subject the fiduciary to liability for any resulting losses as well as equitable remedies. In addition, if an investment in our common shares constitutes a non-exempt prohibited transaction under the Code, the “disqualified person” that engaged in the transaction may be subject to the imposition of excise taxes with respect to the amount invested.

ESTIMATED USE OF PROCEEDS

The table below sets forth our estimated use of proceeds from this offering, assuming we sell in this offering $75,000,000 in shares, which represents the maximum offering amount we can raise in any 12-month period pursuant to Regulation A. Our price per share is initially $10.00 during the initial period. Thereafter, the price per share will be adjusted every quarterly period (or such other period as determined by the Manager in its sole discretion, but no less frequently than annually), to be no less than NAV per share.

We expect to use substantially all of the net proceeds from this offering (after paying or reimbursing organization and offering expenses) to originate, acquire and structure a diversified portfolio of single family residential real estate properties. We may make our investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns. We expect to pay distributions, fund redemptions, and pay any expenses or fees payable to our Manager for its services in connection with managing our daily affairs, including but not limited to, the selection and acquisition or origination of our investments, using free cash flow. However, until the proceeds from our public offering are invested and generating free cash flow, and from time to time during the operational stage, these may be paid from other sources, including the net proceeds of this offering, cash advances by our Manager, cash resulting from a waiver of fees or reimbursements due to our Manager, interest-free borrowings from an affiliate in anticipation of future free cash flow and the issuance of additional securities. Use of some or all of these sources may reduce the amount of capital we invest in assets and negatively impact the return on your investment and the value of your investment.

We may not be able to promptly invest the net proceeds of this offering in single family residential real estate properties. In the interim, we may invest in short-term, highly liquid or other authorized investments, subject to the requirements for qualification as a REIT. Such short-term investments will not earn as high of a return as we expect to earn on investments in single family residential real estate properties.

	Maximum Offering	10% of Maximum	25% of Maximum	50% of Maximum
	Amount (1)	Amount	Amount	Amount
Gross Offering Proceeds	$75,000,000	7,500,000	18,750,000	37,500,000
Less:
Underwriting discounts and commissions(2)	$750,000	75,000	187,500	375,000
Organization and Offering Expenses(3)	$750,000	75,000	187,500	375,000
Net Proceeds from this offering	$73,500,000	7,350,000	18,375,000	36,750,000
Estimated Amount Available for Investments(4)	$73,500,000	7,350,000	18,375,000	36,750,000

(1)	This is a “best efforts, no minimum” offering, which means we are only required to use our best efforts to sell our common shares offered in this offering and can accept subscriptions without achieving any minimum amount offering proceeds. The use of proceeds in the table with respect to the various percentages of offering proceeds raised is for illustrative purposes only.

(2)	Dalmore will be acting as our broker-dealer of record in connection with the offering and will be entitled to a brokerage fee equal to 1.0% of the amount raised (up to a maximum amount of $750,000). The broker-dealer of record’s role and compensation are described in greater detail under “Plan of Distribution.”

(3)	We will pay our Manager an amount equal to 1.0% of the gross offering proceeds for our aggregate organization and offering expenses. The amount reflected is an estimate, assuming that we raise the maximum offering amount and incur the maximum expense amount. See “Management Compensation” for more details regarding the fees that will be paid to our Manager and its affiliates.

(4)	Amount available for investment may include amounts owed to affiliates of our sponsor in connection with financing the purchase price of certain of our investments.

MANAGEMENT

Our Manager

We operate under the direction of our Manager, which is responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. See “Investment Strategy and Objectives–Our Investment Process” below. The Manager and its officers are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.

We follow investment guidelines adopted by our Manager and the investment and borrowing policies set forth in this offering circular unless they are modified by our Manager. Our Manager may establish further written policies on investments and borrowings and monitors our administrative procedures, investment operations and performance to ensure that the policies are fulfilled. Our Manager may change our investment objectives at any time without approval of our common shareholders.

Our Manager performs its duties and responsibilities pursuant to our operating agreement. Our Manager maintains a contractual, as opposed to a fiduciary relationship, with us and our common shareholders. Furthermore, we have agreed to limit the liability of our Manager and to indemnify our Manager against certain liabilities.

Our Sponsor

Wahed Inc. is a Delaware corporation and our sponsor. The sponsor is a financial technology company and the parent company of various subsidiaries, including the Company, that develops, implements, and administers a web-based investment platform, which we refer to as the Wahed Real Estate platform, used by our Company for the offer and sale of shares in our Company.

Responsibilities of our Manager

Except as otherwise expressly provided in our operating agreement, the power to direct the management, operation and policies of the Company are vested in our Manager. The Manager has the power to delegate any or all of its rights and powers to manage and control the business and affairs of the Company to such officers, employees, affiliates, agents and representatives of the Manager or us as it may deem appropriate. The responsibilities of our Manager include, but are not limited to, the following:

Investment Advisory, Origination and Acquisition Services

●	approve and oversee our overall investment strategy, which consists of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

●	serve as our investment and financial manager with respect to originating, investing in and managing a diversified portfolio of residential real estate assets and other real estate-related assets;

●	adopt and periodically review our investment guidelines;

●	structure the terms and conditions of our acquisitions, sales and joint ventures;

●	enter into leases and service contracts for the properties and other investments;

●	approve and oversee our debt financing strategies;

●	approve joint ventures, limited partnerships and other such relationships with third parties;

●	approve any potential liquidity transaction;

●	obtain market research and economic and statistical data in connection with our investments and investment objectives and policies;

●	oversee and conduct due diligence process related to prospective investments;

●	prepare reports regarding prospective investments that include recommendations and supporting documentation necessary to evaluate the proposed investments; and

●	negotiate and execute approved investments and other transactions.

Offering Services

●	the development of this offering, including the determination of its specific terms and preparation of all offering and related documents;

●	preparation and approval of all marketing materials to be used by us relating to this offering;

●	the negotiation and coordination of the receipt, collection, processing and acceptance of subscription agreements, broker fees, and other administrative support functions;

●	creation and implementation of various technology and electronic communications related to this offering; and

●	all other services related to this offering.

Asset Management Services

●	investigate, select, and, on our behalf, engage and conduct business with such persons as our Manager deems necessary to the proper performance of its obligations under our operating agreement, including but not limited to consultants, accountants, lenders, technical managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all persons acting in any other capacity deemed by our Manager necessary or desirable for the performance of any of the services under our operating agreement;

●	monitor applicable markets and obtain reports (which may be prepared by our Manager or its affiliates) where appropriate, concerning the value of our investments;

●	monitor and evaluate the performance of our investments, provide daily management services to us and perform and supervise the various management and operational functions related to our investments;

●	formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of investments on an overall portfolio basis; and

●	coordinate and manage relationships between us and any joint venture partners.

Accounting and Other Administrative Services

●	manage and perform the various administrative functions necessary for our day-to-day operations;

●	provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to our business and operations;

●	provide financial and operational planning services and portfolio management functions;

●	maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and returns required to be filed with the Commission and any other regulatory agency, including annual financial statements;

●	maintain all appropriate Company books and records;

●	oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

●	make, change, and revoke such tax elections on behalf of our Company as the Manager deems appropriate, including, without limitation, (i) making an election to be treated as a REIT or to revoke such status and (ii) making an election to be classified as an association taxable as a corporation for U.S. federal income tax purposes;

●	supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

●	provide us with all necessary cash management services;

●	manage and coordinate with the transfer agent, if any, the process of making distributions and payments to shareholders;

●	evaluate and obtain adequate insurance coverage based upon risk management determinations;

●	provide timely updates related to the overall regulatory environment affecting us, as well as managing compliance with regulatory matters;

●	evaluate our corporate governance structure and appropriate policies and procedures related thereto; and

●	oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Shareholder Services

●	determine our distribution policy and authorize distributions from time to time;

●	approve amounts available for redemptions of our common shares;

●	manage communications with our common shareholders, including answering phone calls, preparing and sending written and electronic reports and other communications; and

●	establish technology infrastructure to assist in providing shareholder support and services.

Financing Services

●	identify and evaluate potential financing and refinancing sources, engaging a third party broker if necessary;

●	negotiate terms of, arrange and execute financing agreements;

●	manage relationships between us and our lenders, if any; and

●	monitor and oversee the service of our debt facilities and other financings, if any.

Disposition Services

●	evaluate and approve potential asset dispositions, sales or liquidity transactions; and

●	structure and negotiate the terms and conditions of transactions pursuant to which our assets may be sold.

Allocation of Investment Opportunities

For more information regarding the factors that our Manager may consider in allocating investment opportunities among our additional similar programs, please see “Conflicts of Interest”.

Shared Services Agreement

Our Manager has entered into a shared services agreement with our sponsor. Pursuant to this agreement, our Manager is provided with access to, among other things, our sponsor’s portfolio management, asset valuation, risk management and asset management services as well as administration services addressing legal, compliance, investor relations and information technologies necessary for the performance by our Manager of its duties under the operating agreement in exchange for a fee representing our Manager’s allocable cost for these services. The fee paid by our Manager pursuant to the shared services agreement does not constitute a reimbursable expense under our operating agreement. However, under the shared services agreement, our sponsor is entitled to receive reimbursement of expenses incurred on behalf of us or our Manager that we are required to pay to our Manager under our operating agreement.

Executive Officers of our Manager

As of the date of this offering circular, the executive officer of our Manager and his positions and offices are as follows:

Name	Position Held with Manager	Age
Ahmar Shaikh	Manager, Chief Executive Officer and Chief Financial Officer	30

Ahmar Shaikh

Ahmar is the Head of North America at Wahed Invest LLC, a position he has held since December 2023. At Wahed Invest LLC, Ahmar oversees all activities pertaining to the region, which includes operations, sales, marketing, strategy, and product. Ahmar is a seasoned executive with approximately 7 years of experience and a strong record of managing and growing business through innovation. Prior to joining Wahed Invest LLC and since 2021, Ahmar was a Vice President of strategy, transformation, and growth at Advisor Wealth. Prior to this time and since 2017, Ahmar worked with multiple financial services organizations globally as a management consultant at Deloitte Canada.

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. The executive officer of our Manager also serves as an executive officer of affiliates of our sponsor and receives compensation for his services, including services performed for us on behalf of our Manager, from our sponsor’s affiliates. As an executive officer of our Manager, this individual serves to manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives. Although we indirectly bear some of the costs of the compensation paid to this individual, through fees we pay to our Manager, we have not paid and do not intend to pay any compensation directly to this individual.

Limited Liability and Indemnification of our Manager and Others

Subject to certain limitations, our operating agreement limits the liability of our Manager, its officers, our sponsor and our sponsor’s shareholder and affiliates, for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our Manager, its officers, our sponsor and our sponsor’s shareholder and affiliates.

Our operating agreement provides that to the fullest extent permitted by applicable law our Manager, its officers, directors, members and managers, our sponsor and our sponsor’s officers, directors, shareholders and affiliates are not liable to us. In addition, pursuant to our operating agreement, we have agreed to indemnify these persons to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of our Company and attorney’s fees and disbursements) arising from the performance of any of their obligations or duties in connection with their service to us or the operating agreement or any investment made or held by us, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such person may be made party.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Term and Removal of the Manager

Our operating agreement provides that our Manager will serve as our manager for an indefinite term, but that our Manager may be removed by us, or may choose to withdraw as manager, under certain circumstances.

Our common shareholders may only remove our Manager at any time with 30 days prior written notice for “cause”, following the affirmative vote of three-fourths of our common shareholders. If the Manager is removed for “cause”, the Members will have the power to elect a replacement Manager upon the affirmative vote of the holders of three-fourths of our then issued and outstanding common shares. “Cause” is defined as:

●	our Manager’s continued breach of any material provision of the operating agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if our Manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

●	the commencement of any proceeding relating to the bankruptcy or insolvency of our Manager, including an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition;

●	our Manager committing fraud against us, misappropriating or embezzling our funds, or acting, or failing to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under the operating agreement; provided, however, that if any of these actions is caused by an employee, personnel and/or officer of our Manager or one of its affiliates and our Manager (or such affiliate) takes all necessary and appropriate action against such person and cures the damage caused by such actions within 30 days of our Manager’s actual knowledge of its commission or omission, then our Manager may not be removed; or

●	the dissolution of our Manager.

Unsatisfactory financial performance of the Company does not constitute “cause” under the operating agreement.

Our Manager may assign its rights under our operating agreement in its entirety or delegate certain of its duties under the operating agreement to any of its affiliates, including pursuant to the shared services agreement described above under “—Shared Services Agreement,” or to a qualified third-party agent without the approval of our common shareholders so long as our Manager remains liable for any such affiliate’s performance, and if such assignment or delegation does not require our approval under the Investment Company Act of 1940, as amended.

Our Manager may withdraw as our Manager if we become required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event.

In the event of the removal or withdrawal of our Manager, our Manager will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function. Our Manager will determine whether any succeeding manager possesses sufficient qualifications to perform the management function.

Wahed Real Estate Platform

We will conduct this offering primarily on the Wahed Real Estate Platform, which will host this offering in connection with the distribution of the common shares offered pursuant to this offering circular. The Wahed Real Estate Platform has previously hosted private and public offerings of other affiliates of the sponsor under similar arrangements. Our sponsor, Wahed Inc., recently launched the Wahed Real Estate App, and has transitioned its real estate investment platform to the app. The app is available to download through the above Wahed real estate website as well as app stores. In this real estate investment platform, investors can review the offering circular for this offering, create a wallet account, and electronically sign legal documents to common shares.

Prior Performance

Neither our Manager nor our sponsor has sponsored any prior real estate investment programs in the United States, other than Wahed Real Estate Series 1 LLC (“WRES”). WRES was formed on May 14, 2024 and is currently conducting an offering pursuant to Regulation A to finance the purchase of individual properties through separate series. As of the date of this offering circular, WRES has had limited operations and revenues since it was formed. At inception, WRES had incurred $149,693 of offering expenses, which have been or will be capitalized as an asset and netted off offering proceeds at the conclusion of each of WRES’s series offering or expensed in the event that such offering does not succeed. Accordingly, this offering circular does not contain any information concerning prior performance of our Manager and its affiliates, which means that you will be unable to assess any results from their prior activities before deciding whether to purchase our common shares.

License Agreement

We have entered into a license agreement with our sponsor pursuant to which our sponsor granted us a non-exclusive, royalty free license to use the name “Wahed” in the United States and Canada. Other than with respect to this license, we have no legal right to use the “Wahed” name. In the event that our Manager ceases to manage us, we would be required to change our name to eliminate the use of “Wahed”.

MANAGEMENT COMPENSATION

Our Manager and its affiliates receive fees and expense reimbursements for services relating to this offering and the investment and management of our assets. The items of compensation are summarized in the following table. Neither our Manager nor its affiliates receive any selling commissions or dealer manager fees in connection with the offer and sale of our common shares. In the event that the Manager performs the following tasks, it will be entitled to receive compensation as described below, which the Manager believes is at or below the cost that would be incurred by retaining an independent third-party. Our Manager in its sole discretion may defer or waive any fee or reimbursements payable to it under the operating agreement. All or any portion of any waived fees or reimbursements may, in the Manager’s discretion, be forfeited. All or any portion of any deferred fees or reimbursements will be deferred without interest and paid when the Manager determines.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount

Organization and Offering Stage

Organization and Offering Expenses — Manager	We will pay the Manager an amount equal to 1.0% of the gross offering proceeds for out-of-pocket expenses in connection with our organization and offering expenses, including any such fees, costs and expenses allocable to the Company incurred in connection with the offering, including, without limitation, underwriting, legal, accounting, escrow, compliance, marketing and technology costs related to the offering.	If we raise the maximum offering amount of $75 million, the organization and offering expense will be $750,000.

Acquisition and Development Stage

Sourcing Fee — Sponsor or its Affiliate	With respect to equity investments, we will pay up to 3.00% of the total purchase price of any property in which we make an equity investment. All such sourcing fees will be paid to our Sponsor or the Manager at the Manager’s discretion.	With respect to equity investments, actual amounts are dependent on the purchase prices of the properties we acquire or loan amounts and expenses related to their acquisition or origination; we cannot determine these amounts at the present time.

Real Estate Commissions and Rebates — Sponsor or its Affiliate	In connection with asset purchases, our sponsor or its affiliate may receive a commission or rebate from the real estate agent in connection with the commission paid by the original property seller to the real estate agent.	Actual amounts are dependent on the purchase prices of the properties we acquire or loan amounts and expenses related to their acquisition or origination; we cannot determine these amounts at the present time.

Reimbursement of Acquisition / Origination Expenses — Manager	We will reimburse our Manager for actual expenses incurred in connection with the selection, acquisition or origination of an investment, to the extent not reimbursed by the borrower in connection with any debt investments the Company may make, whether or not we ultimately acquire or originate the investment.	Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ); we cannot determine these amounts at the present time.

Operational Stage

Asset Management Fee — Manager	Quarterly asset management fee equal to an annualized rate of 0.75%%, which is initially based on our net offering proceeds as of the end of each quarter, and after the initial period will be based on our NAV at the end of each prior quarterly period. The amount of the asset management fee may vary from time to time, and we will publicly report any changes in the asset management fee.	Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ) and the results of our operations; we cannot determine these amounts at the present time.

Reimbursement of Other Operating Expenses — Manager

We reimburse our Manager for out-of-pocket expenses paid to third parties in connection with providing services to us. This does not include the Manager’s overhead, employee costs borne by the Manager, utilities or technology costs.

The expense reimbursements that we pay to our Manager also include expenses incurred by our sponsor in the performance of services under the shared services agreement between our Manager and our sponsor, including any increases in insurance attributable to the management or operation of our Company.

Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Fees from Other Services – Affiliates of our Manager	We may retain certain of our Manager’s affiliates, from time to time, for services relating to our investments or our operations, which may include accounting and audit services (including valuation support services), account management services, corporate secretarial services, data management services, directorship services, information technology services, finance/ budget services, human resources, judicial processes, legal services, operational services, risk management services, tax services, treasury services, loan management services, construction management services, property management services, special servicing services, leasing services, transaction support services, transaction consulting services and other similar operational matters. Any compensation paid to our Manager’s affiliates for any such services will not reduce the asset management fee. Any such arrangements will be at or below market rates.	Actual amounts depend on to what extent affiliates of our Manager are actually engaged to perform such services.

Liquidation/Listing Stage

Disposition Fees – Manager or Other Party	We will reimburse our Manager for actual expenses incurred on our behalf in connection with the liquidation of equity investments in real estate, including closing costs, and we pay 6.0% of the gross proceeds from such sale of such investments to the Manager as a disposition fee. The Manager will be (i) entitled to retain the difference between fees paid to the broker and the six percent (6.0%) charged to the Company and (ii) responsible for any fees in excess of the six percent (6.0%).	Actual amounts are dependent upon the price at which we sell or otherwise liquidate our investments; we cannot determine these amounts at the present time.

PRINCIPAL SHAREHOLDERS

The following table sets forth the approximate beneficial ownership of our common shares as of the date of this offering circular for each person or group that holds more than 5% of our common shares, for each executive officer of our Manager and for the executive officers of our Manager as a group. To our knowledge, each person that beneficially owns our common shares has sole voting and disposition power with regard to such shares.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 27 East 28th Street, 8th Floor, New York, New York 10016.

Name of Beneficial Owner	Approximate Number of Shares Beneficially Owned	Percent of All Shares
Wahed Financial LLC	-	-
All executive officers of our Manager as a group (1 person)	-	-

As of the date of this offering circular, there were no common shares outstanding. Prior to this offering, Wahed Inc. is the Initial Member pursuant to the operating agreement. Wahed Financial is the Manager of the Company. Mr. Shaikh is the manager of Wahed Financial. Wahed Inc. is currently the sole member and 100% owner of Wahed Financial. Approximately 23% of the capital stock of Wahed Inc. is owned by Junaid Wahedna, who is also the Chairman of its board of directors. No other person beneficially owns more than 10% of Wahed Inc.

Following its regulatory examination of Wahed Invest, a wholly-owned subsidiary of Wahed Inc. and a registered investment advisor, beginning in June 2019, the Commission staff requested additional information from Wahed Invest, investigating certain marketing communications and purported operational deficiencies between September 2018 and July 2019.  Wahed Invest fully cooperated with the Commission’s investigation and elected to make an offer of settlement to the Commission, and based on information that Wahed Invest provided, the Commission issued an Order Instituting Administrative Cease-and-Desist Proceedings against Wahed Invest on February 10, 2022 (the “2022 SEC Order”). The Commission alleged (1) that Wahed Invest made certain misleading statements with respect to marketing of its new equity products in 2018, (2) that from September 2018 through July 2019, Wahed Invest represented that it periodically rebalanced its robo-advisory client accounts when it did so only twice, (3) that Wahed Invest failed to give prior disclosure to its clients of its preference for and affiliation with the Wahed FTSE USA Shariah ETF or of any potential conflicts of interest related to the Wahed FTSE USA Shariah ETF and (4) that Wahed Invest did not have sufficient written policies to ensure the Shariah-compliance of its report on the purification of impermissible income.  The Commission alleged that Wahed Invest violated Sections 206(2) and 206(4) of the Investment Advisers Act of 1940, and Rules 206(4)-1 and 206(4)-7 promulgated thereunder. The Commission, among other things, censured Wahed Invest and ordered Wahed Invest to cease-and-desist from any future violations of Sections 206(2) and 206(4) of the Investment Advisers Act of 1940  (“Advisers Act”), and Rules 206(4)-1 and 206(4)-7 promulgated thereunder, and to pay a $300,000 civil penalty. Wahed Invest consented to the Order without admitting or denying the Commission’s findings (except as to jurisdiction and the subject matter of the action, which was admitted).  Prior to the entry of the 2022 SEC Order, Wahed Invest implemented additional remedial measures beyond previously planned operational changes made in 2019.

Also, the Commission issued an Order Instituting Administrative and Cease-and-Desist Proceedings against Wahed Invest on November 1, 2024 (the “2024 SEC Order”).  The Commission alleged that from November 4, 2022 through May 2024, Wahed Invest disseminated certain advertisements on its public website and via social media and email containing endorsements from several professional athletes that failed to provide the disclosures required under Section 206(4) of the Advisers Act, and Rule 206(4)-1 thereunder (the “Marketing Rule”).  The 2024 SEC Order further alleges that Wahed Invest disseminated advertisements on its public website that presented hypothetical, backtested performance without adopting and implementing required policies and procedures designed to ensure the hypothetical performance was relevant to the likely financial situation and investment objectives of the intended audience, also in violation of the Marketing Rule.  By virtue of these actions, the Commission alleged that Wahed Invest violated Section 206(4) of the Advisers Act, and Rule 206(4)-1 thereunder. The Commission censured Wahed Invest and ordered it to cease-and-desist from any future violations of Sections 206(4) of the Advisers Act and Rule 206(4)-1 thereunder; ordered Wahed Invest to pay a civil monetary penalty of $250,000; and ordered Wahed Invest to complete certain undertakings.  Wahed Invest consented to the 2024 SEC Order without admitting or denying the Commission’s findings (except as to jurisdiction and the subject matter of the action, which was admitted).

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our Manager and its affiliates. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts.

Our Affiliates’ Interests in Other Wahed Real Estate Platform Entities

General

The officer of our Manager and the key real estate professionals of our sponsor who perform services for us on behalf of our Manager are also officers, directors, managers, and/or key professionals of our sponsor and other Wahed Real Estate Platform entities. These persons have legal obligations with respect to those entities that are similar to their obligations to us. In the future, these persons and other affiliates of our sponsor may organize other real estate-related programs and acquire for their own account real estate-related investments that may be suitable for us. In addition, our sponsor may grant equity interests in our Manager to certain management personnel performing services for our Manager.

Payment of Certain Fees and Expenses of our Manager

Our Manager is a wholly-owned subsidiary of our sponsor. We pay fees and expenses to our Manager, and its affiliates, including our sponsor, that were not determined on an arm’s length basis. The asset management fee paid to our Manager will be based on our NAV, which is calculated by our sponsor’s internal accountants and asset management team. Our Manager may benefit by us retaining ownership of our assets at times when our common shareholders may be better served by the sale or disposition of our assets in order to avoid a reduction in our NAV.

Opportunities

We rely on our Manager’s executive officer and our sponsor’s key real estate professionals who act on behalf of our Manager to identify suitable investments. Our sponsor and other entities also rely on these same key real estate professionals. Our sponsor and the Manager have in the past, and expect to continue in the future, to offer other Wahed Real Estate Platform investment opportunities, including offerings that acquire or invest in residential real estate equity investments, and other select residential real estate-related assets to accredited investors, foreign investors and under Regulation D or Regulation A or otherwise.

Our sponsor and the Manager have previously organized, as of the date of this offering circular, the following real estate programs in the United States:

●	Wahed Real Estate Series 1 LLC – Wahed Real Estate Series 1 LLC was formed on May 14, 2024 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Wahed Real Estate Series 1 LLC. Each series under the program is intended to be liquidated within 10 years and no series have been liquidated to date.

This program and any additional programs that the Manager or sponsor may establish may have investment criteria that compete with us.

If an investment, sale, financing or other business opportunity would be suitable for more than one program, our Manager will allocate it using its business judgment. Any allocation of this type may involve the consideration of a number of factors that our Manager determines to be relevant. The factors that our sponsor’s real estate professionals could consider when determining the entity for which an investment opportunity would be the most suitable include the following:

●	the investment objectives and criteria of us and the other Wahed Real Estate Platform entities;

●	the cash requirements of us and the other Wahed Real Estate Platform entities;

●	the effect of the investment on the diversification of our or the other Wahed Real Estate Platform entities’ portfolio by type of investment, and risk of investment;

●	the anticipated cash flow of the asset to be acquired;

●	the income tax effects of the purchase on us or the other Wahed Real Estate Platform entities;

●	the size of the investment; and

●	the amount of funds available to us or the Wahed Real Estate Platform entities.

If a subsequent event or development causes any investment, in the opinion of our sponsor’s real estate professionals, to be more appropriate for another Wahed Real Estate Platform entity, they may offer the investment to such entity.

Except under any policies that may be adopted by our Manager, which policies are designed to minimize conflicts among the programs and other investment opportunities provided on the Wahed Real Estate Platform, no program or Wahed Real Estate Platform investment opportunity (including us) has any duty, responsibility or obligation to refrain from:

●	engaging in the same or similar activities or lines of business as any program or Wahed Real Estate Platform investment opportunity;

●	doing business with any potential or actual tenant, lender, purchaser, supplier, customer or competitor of any program or Wahed Real Estate Platform investment opportunity;

●	engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual tenants, lenders, purchasers, suppliers or customers of any program or Wahed Real Estate Platform investment opportunity;

●	establishing material commercial relationships with another program or Wahed Real Estate Platform investment opportunity; or

●	making operational and financial decisions that could be considered to be detrimental to another program or Wahed Real Estate Platform investment opportunity.

In addition, any decisions by our Manager to renew, extend, modify or terminate an agreement or arrangement, or enter into similar agreements or arrangements in the future, may benefit one program more than another program or limit or impair the ability of any program to pursue business opportunities. In addition, third parties may require as a condition to their arrangements or agreements with or related to any one particular program that such arrangements or agreements include or not include another program, as the case may be. Any of these decisions may benefit one program more than another program.

Allocation of Our Affiliates’ Time

We rely on our sponsor’s key real estate professionals to act on behalf of our Manager for the day-to-day operations of our business. These persons may face conflicts of interest in allocating their time among us, our sponsor, our Manager and other sponsored entities and business activities in which they are involved, both in the United States and in other countries. However, we believe that our sponsor, our Manager and their affiliates have sufficient real estate professionals to fully discharge their responsibilities to the Wahed Real Estate Platform entities for which they work.

Receipt of Fees and Other Compensation by our Manager and its Affiliates

Our Manager and its affiliates receive substantial fees from us, which fees are not negotiated at arm’s length. These fees could influence our Manager’s advice to us as well as the judgment of affiliates of our Manager, some of whom also serve as our Manager’s officer and the key real estate professionals of our sponsor. Among other matters, these compensation arrangements could affect their judgment with respect to:

●	the continuation, renewal or enforcement of provisions in our operating agreement involving our Manager and its affiliates, or the shared services agreement between our Manager and our sponsor;

●	public offerings of equity by us, which will likely entitle our Manager to increased acquisition fees, origination fees, asset management fees and other fees;

●	acquisitions of investments at higher purchase prices, which entitle our Manager to higher acquisition fees, origination fees and asset management fees regardless of the quality or performance of the investment and, in the case of acquisitions of investments from other Wahed Real Estate Platform entities, might entitle affiliates of our Manager to disposition fees in connection with services for the seller;

●	borrowings up to or in excess of our stated borrowing policy to acquire investments and to originate loans, which borrowings will increase asset management fees payable by us to our Manager;

●	whether and when we seek to list our common shares on a stock exchange or other trading market;

●	whether we seek shareholder approval to internalize our management, which may entail acquiring assets (such as office space, furnishings and technology costs) and the key real estate professionals of our sponsor who are performing services for us on behalf of our Manager for consideration that would be negotiated at that time and may result in these real estate professionals receiving more compensation from us than they currently receive from our sponsor;

●	whether and when we seek to sell our Company or its assets; and

●	whether and when we merge or consolidate our assets with other companies, including companies affiliated with our Manager.

Duties Owed by Some of Our Affiliates to Our Manager and our Manager’s Affiliates

Our Manager’s officer and the key real estate professionals of our sponsor performing services on behalf of our Manager are also officers, directors, managers and/or key professionals of:

●	Wahed Real Estate Series 1LLC

●	Wahed Financial LLC

●	Wahed Invest LLC

As a result, they owe duties to each of these entities, their shareholders, members and limited partners. These duties may from time-to-time conflict with the duties that they owe to us.

License Agreement

We have entered into a license agreement with our sponsor, pursuant to which our sponsor granted us a non-exclusive, royalty free license to use the name “Wahed” in the United States and Canada. See “Management—License Agreement”.

Certain Conflict Resolution Measures

Independent Representative

If our sponsor, Manager or their affiliates have a conflict of interest with us that is not otherwise covered by an existing policy we have adopted or a transaction is deemed to be a “principal transaction”, the Manager will appoint an independent representative (the “Independent Representative”) to protect the interests of the shareholders and review and approve such transactions. Any compensation payable to the Independent Representative for serving in such capacity on our behalf will be payable by us. Principal transactions are defined as transactions between our sponsor, Manager or their affiliates, on the one hand, and us or one of our subsidiaries, on the other hand. Our Manager is only authorized to execute principal transactions with the prior approval of the Independent Representative and in accordance with applicable law. Such prior approval may include but not be limited to pricing methodology for the acquisition of assets and/or liabilities for which there are no readily observable market prices.

Our Policies Relating to Conflicts of Interest

In addition to the provisions in our operating agreement described below and our Manager’s investment allocation policies described above, we have adopted the following policies prohibiting us from entering into certain types of transactions with our Manager, our sponsor, their officers or any of their affiliates in order to further reduce the potential for conflicts inherent in transactions with affiliates.

Pursuant to these conflicts of interest policies, we may not engage in the following types of transactions unless such transaction is approved by the Independent Representative:

●	sell or lease any investments to our Manager, our sponsor, their officers or any of their affiliates;

●	acquire or lease any investments from our Manager, our sponsor, their officers or any of their affiliates; and

●	invest in or make mortgage loans in which the transaction is with our Manager, our sponsor, their officers or any of their affiliates, including any mortgage loans that are subordinate to any mortgage or equity interest of our Manager, our sponsor, their officers or any of their affiliates.

In addition, pursuant to these conflicts of interest policies, we will neither make any loans to our Manager, our sponsor, their officers or any of their affiliates nor borrow money from our Manager, our sponsor, their officers or any of their affiliates, except as otherwise provided in the offering circular or unless approved by the Independent Representative. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the Manager. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by our Manager, our sponsor, their officers or any of their affiliates.

These conflicts of interest policies may be amended at any time in our Manager’s discretion.

Other Operating Agreement Provisions Relating to Conflicts of Interest

Our operating agreement contains many other restrictions relating to conflicts of interest including the following:

Term of our Manager. Our operating agreement provides that our Manager will serve as our manager for an indefinite term, but that our Manager may be removed by us, or may choose to withdraw as manager, under certain circumstances. Our common shareholders may remove our Manager at any time with 30 days prior written notice for “cause”, following the affirmative vote of three-fourths of our common shareholders. Unsatisfactory financial performance does not constitute “cause” under the operating agreement. Our Manager may withdraw as manager if we become required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event. In the event of the removal of our Manager, our Manager will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function. Our Manager will determine whether any succeeding manager possesses sufficient qualifications to perform the management function. See “Management—Term and Removal of the Manager”.

Other Transactions Involving Affiliates. Before engaging in a transaction involving an affiliate, our Manager must conclude that all other transactions between us and our sponsor, our Manager, any of their officers, or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. See “—Independent Representative”.

INVESTMENT OBJECTIVES AND STRATEGY

Investment Objectives

Our investment objectives are:

●	Consistent cash flow;

●	Long-term capital appreciation

●	Stable, Shariah-compliant income generation;

●	Responsible risk management;

●	Capital preservation.

 We cannot assure you that we will attain these objectives or that the value of our assets will not decrease.

Our Investment Criteria

We intend to focus on acquiring properties we believe (1) are likely to generate stable cash flows in the long term and (2) have significant possibilities for long-term capital appreciation, such as those located in neighborhoods with what we see as high growth potential and those available from sellers who are distressed or face time-sensitive deadlines. After we have generated sufficient proceeds, we expect our average home acquisition investments will have the following primary characteristics:

●	Capitalization rates greater than 5%. For this purpose, the capitalization rate reflects a property’s annual rental income minus property management fees, local real estate taxes, property insurance, maintenance expenses, and marketing incentives, divided by the purchase price of the property;

●	Homes less than 30 years old;

●	Homes with a price range of $300,000 to $1,000,000 and a repair/improvement budget requirement of less than 10% of the home purchase price; and

●	Neighborhoods with median incomes that exceed the metropolitan statistical area, or MSA, median.

Our Investment Process

Our investment process leverages our network of renter demand, experienced team members, and data analysis to make our investment decisions:

●	Sourcing: The sourcing of investment opportunities will be conducted by our in-house acquisition team, which will utilize industry-leading analysis, real estate research reports, and in-house developed screening tools to identify and assess potential assets. Additionally, the team will also work with a network of local real estate professionals and other partners to find and source opportunities.

●	Due Diligence: Our due diligence process follows a two-pronged approach, beginning with a macro-to-micro assessment of geographic markets. Initially, we identify MSAs and ZIP codes that demonstrate the potential for strong risk-adjusted returns. This analysis is driven by quantitative indicators such as average rental yield potential, crime rates, median household income, local school quality, population growth rate, etc. Once target ZIP codes and MSAs are selected, our focus shifts to the property-level evaluation. This includes a comprehensive assessment of projected rental income and home value, informed by first-party data, automated valuation models (AVMs), and independent third-party appraisals. Additionally, we apply scenario-based stress testing to evaluate asset performance under adverse conditions. Property level analysis will look at standard risk factors including condition of title, structural defects in the home, environmental issues, and other hazards such as floods and earthquakes.

●	Manager Review: Once our acquisition team recommends a home purchase, the Manager will review the analysis and due diligence materials and making the final decision whether to proceed with the investment.

●	Home Purchase: A home will be purchased either by the Manager or an affiliate of the Manager or directly by us, in accordance with the acquisition mechanics set forth below. Following acquisition of a property, the property will be renovated, to the extent necessary, and then leased to a quality tenant on a 12 to 48 month lease. If a property is renovated prior to raising sufficient capital in this offering, the funds required for renovations may be loaned by the Manager and repaid out of offering proceeds.

●	Ongoing Management: We will partner with one or more third party independent property management firms in each of our markets. We will work with property managers to find high quality tenants for placement. The property management firm will maintain books and records, inspect each home and ensure that it is properly maintained, handle maintenance requests, and be responsible for landlord/tenant compliance. We intend that our preferred property management firms will utilize modern tech-enabled property management platforms with digital payment and communication features.

Investment Strategy – Our Market Opportunity

Our investment strategy is to acquire, invest in, manage, operate and sell single family homes located in vibrant, growing cities across America. We believe that these markets offer investors a blend of attractive capitalization rates and a strong prospect for long term property value appreciation.

Market Selection

We intend to focus our business efforts in Texas, North Carolina, and Michigan that exhibit the following characteristics (we will further expand our zip code horizon once the regions have been fully exhausted):

●	Sufficient inventory to make it feasible to achieve scale in the local market (100 homes);

●	Positively trending job, income growth forecasts, and growing population;

●	Affordability with a gross rent multiplier below 15. For this purpose, a gross rent multiplier (GRM) is the ratio of the price of the single family home purchased to its annual rental income before accounting for expenses such as property taxes, insurance, and utilities; GRM is the number of years the property would take to pay for itself in gross received rent;

●	Skilled workforce; and

●	Favorable competitive landscape with respect to other institutional single family residence buyers.

We intend to focus on acquiring properties we believe (1) are likely to generate stable cash flows in the long term and (2) have significant possibilities for long-term capital appreciation, such as those located in neighborhoods with what we see as high growth potential and those available from sellers who are distressed or face time-sensitive deadlines. After we have raised at least $20 million of net offering proceeds, we do not intend to invest more than 25% of our net offering proceeds in any particular MSA. Although, we have no fixed holding period, we intend to review each investment at least once every three years to evaluate whether market conditions, asset performance, or strategic priorities suggest that we should retain, sell, or otherwise dispose of the property.

We are subject to a 100% “prohibited transaction” tax on any gain from a sale of property that is characterized as held for sale, rather than investment, for U.S. federal income tax purposes, unless we comply with a statutory safe harbor or earn the gain through a taxable REIT subsidiary (“TRS”).We intend to comply with the statutory safe harbor when selling properties (or when our joint ventures sell properties) outside of our TRSs that we believe might reasonably be characterized as held for sale, but compliance with the safe harbor may not always be practical. A disposition qualifies for a safe harbor exception for properties that have been held by us for at least two years (generally for the production of rental income) and that satisfy certain additional requirements (including certain limitations on the number of sales of property, the aggregate adjusted bases of property sold or the fair market value of property sold during the taxable year).

We may enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements for the acquisition, development or improvement of properties with third parties or affiliates of the Manager, including present and future real estate investment offerings sponsored by affiliates of the Manager.

We believe that the near and intermediate-term market for investment in select residential real estate properties, residential real estate equity investments, joint venture equity investments, and other real estate related assets is compelling from a risk-return perspective. We favor a strategy weighted toward targeting equity investments with significant potential value creation but below the radar of institutional-sized investors. In contrast, returns typically associated with core real estate properties in major gateway markets, and stabilized trophy assets have generally become overpriced in a pursuit of safety over value. We believe that our investment strategy, combined with the experience and expertise of our Manager’s management team, will provide opportunities to originate investments with attractive long-term equity returns and strong structural features with local, joint venture real estate companies, thereby taking advantage of changing market conditions in order to seek the best risk-return dynamic for our common shareholders.

Investment Strategy and Target Markets

Our investment strategy is to acquire, manage, operate, selectively finance, and divest residential real estate assets—specifically single-family properties. For purposes of our investments, “single family” refers to one- to four-unit dwellings, as defined in the FHA Single Family Housing Policy Handbook. We will focus on properties priced between $300,000 and $1,000,000 but may acquire property with prices exceeding $1,000,000 at the discretion of our Manager.

The Company will take a data-first approach to real estate investing. We employ proprietary analytics and leverage third-party data to identify states, ZIP codes and MSAs demonstrating strong rental yields, attractive valuation-to-income ratios, economic resilience, and favorable long-term property appreciation potential. This disciplined, research-driven approach enables us to build a portfolio optimized for both income generation and long-term capital growth. We expect our investment to be initially in Texas, North Carolina, and Michigan.

Investment and operational decisions, including the selection and acquisition of residential properties, will be made in accordance with Islamic financial and contractual principles, as determined by Wahed Financial and pursuant to its Shariah Operation Policy. Generally, Islamic financial principles require that investors share in profit and loss, that neither investors, nor any of the property owners or WREF receive or pay usury or interest, nor that legal contracts result in substantive speculation or uncertainty. Generally, this means that we will finance any property with cash or, if available, interest-free financing, rather than traditional interest-bearing mortgage financing. Please see “– Shariah Operation Policy” below for a further description of our Manager’s policy and procedures regarding compliance with Shariah and Islamic principles.

We focus on acquiring properties we believe (1) are likely to generate stable cash flows in the long term and (2) have significant possibilities for long-term capital appreciation, such as those located in neighborhoods with what we see as high growth potential and those available from sellers who are distressed or face time-sensitive deadlines. After we have raised at least $20 million of net offering proceeds, we do not intend to invest more than 25% of our net offering proceeds in any particular MSA. Although, we have no fixed holding period, we intend to review each investment at least once every three years to evaluate whether market conditions, asset performance, or strategic priorities suggest that we should retain, sell, or otherwise dispose of the property.

We will seek properties in markets that exhibit the following characteristics:

●	Sufficient inventory to make it feasible to achieve scale in the local market (100 homes);

●	Positively trending job and income growth forecasts, and growing population;

●	Affordability with a gross rent multiplier below 15. For this purpose, a gross rent multiplier (GRM) is the ratio of the price of the single family home purchased to its annual rental income before accounting for expenses such as property taxes, insurance, and utilities; GRM is the number of years the property would take to pay for itself in gross received rent;

●	Skilled workforce;

●	Favorable demographic trends; and

●	Favorable competitive landscape with respect to other institutional single family residence buyers.

Our strategy involves retaining and managing properties we acquire in series for an extended period, which we expect will average around 10 years. The decision to sell a particular property will be made by carefully evaluating current and future market trends, the property’s condition, and factors affecting cash flow and profitability.

We may enter into one or more joint ventures, tenant-in-common investments or other coownership arrangements for the acquisition, development or improvement of properties with third parties or affiliates of our Manager, including present and future real estate investment offering and REITs sponsored by affiliates of the Manager.

Investment Decisions and Asset Management

Within our investment policies and objectives, the Manager will have discretion with respect to the selection of specific investments and the purchase and sale of our properties. We believe that successful real estate investment requires the implementation of strategies that permit favorable purchases, effective asset management and timely disposition of those assets. As such, we have developed a disciplined investment approach that combines the experience of our Manager and its affiliates with a structure that emphasizes thorough market research, stringent underwriting standards and an extensive down-side analysis of the risks of each investment. The approach also includes active and aggressive management of each asset acquired.

To execute our disciplined investment approach, the Manager will take responsibility for the business plan of each investment. The following practices summarize our investment approach:

●	Local Market Research – Our Manager will extensively research the acquisition and underwriting of each transaction, utilizing both real time market data and the transactional knowledge and experience of our network of professionals and in market relationships.

●	Underwriting Discipline – Our Manager will follow a tightly controlled and managed process to examine the elements of a potential investment, including, with respect to real property, its location, income-producing capacity, prospects for long-range appreciation, tax considerations and liquidity.

●	Risk Management – Risk management will be a fundamental principle in the management of each of our properties. Operating or performance risks arise at the investment level and often require real estate operating experience to cure. Our Manager will review the operating performance of investments against projections and we believe provide the oversight necessary to detect and resolve issues as they arise.

●	Asset Management – Prior to the purchase of a property, our Manager will develop a property business strategy that will be customized based on the acquisition and underwriting data. This is a forecast of the action items to be taken and the capital needed to achieve the anticipated returns. The Manager will review asset business strategies regularly to anticipate changes or opportunities in the market during a given phase of a real estate cycle.

Investments in Real Property

Our investment in real estate generally will take the form of holding fee title or a long-term leasehold estate. We will acquire such interests either directly or indirectly through limited liability companies or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with third parties, including developers of the properties, or with affiliates of the Manager.

Though we intend to diversify our portfolio by geographic location, we expect to focus on markets with high growth potential. As a result, our actual investments may result in concentrations in a limited number of geographic regions, initially expected to be located in Texas, North Carolina, and Michigan.

Our obligation to purchase any property generally will be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

●	plans and specifications;

●	evidence of marketable title subject to such liens and encumbrances as are acceptable to our Manager

●	auditable financial statements covering recent operations of properties having operating histories; and

●	title and liability insurance policies.

In purchasing, leasing and developing properties, we will be subject to risks generally incident to the ownership of real estate.

Investment Process

Our Manager has the authority to make all the decisions regarding our investments consistent with the investment objectives  approved by our Manager and subject to the limitations in the operating agreement.

Our Manager will focus on the sourcing, acquisition and management of residential properties. It will source our investments using an in-house acquisition team and third-party licensed real estate agents.

In selecting investments for us, our Manager will utilize its investment and underwriting process, which focuses on ensuring that each prospective investment is being evaluated appropriately. In addition to the specific investment criteria listed above, our Manager will consider the following factors when evaluating prospective investment opportunities:

●	macroeconomic conditions that may influence operating performance;

●	real estate market factors that may influence real estate valuations, real estate financing or the economic performance of real estate generally;

●	fundamental analysis of the real estate, including tenant rosters, lease terms, zoning, operating costs and the asset’s overall competitive position in its market;

●	real estate and leasing market conditions affecting the real estate;

●	the cash flow in place and projected to be in place over the expected hold period of the real estate;

●	the appropriateness of estimated costs and timing associated with capital improvements of the real estate;

●	a valuation of the investment, investment basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the real estate;

●	review of third-party reports, including appraisals, engineering and environmental reports;

●	physical inspections of the real estate and analysis of markets; and

●	the overall structure of the investment and rights in the transaction documentation.

If a potential investment meets the Manager’s underwriting criteria, the Manager will review the proposed transaction structure, including, with respect to joint ventures, distribution and waterfall criteria, governance and control rights, buy-sell provisions and recourse provisions. The Manager will evaluate our position within the overall capital structure and our rights in relation to other partners or capital tranches. The Manager will analyze each potential investment’s risk-return profile and review financing sources, if applicable, to ensure that the investment fits within the parameters of financing facilities and to ensure performance of the real estate asset.

Joint Venture Investments.

We are likely to enter into joint ventures, partnerships, tenant-in-common investments or other co-ownership arrangements with third parties as well as entities affiliated with our sponsor for the acquisition, development or improvement of properties for the purpose of diversifying our portfolio of assets. We may also enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other third parties for the purpose of developing, owning and operating real properties. A joint venture creates an alignment of interest with a private source of capital for the benefit of our common shareholders, by leveraging our acquisition, development and management expertise in order to achieve the following four primary objectives: (1) increase the return on invested capital; (2) diversify our access to equity capital; (3) “leverage” invested capital to promote our brand and increase market share; and (4) obtain the participation of sophisticated partners in our real estate decisions. In determining whether to invest in a particular joint venture, our Manager evaluates the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this offering circular for our selection of real property investments.

Operating Policies

Property Acquisitions. Generally, the Company and Wahed Financial intend to arrange for the purchase of a specific residential property either directly by the Company or by Wahed Financial or one of its affiliates.

If Wahed Financial or one of its affiliates purchases the property directly, then, after the Company has obtained financing, Wahed Financial would sell the property to the Company for an amount equal to the original purchase price (including closing costs) plus holding costs, as well as any renovation or repair costs incurred prior to the sale to the Company as well as the applicable sourcing fee. Our Manager may determine to sell the property to the Company prior to the Company raising sufficient funds to pay the purchase price of the property in full. In that case, the Manager would provide an interest-free loan to the Company (which may include a 5% facility fee) to cover the full purchase price plus acquisition expenses and property improvement expenses, and would then be repaid such amounts out of future proceeds from the offering. If the offering is terminated after some funds have been raised but not a sufficient amount to pay Wahed Financial the full purchase price for the property, the Company would repay the loan from Wahed Financial or its affiliate from revenues generated by the property.

In cases where Wahed Financial identifies and intends to have the Company purchase that property directly from a third party seller, it would use the proceeds of the offering to purchase the property. Adhering to Islamic principles, all property acquisitions will be conducted with cash or other interest-free financing, mitigating challenges associated with high mortgage rates. If the purchase agreement for the property does not include a financing condition and the closing for the property occurs prior to sufficient proceeds being received, Wahed Financial or an affiliate may provide an interest-free loan to the Company (which may include a 5% facility fee) to finance all or part of the purchase price of the property plus acquisition expenses and property improvement expenses that would be repaid with the proceeds of the offering. If the offering is terminated after some funds have been raised but not a sufficient amount to pay Wahed Financial the full purchase price for the property plus acquisition expenses and property improvement expenses, the Company would repay the loan from Wahed Financial or its affiliate from revenues generated by the property.

Intercompany loans between Wahed Financial or an affiliate thereof, on the one hand, and the Company, on the other hand, would generally have the following terms:

●	Interest: 0% interest.

●	Security: The loan would be unsecured.

●	Default: Notwithstanding anything to the contrary in the agreement, if the borrower defaults in the performance of any obligation under the agreement, then the lender may declare the principal amount owing and interest due under the agreement at that time to be immediately due and payable.

●	No prepayment penalty

Equity Capital Policies. Under the operating agreement, we have the authority to issue an unlimited number of additional common shares or other securities. After your purchase of any common shares, the Manager may elect to: (i) sell additional securities in future private offerings, or (ii) issue additional securities in public offerings. To the extent we issue additional equity interests after your purchase in an offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your interests.

Shariah Operation Policy

As part of the Wahed Inc. group of companies, our Manager manages our company in compliance with the Wahed Shariah Operation Policy, designed to ensure that our Company’s operations are conducted in accordance with Islamic principles and Shariah requirements. The policy provides the structure for a disciplined, objective, and consistent approach to investment selection and related financial services based on set ethical and Shariah screening criteria. The guiding principles established in the policy for our Manager’s conduct of business include the following:

●	truthfulness, honesty and fairness,

●	due care and diligence in the operation of business, including acting in the best interests of stakeholders and the evaluation of risk,

●	capabilities of senior management, staff and representatives to discharge their respective duties competently,

●	knowledge of and clients and transparent, fair and truthful communications with clients, and

●	avoidance or appropriate management of conflicts of interest such that stakeholders are treated fairly.

The policy sets out a Shariah governance structure designed to monitor Shariah compliance and ensure the conduct of business in a socially responsible manner, in compliance with the Shariah standards issued by the Accounting and Auditing Organization for Islamic Financial Institutions and under the guidelines and oversight of Wahed’s Shariah Supervisory Board (the “SSB”). Our Manager has coordinated with the SSB in establishing our company and determining our intended business process and investment approach to ensure our compliance with Shariah and Islamic principles.

Disposition Policies

 We intend to hold and manage each property we acquire for a period of three to seven years. The determination of when a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including operating history, prevailing and projected economic conditions, and whether the value of the property is anticipated to appreciate or decline substantially. Any sale of a property will be subject to lessee rights and we would attempt to time property sales with lessee rights in mind, either by timing sales with anticipated lease terminations or by assigning an existing lease to the property buyer where allowed under applicable laws.

The Manager may determine that it is in the best interests of shareholders to sell a property earlier than three years or to hold a property for more than seven years. It may also determine that a portfolio balancing or reallocation may become necessary to improve shareholder interests based on factors noted above. With any property disposition, we will seek to achieve a selling price that maximizes the capital appreciation for the shareholders. We cannot assure you that these objectives will be realized.

Liquidity Event

While not required, our Manager has the discretion to consider a liquidity transaction at any time if it determines such an event to be in our best interests. A liquidity transaction could consist of a sale or partial sale of our assets, a sale or merger of our Company, a consolidation transaction with other companies managed by our Manager or its affiliates, a listing of our common shares on a national securities exchange or a similar transaction. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest or within the expectations of our common shareholders.

Prior to our completion of a liquidity transaction, our redemption plan may provide an opportunity for you to have your common shares redeemed, subject to certain restrictions and limitations. See “Description of Our Common Shares—Redemption Plan”.

PLAN OF OPERATION

General

We are a Delaware limited liability company formed to originate, invest in and manage a diversified portfolio of single family residential real estate properties. For purposes of our investments, “single family” refers to one- to four-unit dwellings, as defined in the FHA Single Family Housing Policy Handbook.

Wahed Financial LLC is our Manager. As our Manager, it manages our day-to-day operations and our portfolio of residential real estate equity investments and other select residential real estate-related assets. Our Manager also has the authority to make all of the decisions regarding our investments, subject to the limitation in our operating agreement and the direction and oversight of our Manager. Our sponsor also provides asset management, marketing, investor relations and other administrative services on our behalf.

We have not elected to be taxed as a REIT under the Code as of the date hereof, and we do not intend to elect to be taxed as a REIT under the Code commencing with our first taxable year, i.e., our taxable year ending December 31, 2025. We do intend to elect to be taxed as a REIT under the Code commencing with our taxable year ending December 31, 2026; however, we may in our sole discretion determine to delay such election until beginning with our taxable year ending December 31, 2027. This means that, for our taxable year which ends December 31, 2025, we will be subject to U.S. federal income tax on our taxable income at regular corporate income tax rates. It also means that we will continue to be subject to U.S. federal income tax at regular corporate income tax rates on our taxable income for the year ending December 31, 2026, unless we determine not to delay our election to be taxed as a REIT by one year, as described above. As a result, our net income and cash available for distribution to holders of common shares for our 2025 taxable year will be materially and adversely affected because of our obligation to pay U.S. federal income tax for 2025 at regular corporate income tax rates, and if we delay our REIT election by one year as described above, our net income and cash available for distribution for our 2026 taxable year will also be materially and adversely affected for the same reason.

Once we have elected to be taxed as a REIT, then, if we qualify as a REIT for U.S. federal income tax purposes, we generally will not be subject to U.S. federal income tax to the extent we distribute qualifying dividends to our common shareholders. If we fail to qualify as a REIT in any taxable year after electing REIT status, we will be subject to U.S. federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for U.S. federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income and cash available for distribution. However, we believe that we are organized and will continue to operate in a manner that will enable us to qualify for treatment as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2026 or 2027, and we intend to continue to operate so as to remain qualified as a REIT for U.S. federal income tax purposes thereafter.

Competition

Our net income depends, in large part, on our ability to originate, acquire and manage investments with attractive risk-adjusted yields. We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, private real estate funds, and other entities engaged in real estate investment activities as well as online platforms that compete with the Wahed Real Estate Platform, many of which have greater financial resources and lower costs of capital available to them than we have. In addition, there are numerous REITs with asset acquisition objectives similar to ours, and others may be organized in the future, which may increase competition for the investments suitable for us. In particular, our investment objectives and strategies are similar to other offerings available on the Wahed Real Estate Platform and sponsored by our sponsor. Competitive variables include market presence and visibility, amount of capital to be invested per project and underwriting standards. To the extent that a competitor is willing to risk larger amounts of capital in a particular transaction or to employ more liberal underwriting standards when evaluating potential investments than we are, our investment volume and profit margins for our investment portfolio could be impacted. Furthermore, because we have elected to apply Islamic financial and contractual principles in operating our business, we will not finance our property acquisitions with traditional mortgage loans or any other interest bearing loan. As a result, we may be limited in the prices we offer to generate attractive returns compared to these competitors. Our competitors may also be willing to accept lower returns on their investments and may succeed in buying the assets that we have targeted for acquisition. Although we believe that we are well positioned to compete effectively in each facet of our business, there is enormous competition in our market sector and there can be no assurance that we will compete effectively or that we will not encounter increased competition in the future that could limit our ability to conduct our business effectively.

Going Concern

The Company’s balance sheet has been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a business that has not commenced planned principal operations, plans to incur significant costs in pursuit of its capital financing plans, has not generated any revenues or profits to date, and is dependent upon its Manager and its affiliates for continued funding of its cash flow needs. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.

The Company’s ability to continue as a going concern in the next twelve months is dependent upon its ability to obtain capital financing from investors sufficient to meet current and future obligations. No assurance can be given that the Company will be successful in these efforts.

Liquidity and Capital Resources

Due to its recent formation, the Company has no cash and its only assets and liabilities relate solely to deferred offering costs incurred to date and borrowings from related parties to pay such costs. The company’s capital resources would be derived from operating cash flow, once it has raised sufficient funds through the offering of common shares to acquire residential properties.

We will be dependent upon the net proceeds from this offering to conduct our proposed operations. We intend to obtain the capital required to purchase and originate real estate-related investments and conduct our operations from the proceeds of this offering and any future offerings we may conduct, from loans or advances of funds from related parties and from any undistributed funds from our operations. For information regarding the anticipated use of proceeds from this offering, see “Estimated Use of Proceeds”.

Other than loans or advances of funds from related parties, the Company may, though it does not expect to, secure interest-free financing, particularly if required to raise sufficient capital to purchase a property. For a description of the terms of any such financing, please see the description under “Investment Objectives and Strategy – Operating Policies.”

If we are unable to raise a substantial amount in gross offering proceeds, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate with the performance of the specific assets we acquire. Further, we will have certain fixed operating expenses, including certain expenses as a publicly offered REIT, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

We are offering up to $75 million in our common shares pursuant to Regulation A.

In addition to making investments in accordance with our investment objectives, we use our capital resources to make certain payments to our Manager. During our organization and offering stage, these payments include payments for reimbursement of certain organization and offering expenses. During our acquisition and development stage, we expect to make payments to our Manager in connection with the management of our assets and costs incurred by our Manager in providing services to us. For a discussion of the compensation to be paid to our Manager, see “Management Compensation”.

We intend to elect to be taxed as a REIT and to operate as a REIT commencing with our taxable year ending December 31, 2026, however, we may in our sole discretion determine to delay such election until beginning with our taxable year ended December 31, 2027. Until such a REIT election takes effect, we will be subject to U.S. federal income tax on our taxable income at regular corporate income tax rates, which will have the effect of reducing our net income and cash available for distribution to common shareholders. To maintain our qualification as a REIT, we are required to make aggregate annual distributions to our shareholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain), and to avoid federal income and excise taxes on retained taxable income and gains we must distribute 100% of such income and gains annually. Our Manager may authorize distributions in excess of those required for us to maintain our REIT status and/or avoid such taxes on retained taxable income and gains depending on our financial condition and such other factors as our Manager deems relevant. Provided we have sufficient available cash flow, we intend to authorize and declare distributions based on daily record dates and pay distributions on a monthly or other periodic basis. We have not established a minimum distribution level.

Our Investments

We have not yet identified any investments in this “blind pool” offering. You will not be able to evaluate our investments prior to purchasing shares, except for investments that may be described in supplements to this offering circular.

Investment Company Act Considerations

We intend to conduct our operations so that neither we, nor any of our subsidiaries, is required to register as investment companies under the Investment Company Act.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities”, among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We anticipate that we will hold real estate and real estate-related assets described below (i) directly, (ii) through wholly-owned subsidiaries, (iii) through majority-owned joint venture subsidiaries, and, (iv) to a lesser extent, through minority-owned joint venture subsidiaries.

We intend, directly or through our subsidiaries, to originate, invest in and manage a diversified portfolio of residential real estate investments. We expect to originate, acquire and structure a diversified portfolio of residential real estate properties.

We monitor our compliance with the 40% test and the holdings of our subsidiaries to ensure that each of our subsidiaries is in compliance with an applicable exemption or exclusion from registration as an investment company under the Investment Company Act. The securities issued by any wholly-owned or majority-owned subsidiary that we may form and that are excluded from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis.

In addition, we believe that neither we nor certain of our subsidiaries will be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because we and they will not engage primarily or hold ourselves and themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we and such subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, we and our subsidiaries expect to be able to conduct our operations such that none will be required to register as an investment company under the Investment Company Act.

The determination of whether an entity is a majority-owned subsidiary of our Company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries. We also treat subsidiaries of which we or our wholly-owned or majority-owned subsidiary is the manager (in a manager-managed entity) or managing member (in a member-managed entity) or in which our agreement or the agreement of our wholly-owned or majority-owned subsidiary is required for all major decisions affecting the subsidiaries (referred to herein as “Controlled Subsidiaries”), as majority-owned subsidiaries even though none of the interests issued by such Controlled Subsidiaries meets the definition of voting securities under the Investment Company Act. We reached our conclusion on the basis that the interests issued by the Controlled Subsidiaries are the functional equivalent of voting securities. The determination of whether an entity is a majority-owned subsidiary of our Company is made by us. We have not asked the SEC staff for concurrence of our analysis, our treatment of such interests as voting securities, or whether the Controlled Subsidiaries, or any other of our subsidiaries, may be treated in the manner in which we intend, and it is possible that the SEC staff could disagree with any of our determinations. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets. Any such adjustment in our strategy could have a material adverse effect on us.

Certain of our subsidiaries may also rely upon the exclusion from the definition of investment company under Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires an entity to invest at least 55% of its assets in “mortgages and other liens on and interests in real estate”, which we refer to as “qualifying real estate interests”, and at least 80% of its assets in qualifying real estate interests plus “real estate-related assets”.

Qualification for exemption from registration under the Investment Company Act will limit the ability of the Company to make certain investments. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, the Company may be required to adjust its strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to the Company, or it could further inhibit the ability of the Company to pursue the strategies it has chosen.

The loss of the Company’s exclusion from regulation pursuant to the Investment Company Act could require the Company to restructure its operations, sell certain of its assets or abstain from the purchase of certain assets, which could have an adverse effect on its financial condition and results of operations. See “Risk Factors— Maintenance of the Company’s Investment Company Act exemption imposes limits on its operations, which may adversely affect its operations.”

Trend Information

The Company has a limited operating history and has not generated revenue from intended operations.  The company's business and operations are sensitive to general business and economic conditions in the U.S. and worldwide along with local, state, and federal governmental policy decisions. A host of factors beyond the Company's control could cause fluctuations in these conditions, including but not limited to: recession, downturn or otherwise; government policies surrounding tenant rights; local ordinances where properties reside; changes in the real estate market; and interest-rate fluctuations. Adverse developments in these general business and economic conditions could have a material adverse effect on the company's financial condition and the results of its operations.

Once the Company commences its planned principal operations, it will incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties, including failing to secure funding to commence the Company’s planned operations or failing to profitably operate the business.

Critical Accounting Policies

Our accounting policies will conform with GAAP. The preparation of financial statements in conformity with GAAP will require us to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. We intend to make these estimates and assumptions in an appropriate manner and in a way that accurately reflects our financial condition. We will continually test and evaluate our estimates and assumptions using our historical knowledge of the business, as well as other factors, to ensure that they are reasonable for reporting purposes. However, actual results may differ from our estimates and assumptions.

We believe our critical accounting policies govern the significant judgments and estimates used in the preparation of our financial statements. Please refer to Note 2- Summary of Significant Accounting Policies, included in our financial statements, for a more thorough discussion of our accounting policies and procedures.

Accounting Pronouncements

Under Section 107 of the JOBS Act, we are permitted to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This permits us to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B). By electing to extend the transition period for complying with new or revised accounting standards, these consolidated financial statements may not be comparable to companies that adopt accounting standard updates upon the public business entity effective dates.

DESCRIPTION OF OUR COMMON SHARES

The following descriptions of our common shares, certain provisions of Delaware law and certain provisions of our certificate of formation and operating agreement are summaries and are qualified by reference to Delaware law, our certificate of formation and our operating agreement, copies of which are filed as exhibits to the offering statement of which this offering circular is a part.

General

We are a Delaware limited liability company organized on March 19, 2025 under the Delaware LLC Act, issuing limited liability company interests. The limited liability company interests in our Company are denominated in common shares of limited liability company interests (“common shares”) and, if created in the future, preferred shares of limited liability company interests (“preferred shares”). Our operating agreement provides that we may issue an unlimited number of common shares with the approval of our Manager and without shareholder approval.

All of the common shares offered by this offering circular will be duly authorized and validly issued. Upon payment in full of the consideration payable with respect to the common shares, as determined by our Manager, the holders of such shares are not liable to us to make any additional capital contributions with respect to such shares (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the Delaware LLC Act). Holders of common shares have no conversion, exchange, sinking fund or appraisal rights, no pre-emptive rights to subscribe for any securities of our Company and no preferential rights to distributions. However, holders of our common shares are eligible to participate in our redemption plan, as described below in “—Redemption Plan”.

We have a December 31st fiscal year end. In addition, we intend to elect to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2026, however, we may in our sole discretion determine to delay such election until beginning with our taxable year ended December 31, 2027.

Distributions

The Manager has sole discretion in determining what distributions of free cash flow are made to shareholders except as otherwise limited by law or the operating agreement. Our Company expects the Manager to make distributions of any free cash flow on a monthly or other periodic basis as set forth below. However, the Manager may change the timing of distributions in its sole discretion.

Free cash flow consists of the net income (as determined under GAAP), including property rental income, plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to our investments.

Investors will be required to update their personal information on a regular basis to make sure they receive all allocated distributions.

Payments to fulfill redemption requests under our redemption plan will also reduce funds available for distribution to remaining investors. Distributions will be paid to holders as of the record dates selected by the Manager, and holders will be entitled to declared distributions on their interests from the time the interests are issued to the holder until the redemption date as described below under “⸺Redemption Plan.”

Although our goal is to fund the payment of distributions solely from free cash flow, we may pay distributions from other sources, including the net proceeds of this offering, cash advances by our Manager, cash resulting from a waiver of fees or reimbursements due to our Manager, borrowings in anticipation of future free cash flow and the issuance of additional securities, and we have no limit on the amounts we may pay from such other sources. If we fund distributions from financings or the net proceeds from this offering, we will have less funds available for investment in real estate properties and other investments. We expect that our free cash flow available for distribution will be lower in the initial stages of this offering until we have raised significant capital and made substantial investments. Further, because we may receive income at various times during our fiscal year and because we may need free cash flow during a particular period to fund expenses, we expect that during the early stages of our operations and from time to time thereafter, we may declare distributions in anticipation of cash flow that we expect to receive during a later period and these distributions would be paid in advance of our actual receipt of these funds. In these instances, we expect to look to borrowings from the Manager or its affiliates, our offering proceeds or other sources to fund our distributions. Additionally, we will make certain payments to our Manager for services provided to us. See “Management Compensation”. Such payments will reduce the amount of cash available for distributions. Finally, payments to fulfill redemption requests under our redemption plan will also reduce funds available for distribution to remaining shareholders.

Any distributions that we make directly impacts our NAV, by reducing the amount of our assets. Our goal is to provide a reasonably predictable and stable level of current income, through monthly or other periodic distributions, while at the same time maintaining a fair level of consistency in our NAV. Over the course of your investment, your distributions plus the change in NAV per share (either positive or negative) will produce your total return.

Our distributions constitute a return of capital to the extent that they exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a holder’s adjusted tax basis in the holder’s shares, and to the extent that it exceeds the holder’s adjusted tax basis, it will be treated as gain resulting from a sale or exchange of such shares.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for U.S. federal income tax purposes. Generally, income distributed will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income each year (computed without regard to the dividends paid deduction and our net capital gain). Distributions are authorized at the discretion of our Manager, in accordance with our earnings, present and reasonably projected future cash flows and general financial condition. Our Manager’s discretion is directed, in substantial part, by its obligation to cause us to comply with the REIT requirements and to avoid U.S. federal income and excise taxes on retained income and gains.

We are not prohibited from distributing our own securities in lieu of making cash distributions to shareholders. Our operating agreement also gives the Manager the right to distribute other assets rather than cash. The receipt of our securities or assets in lieu of cash distributions may cause shareholders to incur transaction expenses in liquidating the securities or assets. We do not have any current intention to list our common shares on a stock exchange or other trading market, nor is it expected that a public market for the common shares will develop. We also do not anticipate that we will distribute other assets in kind (other than in the context of a roll up transaction).

Voting Rights

The Manager is not required to hold an annual meeting of shareholders. The operating agreement provides that meetings of shareholders may be called by the Manager and a designee of the Manager shall act as chairperson at such meetings. The investor does not have any voting rights as a shareholder in our Company except with respect to:

(i)	the removal of the Manager;

(ii)	the dissolution of our Company upon the for-cause removal of the Manager, and

(iii)	an amendment to the operating agreement that would:

a.	enlarge the obligations of or disproportionately or materially and adversely affect the rights of, shareholders;

b.	reduce the voting percentage required for any action to be taken by the shareholders in our Company under the operating agreement;

c.	change the situations in which our Company can be dissolved or terminated;

d.	change the term of our Company (other than the circumstances provided in the operating agreement); or

e.	give any person the right to dissolve our Company.

(iv)	any other matter as the Manager, in its sole discretion, determines will require the approval of the shareholders voting as a separate class

When entitled to vote on a matter, each shareholder will be entitled to one vote per common share held by it on all matters submitted to a vote of the shareholders. The removal of the Manager must be approved by a super majority vote, that is, an affirmative vote of shareholders representing at least three-fourths of the total votes that may be cast, voting together as a single class. All other matters to be voted on by the shareholders must be approved by a majority of the votes cast by shareholders present in person or represented by proxy, assuming that a quorum (as set forth in our operating agreement) is present.

The Manager or its affiliates (if they hold common shares) may not vote as a shareholder in respect of any matter put to the shareholders. However, the submission of any action of our Company for a vote of the shareholders shall first be approved by the Manager and no amendment to the operating agreement may be made without the prior approval of the Manager that would decrease the rights of the Manager or increase the obligations of the Manager thereunder.

The Manager has broad authority to take action with respect to our Company. See “Management” for more information. Except as set forth above, the Manager may amend the operating agreement without the approval of the shareholders to, among other things, reflect the following:

●	a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company;

●	the admission, substitution, withdrawal or removal of Members in accordance with the operating agreement;

●	a change that the Manager determines to be necessary or appropriate for our Company to qualify as a limited liability company under the laws of any state;

●	the merger of our Company, or the conveyance of all of the assets to, a newly-formed entity in accordance with the terms of the operating agreement;

●	a change that the Manager determines to be necessary or appropriate to implement any state or federal statute, rule, guidance or opinion;

●	a change that the Manager determines to be necessary, desirable or appropriate to facilitate the trading of interests;

●	a change that the Manager determines to be necessary or appropriate for our Company to qualify as a limited liability company under the laws of any state;

●	an amendment that the Manager determines, based upon the advice of counsel, to be necessary or appropriate to prevent our Company, the Manager, the Sponsor, or the officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act or “plan asset” regulations adopted under ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

●	any amendment that the Manager determines to be necessary or appropriate for the formation by our Company of, or its investment in, any corporation, partnership or other entity, as otherwise permitted by the operating agreement;

●	a change in the fiscal year or taxable year and related changes; and

●	any other amendments which the Manager deems necessary or appropriate to enable the manager to exercise its authority under the operating agreement.

In addition, the Manager may make any amendments to the operating agreement provided the Manager determines, in its sole discretion, that those amendments:

●	do not adversely affect shareholders in any material respect;

●	are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

●	are necessary or appropriate to facilitate the trading of common shares, to comply with any rule, regulation, guideline or requirement of any securities exchange on which the shares may be listed for trading, compliance with any of which the Manager deems to be in the best interests of our Company and the shareholders;

●	are necessary or appropriate for any action taken by the Manager relating to splits or combinations of shares under the provisions of the operating agreement; or

●	are required to effect the intent expressed in this offering circular or the intent of the provisions of the operating agreement or are otherwise contemplated by the operating agreement.

General Procedures

Public Announcements; Notices. In the case of specified dispositions or a redemption, we will publicly announce or otherwise provide specified information to holders of common shares.

Meetings. Our operating agreement provides that special meetings of shareholders may only be called by our Manager. There will be no annual or regular meetings of the Members.

Fractional Shares. Our Manager does not have to issue or deliver any fractional shares to any holder of common shares upon any redemption or distribution under the provisions described under “— Redemptions”. Instead of issuing fractional shares, we may pay cash for the fractional share in an amount equal to the fair market value of the fractional share, without interest.

Adjustments for Distributions. Upon the redemption of any common shares, the redemption price will be reduced by the aggregate sum of NAV Distributions, if any, declared (whether paid or unpaid) for such quarter. The redemption price will not, however, be reduced by the aggregate sum of other distributions, if any, that are not NAV Distributions that have been (i) paid with respect to such shares prior to the date of the redemption request or (ii) declared but unpaid on such shares with record dates during the period between the redemption request date and the redemption date (i.e., the last day of the applicable quarter). If a redemption date with respect to common shares comes after the record date for the payment of a distribution to be paid on those shares but before the payment or distribution, the registered holders of those shares at the close of business on such record date will be entitled to receive the distribution on the payment date, notwithstanding the redemption of those shares or our default in payment of the distribution.

Payment of Taxes. If any person exchanging a certificate representing common shares wants us to issue a certificate in a different name than the registered name on the old certificate, that person must pay any transfer or other taxes required by reason of the issuance of the certificate in another name or establish, to the satisfaction of us or our agent, that the tax has been paid or is not applicable.

Liquidation Rights

In the event of a liquidation, termination or winding up of our Company, whether voluntary or involuntary, we will first pay or provide for payment of our debts and other liabilities, including the liquidation preferences of any class of preferred shares. Thereafter, holders of our common shares will share in our funds remaining for distribution pro rata in accordance with their respective interests in our Company.

Preferred Shares

Section 215(e) of the Delaware LLC Act also specifically authorizes the creation of ownership interests of different classes of limited liability company interests, having such relative rights, powers and duties as the limited liability company agreement may provide, and may make provision for the future creation in the manner provided in the limited liability company agreement of additional classes of membership interests. In accordance with this provision, our operating agreement provides that our Manager is authorized to provide for the issuance from time to time of an unlimited amount of one or more classes or series of preferred shares of limited liability company interests (“preferred shares”). Unless otherwise required by law or by any stock exchange, if applicable, any such authorized preferred shares will be available for issuance without further action by our common shareholders. Our Manager is authorized to fix the number of preferred shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series and without shareholder approval. As of the date of this offering circular, no preferred shares are outstanding and we have no current plans to issue any preferred shares.

We could issue a class or series of preferred shares that could, depending on the terms of the class or series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of holders of common shares might believe to be in their best interests or in which holders of common shares might receive a premium for their common shares.

Transfer Agent and Registrar

On August 25, 2025 the Manager entered into an agreement with United Transfer Agency LLC, doing business as Dalmore Transfer, a registered transfer agent, to perform transfer agent functions with respect to our offering.

Operating Agreement

Non-Member Manager

●	Our operating agreement designates Wahed Financial LLC, an affiliate of our sponsor, as our non-member manager. Our Manager is generally not entitled to vote on matters submitted to our common shareholders, although its approval is required with respect to certain amendments to the operating agreement that would adversely affect its rights. Our Manager does not have any distribution, redemption, conversion or liquidation rights by virtue of its status as the Manager.

●	Our operating agreement further provides that the Manager, in exercising its rights in its capacity as the Manager, is entitled to consider only such interests and factors as it desires, including its own interests, and has no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our common shareholders and is not subject to any different standards imposed by our operating agreement, the Delaware LLC Act or under any other law, rule or regulation or in equity.

Organization and Duration

We were formed on March 19, 2025 as Wahed Real Estate Fund I LLC, a Delaware limited liability company. We will remain in existence until dissolved in accordance with our operating agreement.

Purpose

Under our operating agreement, we are permitted to engage in any business activity that lawfully may be conducted by a limited liability company organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the agreement relating to such business activity; provided, however, that our Manager may only revoke or otherwise terminate our REIT election, without approval of our common shareholders, if it determines that it is no longer in our best interests to qualify as a REIT.

Agreement to be Bound by our Operating Agreement; Power of Attorney

By purchasing a common share, an investor becomes a shareholder of our Company and will be bound by the provisions of, and deemed to be a party to, our operating agreement. Pursuant to our operating agreement, each shareholder and each person who acquires a common share from a shareholder grants to our Manager a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our Manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, our operating agreement.

No Fiduciary Relationship with our Manager

We operate under the direction of our Manager, which is responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. Our Manager performs its duties and responsibilities pursuant to our operating agreement. Our Manager maintains a contractual, as opposed to a fiduciary relationship, with us and our common shareholders. Furthermore, we have agreed to limit the liability of our Manager and to indemnify our Manager against certain liabilities.

Limited Liability and Indemnification of our Manager and Others

Subject to certain limitations, our operating agreement limits the liability of our Manager, its officers, our sponsor and our sponsor’s shareholders and affiliates, for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our Manager, its officers, our sponsor and our sponsor’s shareholders and affiliates.

Our operating agreement provides that to the fullest extent permitted by applicable law our Manager, its officers, directors, members and managers, our sponsor and our sponsor’s officers, directors, shareholders and affiliates are not liable to us. In addition, pursuant to our operating agreement, we have agreed to indemnify these persons to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of our Company and attorney’s fees and disbursements) arising from the performance of any of their obligations or duties in connection with their service to us or the operating agreement or any investment made or held by us, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such person may be made party by reason of being or having been the manager or one of our Manager’s officers.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Amendment of Our Operating Agreement; Exclusive Authority of our Manager to Amend our Operating Agreement

Amendments to our operating agreement may be proposed only by or with the consent of our Manager. Our Manager is not required to seek approval of the shareholders to adopt or approve any amendment to our operating agreement, except to the extent that such amendment would affect shareholders disproportionally or would otherwise have a material adverse effect on such holders. In such a case, the proposed amendment must be approved in writing by holders representing a majority of the class or series of shares so affected.

Termination and Dissolution

We will continue as a limited liability company until terminated under our operating agreement. We will dissolve upon: (1) the election of our Manager to dissolve us; (2) the sale, exchange or other disposition of all or substantially all of our assets; (3) the entry of a decree of judicial dissolution of our Company; or (4) at any time that we no longer have any shareholders, unless our business is continued in accordance with the Delaware LLC Act.

Books and Reports

We are required to keep appropriate books of our business at our principal offices. The books are maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with GAAP. For financial reporting purposes and U.S. federal income tax purposes, our fiscal year and our tax year (unless otherwise required by the Code) are the calendar year.

Determinations by our Manager

Any determinations made by our Manager under any provision described in our operating agreement are final and binding on our common shareholders, except as may otherwise be required by law, including any determination by our Manager to revoke or otherwise terminate our REIT election, without approval of our common shareholders, if the Manager determines that it is no longer in our best interests to qualify as a REIT. We prepare a statement of any determination by our Manager respecting the fair market value of any properties, assets or securities, and file the statement with our Company secretary.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, shares of our Company must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). To qualify as a REIT, we must satisfy other requirements as well. See “Certain U.S. Federal Income Tax Considerations—Requirements for Qualification as a REIT”.

To assist us in qualifying as a REIT, our operating agreement, subject to certain exceptions, contains restrictions on the number and value of our common shares and the number and value of shares of our Company that a person may own. Our operating agreement provides that generally no person may own, or be deemed to own by virtue of certain attribution provisions of the Code, either more than 9.8% in value or in number of our common shares, whichever is more restrictive, or more than 9.8% in value or in number of our common shares, whichever is more restrictive. Accordingly, no person may own, or be deemed to own, more than 9.8% in value or in number of our common shares, whichever is more restrictive. We refer to these limits collectively as the “ownership limit”. An individual or entity that becomes subject to the ownership limit or any of the other restrictions on ownership and transfer of the shares of our Company described below is referred to as a “prohibited owner” if, had the violative transfer or other event been effective, the individual or entity would have been a beneficial owner or, if appropriate, a record owner of shares.

The applicable constructive ownership rules under the Code are complex and may cause our common shares owned actually or constructively by a group of individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% by value or number of our common shares, whichever is more restrictive, or 9.8% by value or number of our common shares, whichever is more restrictive, (or the acquisition of an interest in an entity that owns, actually or constructively, our common shares by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of the ownership limit.

Our Manager may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive the ownership limit or establish a different limit on ownership, or excepted holder limit, for a particular shareholder if the shareholder’s ownership in excess of the ownership limit would not result in our Company being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) except during the first taxable year for which we elect to be a REIT and/or during the first half of our second taxable year for which we elect to be treated as a REIT and only to the extent it does not result in us failing to qualify as a REIT or otherwise would result in us failing to qualify as a REIT. As a condition of its waiver or grant of excepted holder limit, our Manager may, but is not required to, require an opinion of counsel or IRS ruling satisfactory to our Manager in order to determine or ensure our Company’s qualification as a REIT. In addition, our Manager will reject any investor’s subscription in whole or in part if it determines that such subscription would violate such ownership limits.

In connection with granting a waiver of the ownership limit, creating an excepted holder limit or at any other time, our Manager may from time to time increase or decrease the ownership limit for all other individuals and entities unless, after giving effect to such increase, five or fewer individuals could beneficially or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding of our Company or our Company would otherwise fail to qualify as a REIT. Prior to the modification of the ownership limit, our Manager may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership of our common shares or shares of our Company, as applicable, is in excess of such decreased ownership limit until such time as such individual’s or entity’s percentage ownership of our common shares or shares of our Company, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of our common shares or shares of our Company, as applicable, in excess of such percentage ownership of our common shares or shares of our Company will be in violation of the ownership limit.

Our operating agreement further prohibits:

●	any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of our Company that would result in our Company being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

●	any person from transferring our common shares if such transfer would result in our common shares being owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our common shares that will or may violate the ownership limit or any of the other foregoing restrictions on ownership and transfer of our common shares, or who would have owned our common shares transferred to a trust as described below, must immediately give us written notice of the event, or in the case of an attempted or proposed transaction, must give at least 15 days’ prior written notice to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on ownership and transfer of our common shares will not apply if our Manager determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance with the restrictions and limitations on ownership and transfer of our common shares as described above is no longer required in order for us to qualify as a REIT.

If any transfer of our common shares would result in our common shares being beneficially owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of our common shares or any other event would otherwise result in any person violating the ownership limit or an excepted holder limit established by our Manager or in our Company being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or our Company being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then our operating agreement provides that the transfer of the shares will be null and void.

Shares of our Company transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported NAV value for our common shares on the day of the event which resulted in the transfer of such shares to the trust) and (2) the last reported NAV value of our common shares on the date we accept, or our designee accepts, such offer (or $10.00 if no NAV has been reported). We may reduce the amount payable by the amount of any dividend or other distribution that we have paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed to the trustee as described above, and we may pay the amount of any such reduction to the trustee for the benefit of the charitable beneficiary. We have the right to accept such offer until the trustee has sold the shares held in the trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the trustee must distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee with respect to such shares will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, as soon as practicable after receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limit or the other restrictions on ownership and transfer of shares of our Company. After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported NAV value for our common shares on the day of the event which resulted in the transfer of such shares to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of any dividend or other distribution that we paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed to the trustee as described above. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the beneficiary of the trust, together with any dividends or other distributions thereon. In addition, if, prior to discovery by us that our common shares have been transferred to a trust, such shares are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand. The prohibited owner has no rights in the shares held by the trustee.

The trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary of the trust, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the beneficiary of the trust. Any dividend or other distribution paid prior to our discovery that our common shares have been transferred to the trust will be paid by the recipient to the trustee upon demand.

Subject to Delaware law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

●	to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and

●	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible company action, then the trustee may not rescind and recast the vote.

In addition, if our Manager determines in good faith that a proposed transfer or other event would violate the restrictions on ownership and transfer of our common shares, our Manager may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem our common shares, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of our common shares, within 30 days after the end of each taxable year, must give us written notice, stating the shareholder’s name and address, the number of shares of each class of our Company that the shareholder beneficially owns and a description of the manner in which the shares are held. Each such owner must provide to us in writing such additional information as we may request in order to determine the effect, if any, of the shareholder’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limit. In addition, each shareholder must provide to us in writing such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Any certificates representing our common shares will bear a legend referring to the restrictions described above.

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common shares or otherwise be in the best interest of the holders of the common shares.

REIT Election

Our operating agreement provides that our Manager may revoke or otherwise terminate our REIT election, without the approval of our common shareholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

Personal Conduct Repurchase Right

Our operating agreement provides that we may elect to repurchase, at a price equal to NAV per share, all of the common shares held by an investor in the event that such investor fails to conform its personal conduct to common and accepted standards of good citizenship or conducts itself in a way that reflects poorly upon us, as determined by the Manager in its sole and absolute discretion. The purchase price will be payable to the investor in a single payment, with the payment becoming due fifteen (15) business days following the date on which we provide notice to the investor of our decision to repurchase the common shares.

Prospect of Roll-Up/Public Listing

Our Manager may determine that it is in our best interest to (i) contribute to, or convert our Company into, an alternative vehicle, through consolidation, merger or other similar transaction with other companies, some of which may be managed by our Manager or its affiliates (a “Roll-Up”) or (ii) list our common shares (or shares of the Roll-Up vehicle) on a national securities exchange. In connection with a Roll-Up, shareholders may receive from the Roll-Up vehicle cash, stock, securities or other interests or assets of such vehicle, on such terms as our Manager deems fair and reasonable, provided, however, that our Manager will be required to obtain approval of shareholders holding a majority of the outstanding common shares if required by applicable laws or regulations.

Arbitration Provision

Under the Arbitration Provision contained in our operating agreement, either party may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a claim be final and binding arbitration. We have not determined whether we will exercise our right to demand arbitration but reserve the right to make that determination on a case-by-case basis as claims arise. In this regard, the Arbitration Provision is similar to a binding arbitration provision as we are likely to invoke the Arbitration Provision to the fullest extent permissible. The Arbitration Provision applies to claims under the U.S. federal securities laws and to all claims that are related to the Company, including with respect to this offering, our holdings, our common shares, our ongoing operations and the management of our investments, among other matters.

Any arbitration brought pursuant to the Arbitration Provision must be conducted in New York City. The term “Claim” as used in the Arbitration Provision is very broad and includes any past, present, or future claim, dispute, or controversy involving you (or persons claiming through or connected with you), on the one hand, and us (or persons claiming through or connected with us), on the other hand, relating to or arising out of your subscription agreement, the Wahed Real Estate Platform, and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except an individual Claim that you may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court) the validity or enforceability of the Arbitration Provision, any part thereof, or the entire subscription agreement. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include (without limitation) matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise. The scope of the Arbitration Provision is to be given the broadest possible interpretation that will permit it to be enforceable. Based on discussions with and research performed by the Company’s counsel, we believe that the Arbitration Provision is enforceable under federal law, the laws of the State of Delaware, or under any other applicable laws or regulations. However, the issue of enforceability is not free from doubt and to the extent that one or more of the provisions in our subscription agreement or our operating agreement with respect to the Arbitration Provision or otherwise requiring you to waive certain rights were to be found by a court to be unenforceable, we would abide by such decision.

Before purchasing shares, a potential investor must acknowledge, understand, and agree that: (a) arbitration is final and binding on the parties; (b) the parties are waiving their right to seek remedies in court, including the right to jury trial; (c) pre-arbitration discovery is generally more limited than and potentially different in form and scope from court proceedings; (d) the Arbitration Award is not required to include factual findings or legal reasoning and any party’s right to appeal or to seek modification of a ruling by the arbitrators is strictly limited; and (e) the panel of arbitrators may include a minority of persons engaged in the securities industry. The Arbitration Provision limits the rights of an investor to many legal remedies and rights otherwise available. See “Risk Factors—By purchasing shares in this offering, you are bound by the arbitration provisions contained in our subscription agreement and our operating agreement which limit your ability to bring class action lawsuits or seek remedy on a class basis, including with respect to securities law claims.”

BY AGREEING TO BE SUBJECT TO THE ARBITRATION PROVISION IN OUR OPERATING AGREEMENT, INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

Anti-Takeover Effects of Our Operating Agreement and Delaware Law

The following is a summary of certain provisions of our operating agreement and Delaware law that may be deemed to have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change of control of our Company. These provisions include the following:

Authorized but Unissued Shares

Our operating agreement authorizes us to issue additional common shares or other securities of our Company for the consideration and on the terms and conditions established by our Manager without the approval of our common shareholders. In particular, our Manager is authorized to provide for the issuance of an unlimited amount of one or more classes or series of shares of our Company, including preferred shares, and to fix the number of shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series. Our ability to issue additional shares and other securities could render more difficult or discourage an attempt to obtain control over us by means of a tender offer, merger or otherwise.

Delaware Business Combination Statute—Section 203

We are a limited liability company organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control. Section 203 of the DGCL, which restricts certain business combinations with interested shareholders in certain situations, does not apply to limited liability companies unless they elect to utilize it. Our operating agreement does not currently elect to have Section 203 of the DGCL apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction by which that person became an interested shareholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and an interested shareholder is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of voting shares. Our Manager may elect to amend our operating agreement at any time to have Section 203 apply to us.

Valuation Policies

Net Asset Value Calculations

Our operating agreement provides that, following the initial period, at the end of each quarter (or such other period as determined by the Manager in its sole discretion, but no less frequently than annually), our Manager’s internal accountants and asset management team will calculate our NAV using a process that reflects, among other matters,

●	an estimated value of our investments, as determined by the Manager’s asset management team, including related liabilities, based upon (a) information from publicly available sources about (i) market rents, comparable sales information and interest rates and (ii) with respect to debt, default rates and discount rates, and (b) as described more fully below, in certain instances reports of the underlying real estate provided by an independent valuation expert or automated valuation models;

●	the price of liquid assets for which third party market quotes are available;

●	accruals of our periodic distributions on our common shares; and

●	estimated accruals of the revenues, fees and expenses where we will (a) amortize the brokerage fee, offering expenses and sourcing fee over five years and (b) include accrued fees and operating expenses, accrued distributions payable, accrued management fees and any inter-company loans extended to the Company by our Manager.

Such determinations may include subjective judgments by the Manager regarding the applicability of certain inputs to market rents and comparable sales information. While we do look at capitalization rates to help us to determine whether or not to acquire a property (see “Investment Objectives and Strategy–Investment Decisions and Asset Management”), we do not utilize a capitalization rate approach in determining NAV, because given the nature of our investments in primary residences, we do not believe that the value of a many of our assets can be determined based solely on the business activities as the resale value of such asset will be decided independently of the success of such business activities.

Note, however, that the determination of our NAV is not based on, nor intended to comply with, fair value standards under U.S. GAAP, and such NAV may not be indicative of the price that we would receive for our assets at current market conditions. As a result, the calculation of our NAV may not reflect the precise amount that might be paid for your common shares in a market transaction, and any potential disparity in our NAV may be in favor of either holders who redeem their common shares, or holders who repurchase such common shares, or existing holders. In instances where we determine that an appraisal of a property is necessary, including, but not limited to, instances where third party market values for comparable properties are either nonexistent or extremely inconsistent, we will engage an appraiser that has expertise in appraising residential real estate assets, to act as our independent valuation expert. The independent valuation expert is not responsible for, nor for preparing, our NAV per share.

As there is no market value for our common shares as they are not expected to be listed or traded on any stock exchange, our goal in setting NAV on a quarterly basis is to provide a reasonable estimate of the value of our common shares on a quarterly basis. However, each property consists of residential real estate and, as with any residential real estate valuation protocol, the conclusions reached by the Manager’s asset management team or internal accountants, as the case may be, are based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in different estimates of the value of our investments. In addition, for any given period, our published NAV may not fully reflect certain material events, to the extent that the financial impact of such events on our portfolio is not immediately quantifiable.

Share Price Adjustments

Our Manager set our initial offering price at $10.00 per share. The per share purchase price for our common shares will be adjusted by our Manager at the beginning of each quarterly period (or such other period as determined by the Manager in its sole discretion, but no less frequently than annually), to be no less than NAV per share. Investors will pay the most recent publicly announced purchase price as of the date of their subscription.

Any subscriptions that we receive during a quarterly period will be executed at the purchase price in effect at the time such subscription is received. Thus, even if settlement occurs in the following quarterly period, the purchase price for the shares will be the price in effect at the time the subscription was received.

General

We will file with the Commission on a quarterly or other periodic basis an offering circular supplement, post-qualification amendment and/or Form 1-U, as appropriate, disclosing the determination of our NAV and NAV per share that will be applicable for such period (a “pricing supplement”). We will file the pricing supplement at the beginning of such period. We will also post that period’s NAV on the Wahed Real Estate Platform and on our website at www.wahed.com/real-estate. The Wahed Real Estate Platform will also contain this offering circular, including any supplements and amendments. We will disclose, on a periodic basis in an offering circular supplement post-qualification amendment and/or Form 1-U filed with the Commission, the principal valuation components of our NAV. For any given period, our published NAV or purchase price may not fully reflect certain material events, to the extent that the financial impact of such events on our portfolio is not immediately quantifiable. However, to the extent quantifiable, if a material event occurs in between updates of NAV that would cause our NAV or NAV per share to change by 7% or more from the last disclosed amounts, we will disclose the updated NAV and price per share and the reason for the change in an offering circular supplement as promptly as reasonably practicable, and will update the NAV and share price information provided on our website.

The Manager reserves the right to modify the period for which the per share purchase price and NAV will be calculated but such period (i) may not be less frequently than annually and no more frequently than quarterly and (ii) with respect to changes in periods for calculating purchase price, may require that this offering be terminated and/or amended, if required by applicable securities laws.

Our Sponsor’s Asset Management Team

As of the date of this offering circular, our sponsor’s real estate and accounting teams are composed of 9 professionals. All of these professionals play a role in asset management due to the real estate transactional, legal, financial and management aspects of our business. Members of our sponsor’s real estate team have previously worked as equity analyst, REIT investment manager, real estate developers, and private equity analysts, while members of our sponsor’s accounting team have worked as fund accountants, treasury managers, consultants, private equity accountants and property accountants.

Redemption Plan

Our common shares are currently not listed on a national securities exchange or included for quotation on a national securities market, and currently there is no intention to list our common shares. While investors should view an investment in the Company as long-term, we are adopting a redemption plan whereby, on a quarterly basis, an investor has the opportunity to obtain liquidity.

At any time after six (6) months following the purchase of common shares, an investor may request redemption of all or any portion of their common shares in accordance with the Company’s redemption plan as set forth herein. Pursuant to our redemption plan, an investor may only (a) have one outstanding redemption request at any given time and (b) request that we redeem up to the lesser of 20% of an investor’s shares or $50,000 worth of shares per redemption request. In addition, the redemption plan is subject to certain liquidity limitations, which may fluctuate depending on the liquidity of the real estate assets held by us.

Except in the case of exceptional redemptions, the redemption price, calculated in accordance with the policies set forth below, may be reduced by a fee paid to our Manager as compensation for administration of our redemption program depending upon when the redemption request is submitted. The redemption price will not be reduced by the aggregate sum of distributions, if any, that have been (i) paid with respect to such shares prior to the date of the redemption request or (ii) declared but unpaid on such shares with record dates during the period between the redemption request date and the redemption date.

Within the first six months of first acquiring the common shares, redemptions are only permitted in the case of exceptional redemptions. “Exceptional redemptions” may include death, qualifying disability and personal home purchase, or as otherwise determined by the Manager.

Based on the time when a shareholder requests redemption, the effective redemption prices (which reflect any fees paid to the Manager), are set forth below:

Holding Period from Date of Settlement	Effective Redemption Price (as percentage of per share redemption price)(1)
Settlement date to 6 months	No Redemptions
6 months to 1 year	98.0	%(2)
1 year to 5 years	99.0	%(3)
More than 5 years	100.0	%(4)
Exceptional redemptions	100.0	%(4)

(1)	The effective redemption price will be the per share NAV for our common shares as of the beginning of the semi-annual period in which the redemption request is made, rounded down to the nearest $0.01.

(2)	For shares held between 6 months and one (1) year, the Effective Redemption Price includes a fixed 2.0% fee that will be paid to our Manager based on the NAV for our common shares in effect at the time of the redemption request.

(3)	For shares held between one (1) and five (5) years, the fee paid to our Manager will be 1.0% of the NAV for our common shares in effect at the time of the redemption request.

(4)	There is no fee for redemptions of common shares held at least five (5) years or for exceptional redemptions.

Redemption of our common shares will be made semi-annually (with exact dates to be announced) upon written request to be generated through the Wahed Real Estate Platform to us no later than one (1) month prior to the end of the semi-annual period (e.g., no later than May 31 or November 30). The Manager intends to remit the redemption price within twenty-one (21) days following the end of the applicable semi-annual period.

As noted above, the effective redemption price will not include any penalty to the per share price for our common shares in effect at the time of the redemption request in respect of redemptions of shares resulting from the death of a shareholder who is a natural person, including shares held by such shareholder through a revocable grantor trust or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the shareholder, the recipient of the shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust. We must receive the written redemption request within 12 months after the death of the shareholder in order for the requesting party to rely on any of the special treatment described above that may be afforded in the event of the death of a shareholder. Such a written request must be accompanied by a certified copy of the official death certificate of the shareholder. If spouses are joint registered holders of shares, the request to have the shares redeemed may be made if either of the registered holders dies. If the shareholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right of redemption upon death does not apply.

Furthermore, as noted above, the effective redemption price will not include any penalty to the per share price for our common shares in effect at the time of the redemption request in respect of redemptions of shares held by a shareholder who is a natural person who is deemed to have a “qualifying disability” (as such term is defined in Section 72(m)(7) of the Code), including shares held by such shareholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from such shareholder, provided that the condition causing the qualifying disability was not pre-existing on the date that the shareholder became a shareholder. We must receive the written redemption request within 12 months of the initial determination of the shareholder’s disability in order for the shareholder to rely on any of the waivers described above that may be granted in the event of the disability of a shareholder. If spouses are joint registered holders of shares, the request to have the shares redeemed may be made if either of the registered holders acquires a qualifying disability. If the shareholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right of redemption upon disability does not apply.

The Manager may also allow for an exceptional redemption to fund a first time home purchase, including shares held by such shareholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from such shareholder. Such a written request must include a copy of the home purchase agreement.

We have the right to monitor the trading patterns of shareholders or their financial advisors and we reserve the right to reject any purchase or redemption transaction at any time based on what we deem to be a pattern of excessive, abusive or short-term trading. We expect that there will be no regular secondary trading market for our common shares. However, in the event a secondary market for our common shares develops, we will terminate our redemption plan.

If we agree to honor redemption requests, such redemption of our common shares will be made semi-annually upon written request to us prior to the end of the applicable semi-annual period. Shareholders may withdraw their redemption request at any time prior to the end of the applicable semi-annual period. If we agree to honor redemption requests, such redemption requests will be effective as of the last day of the applicable semi-annual period, and funds shall be remitted within twenty-one (21) days following the end of the applicable semi-annual period. If we agree to honor a redemption request, the common shares to be redeemed will cease to accrue distributions or have voting rights as of the last day of the applicable semi-annual period. We reserve the right to redeem shares pursuant to an exceptional redemption request outside of our quarterly redemption process.

We cannot guarantee that the funds, if any, set aside for the redemption plan will be sufficient to accommodate all requests made in any given time period. In the event our Manager determines, in its sole discretion, that we do not have sufficient funds available to redeem all of the common shares for which redemption requests have been submitted during any given quarter, such pending requests will be honored on a pro-rata basis, if at all. In the event that not all redemptions are being honored in a given semi-annual period, the redemption requests not fully honored will have the remaining amount of such redemption requests considered on the next semi-annual period in which redemptions are being honored. Accordingly, all unsatisfied redemption requests will be treated as requests for redemption on the next date on which redemptions are being honored, with redemptions processed pro-rata, if at all.

We intend to limit common shareholders to one (1) redemption request outstanding at any given time, meaning that, if a common shareholder desires to request more or less shares be redeemed, such common shareholder must first withdraw the first redemption request. For investors who hold common shares with more than one record date, redemption requests will be applied to such common shares in the order in which they settled, on a first in first out basis – meaning, those common shares that have been continuously held for the longest amount of time will be redeemed first. In addition, we intend to limit shareholders to redemption requests to the lesser of 5,000 common shares or $50,000 worth of common shares.

In light of the Commission’s current guidance on redemption plans, we generally intend to limit redemptions in any semi-annual period. During the initial period, redemptions in any semi-annual period will be limited to shares whose aggregate value is 10.00% of the amount raised in our offering. Thereafter, redemptions in any semi-annual period (January 1 through and including June 30 or July 1 through and including December 31) will be limited to shares whose aggregate value (based on the redemption price per share in effect as of the first day of the last month of such semi-annual period) is 10.00% of the NAV of all of our outstanding shares as of the first day of the last month of such semi-annual period (e.g., June 1 or December 1), with excess capacity carried over to later semi-annual periods in that calendar year. However, as we make a number of residential real estate investments of varying terms and maturities, our Manager may elect to increase or decrease the amount of common shares available for redemption in any given semi-annual period, as these residential real estate assets are sold, but we do not generally intend to redeem more than 20.00% of the NAV of all of our common shares outstanding during any calendar year. Notwithstanding the foregoing, we are not obligated to redeem common shares under the redemption plan.

In addition, our Manager may, in its sole discretion, amend, suspend, or terminate the redemption plan at any time without prior notice, including to protect our operations and our non-redeemed shareholders, to prevent an undue burden on our liquidity, to preserve our status as a REIT for U.S. federal income tax purposes, following any material decrease in our NAV, or for any other reason. However, in the event that we suspend our redemption plan, we expect that we will reject any outstanding redemption requests and do not intend to accept any new redemption requests until at least after the next NAV adjustment. In the event that we amend, suspend or terminate our redemption plan, we will file an offering circular supplement and/or Form 1-U, as appropriate, and post such information on the Wahed Real Estate Platform to disclose such action. Our Manager may also, in its sole discretion, decline any particular redemption request if it believes such action is necessary to preserve our status as a REIT for U.S. federal income tax purposes (for example, if a redemption request would cause a non-redeeming shareholder to violate the ownership limits in our operating agreement or if a redemption constitutes a “dividend equivalent redemption” that could give rise to a preferential dividend issue, to the extent applicable). Therefore, you may not have the opportunity to make a redemption request prior to any potential termination of our redemption plan.

For more information about our redemption plan or to submit a redemption request, please contact us by email at support@wahed.com.

Reports to Shareholders

Our operating agreement requires that we prepare an annual report and deliver it to our common shareholders within 120 days after the end of each fiscal year. Our Manager is required to take reasonable steps to ensure that the annual report complies with our operating agreement provisions and with applicable securities laws.

Under the Securities Act, we must update this offering circular upon the occurrence of certain events, such as asset acquisitions. We will file updated offering circulars and offering circular supplements with the Commission. We are also subject to the informational reporting requirements that are applicable to Tier 2 companies whose securities are qualified pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the Commission. In addition, we will provide you directly with periodic updates, including offering circulars, offering circular supplements, semi-annual pricing supplements, semi-annual information statements and other information.

We will provide such periodic updates electronically through the Platform, and documents will be provided electronically. You may access and print all periodic updates provided through our website. As periodic updates become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the periodic updates. If our e-mail notification is returned to us as “undeliverable”, we will contact you to obtain your updated e-mail address. We will provide you with paper copies at any time upon request. The contents of the Wahed Real Estate Platform website are not incorporated by reference in or otherwise a part of this offering circular.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our common shares. For purposes of this section, references to “we”, “us” or our “Company” means only Wahed Real Estate Fund I LLC and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Code, the current, temporary, and proposed regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. Thus, it is possible that the IRS could challenge the statements in this discussion that do not bind the IRS or the courts and that a court could agree with the IRS. The summary is also based upon the assumption that the operation of our Company, and of any subsidiaries and other lower-tier affiliated entities, will be in accordance with its applicable organizational documents and as described in this offering circular. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular shareholder in light of its investment or tax circumstances or to shareholders subject to special tax rules, such as:

●	U.S. expatriates;

●	persons who mark-to-market our common shares;

●	subchapter S corporations;

●	U.S. shareholders who are U.S. persons (as defined below) whose functional currency is not the U.S. dollar;

●	financial institutions;

●	insurance companies;

●	broker-dealers;

●	REITs;

●	regulated investment companies;

●	trusts and estates;

●	holders who receive our common shares through the exercise of employee stock options or otherwise as compensation;

●	persons holding our common shares as part of a “straddle”, “hedge”, “short sale”, “conversion transaction”, “synthetic security” or other integrated investment;

●	non-corporate taxpayers subject to the alternative minimum tax provisions of the Code;

●	persons holding our common shares through a partnership or similar pass-through entity;

●	persons holding a 10% or more (by vote or value) beneficial interest in our Company;

●	tax exempt organizations, except to the extent discussed below in “—Treatment of Tax Exempt U.S. Shareholders;” and

●	non-U.S. persons (as defined below), except to the extent discussed below in “—U.S. Taxation of Non-U.S. Shareholders”.

Except to a limited extent noted below, this summary does not address state, local, or non-U.S. tax considerations. This summary assumes that shareholders will hold our common shares as capital assets, within the meaning of Section 1221 of the Code, which generally means as property held for investment.

For the purposes of this summary, a U.S. person is a beneficial owner of our common shares who for U.S. federal income tax purposes is:

●	a citizen or resident of the United States;

●	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

For the purposes of this summary, a U.S. shareholder is a beneficial owner of our common shares who is a U.S. person. A tax exempt organization is a U.S. person who is exempt from U.S. federal income tax under Section 401(a) or 501(a) of the Code. For the purposes of this summary, a non-U.S. person is a beneficial owner of our common shares who is a nonresident alien individual or a non-U.S. corporation for U.S. federal income tax purposes, and a non-U.S. shareholder is a beneficial owner of our common shares who is a non-U.S. person. The term “corporation” includes any entity treated as a corporation for U.S. federal income tax purposes, and the term “partnership” includes any entity treated as a partnership for U.S. federal income tax purposes.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON SHARES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR COMMON SHARES TO ANY PARTICULAR SHAREHOLDER WILL DEPEND ON THE SHAREHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON SHARES.

Taxation of Our Company

We intend to elect to be treated as a REIT under the Code, commencing with the taxable year ending December 31, 2026, however, we may in our sole discretion determine to delay such election until beginning with our taxable year ended December 31, 2027. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to its shareholders if it meets the applicable REIT distribution and other requirements for qualification. We believe that we will be organized, owned and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our proposed ownership, organization and method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code. However, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations (including with respect to matters that we may not control or for which it is not possible to obtain all the relevant facts) and the possibility of future changes in our circumstances or applicable law, no assurance can be given by us that we will so qualify for any particular year or that the IRS will not challenge our conclusions with respect to our satisfaction of the REIT requirements.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code, discussed below. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which we may not control. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Taxation of REITs in General

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our common shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that results generally from investment in a corporation. Rather, income generated by a REIT is generally taxed only at the shareholder level, upon distributions by the REIT.

Even if we qualify for taxation as a REIT, however, we will be subject to U.S. federal income taxation as follows:

●	We will be taxed at regular U.S. federal corporate rates on any undistributed “REIT taxable income”, which is generally the taxable income of the REIT subject to specified adjustments including a deduction for dividends paid.

●	If we have net income from “prohibited transactions”, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

●	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property”, we may thereby avoid (1) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (2) treating any income from such property as non-qualifying for purposes of the REIT gross income tests discussed below, provided however, that the gain from the sale of the property or net income from the operation of the property that would not otherwise qualify for the 75% gross income test but for the foreclosure property election will be subject to U.S. federal corporate income tax at the highest applicable rate (currently 21%).

●	If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the greater of (A) the amount by which we fail the 75% gross income test or (B) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect profitability.

●	If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that do not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of (i) $50,000 or (ii) the product of the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

●	If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

●	If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods (or the required distribution), we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior years), plus (B) retained amounts on which income tax is paid at the corporate level.

●	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our common shareholders, as described below in “—Requirements for Qualification as a REIT”.

●	A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any TRS and any other TRSs we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items because the reported amounts were not consistent with arm’s length amounts.

●	If we fail to qualify for taxation as a REIT because we fail to distribute by the end of the relevant year any earnings and profits we inherit from a taxable C corporation during the year (e.g., by tax-free merger or tax-free liquidation), and the failure is not due to fraud with intent to evade tax, we generally may retain our REIT status by paying a special distribution, but we will be required to pay an interest charge on 50% of the amount of undistributed non-REIT earnings and profits.

●	If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we may be subject to tax on such appreciation at the highest U.S. federal corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 5-year period following their acquisition from the non-REIT corporation.

●	We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a shareholder would include its proportionate share of our undistributed long-term capital gain in its income (to the extent we make a timely designation of such gain to the shareholder), would be deemed to have paid the tax that it paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the shareholder’s basis in our common shares.

●	We may own subsidiaries that will elect to be treated as TRSs and we may hold investments through such TRSs, the earnings of which will be subject to U.S. federal corporate income tax.

●	We will generally be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in real estate mortgage investment conduits (“REMICs”) or “taxable mortgage pools” to the extent our common shares are held in record name by specified tax exempt organizations not subject to tax on unrelated business tax income (“UBTI”) or non-U.S. sovereign investors.

In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including state, local, and non-U.S. income, franchise property and other taxes.

Requirements for Qualification as a REIT

We intend to elect to be taxable as a REIT for U.S. federal income tax purposes for our taxable year ending December 31, 2026, (however, we may in our sole discretion determine to delay such election until beginning with our taxable year ended December 31, 2027), and for all subsequent taxable years. In order to have so qualified, we must meet the requirements discussed below (or as in effect for prior years), relating to our organization, ownership, sources of income, nature of assets and distributions of income to shareholders.

The discussion below summarizes current law except where expressly noted otherwise. We do not believe any differences between the current requirements for qualification as a REIT and the requirements in effect for any prior year have prevented us from qualifying as a REIT for any period.

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT under Sections 856 through 860 of the Code;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)	commencing with its second REIT taxable year, the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

(6)	in which, during the last half of each taxable year, commencing with its second REIT taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” as defined in the Code to include specified entities (the “5/50 Test”);

(7)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)	that has no earnings and profits from any non-REIT taxable year at the close of any taxable year;

(9)	that uses the calendar year for U.S. federal income tax purposes and complies with the record keeping requirements of the Code and the Treasury Regulations promulgated thereunder; and

(10)	that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

For purposes of condition (1), “directors” generally means persons treated as “directors” for purposes of the Investment Company Act, which we believe includes our Manager. Our common shares are generally freely transferable, and we believe that the restrictions on ownership and transfers of our common shares do not prevent us from satisfying condition (2). Although we are organized as a limited liability company, for U.S. federal income tax purposes we have elected to be classified as a corporation in compliance with condition (3). We believe that the shares sold in this offering will allow us to timely comply with conditions (5) and (6). However, depending on the number of shareholders who subscribe for shares in this offering and the timing of subscriptions, we may need to conduct an additional offering of preferred shares to timely comply with (5). For purposes of determining common shares ownership under condition (6) above, a certain stock bonus, pension, or profit-sharing plan, supplemental unemployment compensation benefits plan, a private foundation and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust generally are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above.

To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our common shares. Provided we comply with these record keeping requirements and that we would not otherwise have reason to believe we fail the 5/50 Test after exercising reasonable diligence, we will be deemed to have satisfied the 5/50 Test. In addition, our operating agreement provides restrictions regarding the ownership and transfer of our common shares, which are intended to assist us in satisfying the share ownership requirements described above.

For purposes of condition (9) above, we use a calendar year for U.S. federal income tax purposes, and we intend to comply with the applicable recordkeeping requirements.

Effect of Subsidiary Entities

Ownership of Partnership Interests

In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. For purposes of determining the amount of the REIT’s taxable income that must be distributed, or is subject to tax, the REIT’s share of partnership income is determined under the partnership tax provisions of the Code and will reflect any special allocations of income or loss that are not in proportion to capital interests. Income earned through partnerships retains its character for U.S. federal income tax purposes when allocated among its partners. We intend to obtain covenants from any partnerships in which we invest but do not control to operate in compliance with the REIT requirements, but we may not control any particular partnership into which we invest, and thus no assurance can be given that any such partnerships will not operate in a manner that causes us to fail an income or asset test requirement. In general, partnerships are not subject to U.S. federal income tax. However, if a partnership in which we invest is audited, it may be required to pay the hypothetical increase in partner level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on the audit, unless the partnership elects an alternative method under which the taxes resulting from the adjustment (and interest and penalties) are assessed at the partner level. It is possible that partnerships in which we directly and indirectly invest may be subject to U.S. federal income tax, interest and penalties in the event of a U.S. federal income tax audit.

Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary”, that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly owned by a REIT, by other disregarded subsidiaries of a REIT or by a combination of the two. Single member limited liability companies or other domestic unincorporated entities that are wholly owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests unless they elect TRS status. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries”.

In the event that a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests”.

Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to U.S. federal income tax on its taxable income, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our common shareholders.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes dividend income when it receives distributions of earnings from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of its TRSs in determining the parent REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude the parent REIT from doing directly or through pass-through subsidiaries. If dividends are paid to us by one or more domestic TRSs we may own, then a portion of the dividends that we distribute to shareholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income tax rates. See “—Taxation of Taxable U.S. Shareholders” and “—Annual Distribution Requirements”.

We may hold certain investments through one or more TRSs, including property that we believe would be treated as held primarily for sale to customers in the ordinary course of our trade or business for U.S. federal income tax purposes and that cannot be sold within a statutory safe harbor to avoid the 100% tax on “prohibited transactions” that otherwise would apply to gain from the sale of such property. Generally, a TRS can perform impermissible tenant services without causing us to receive impermissible tenant services income from those services under the REIT income tests. A TRS may also engage in other activities that, if conducted by us other than through a TRS, could result in the receipt of non-qualified income or the ownership of non-qualified assets. However, several provisions regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of U.S. federal income taxation. For example, we will be obligated to pay a 100% penalty tax on some payments that we receive or certain other amounts or on certain expenses deducted by the TRS if the economic arrangements among us, our tenants and/or the TRS are not comparable to similar arrangements among unrelated parties. While we intend to manage the size of our TRSs and dividends from our TRSs in a manner that permits us to qualify as a REIT, it is possible that the equity investments appreciate to the point where our TRSs exceed the thresholds mandated by the REIT rules. In such cases, we could lose our REIT status if we are unable to satisfy certain exceptions for failing to satisfy the REIT income and asset tests. In any event, any earnings attributable to equity interests held in TRSs or origination activity conducted by TRSs will be subject to U.S. federal corporate income tax, and the amount of such taxes could be substantial.

To the extent we hold an interest in a non-U.S. TRS, we may be required to include our portion of its earnings in our income irrespective of whether or not such non-U.S. TRS has made any distributions. Any such income will not be qualifying income for purposes of the 75% gross income test but based on IRS guidance are expected to be qualifying income for purposes of the 95% gross income test.

Gross Income Tests

In order to maintain our qualification as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property”, dividends received from and gains from the disposition of other shares of REITs, interest income derived from mortgage loans secured by real property or by interests in real property, and gains from the sale of real estate assets, including personal property treated as real estate assets, as discussed below (but not including certain debt instruments of publicly-offered REITs that are not secured by mortgages on real property or interests in real property), as well as income from certain kinds of temporary investments. Interest and gain on debt instruments issued by publicly offered REITs that are not secured by mortgages on real property or interests in real property are not qualifying income for purposes of the 75% income test. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Rental Income

Rents we receive will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits derived by any person from such real property. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS and either (i) at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (ii) the property leased is a “qualified lodging facility”, as defined in Section 856(d)(9)(D) of the Code, or a “qualified health care property”, as defined in Section 856(e)(6)(D)(i) of the Code, and certain other conditions are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under such lease (determined based on the fair market values as of the beginning and end of the taxable year), then the portion of rent attributable to the personal property will not qualify as rents from real property.

Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant”. Accordingly, we may not provide “impermissible services” to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a TRS) without giving rise to “impermissible tenant service income”. Impermissible tenant service income is deemed to be at least 150% of the direct cost to us of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not disqualify any other income from the property that qualifies as rents from real property, but the impermissible tenant service income will not qualify as rents from real property.

We do not anticipate deriving rents based in whole or in part on the income or profits of any person, rents from related party tenants, and/or rents attributable to personal property leased in connection with real property that exceeds 15% of the total rents from that property, in sufficient amounts to jeopardize our status as REIT. We also do not anticipate deriving impermissible tenant service income that exceeds 1% of our total income from any property if the treatment of the rents from such property as non-qualifying rents would jeopardize our status as a REIT.

Dividend Income

We may receive material distributions from our TRSs. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

If we invest in an entity treated as a “passive investment foreign company” or “controlled foreign corporation” for U.S. federal income tax purposes, we could be required to include our portion of its earnings in our income prior to the receipt of any distributions. Any such income inclusions would not be treated as qualifying income for purposes of the 75% gross income test but based on IRS guidance are expected to be qualifying income for purposes of the 95% gross income test.

Sale-Leaseback Transactions

We may enter into sale-leaseback transactions. It is possible that the IRS could take the position that specific sale-leaseback transactions (or certain other leases) we treat as true leases are not true leases for U.S. federal income tax purposes but are, instead, financing arrangements or loans. Successful recharacterization of a sale-leaseback transaction (or any other lease) as a financing arrangement or loan could jeopardize our REIT status.

Phantom Income

Due to the nature of the assets in which we may invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets. For example, we may originate debt instruments or mortgage backed securities at a discount from face value. To the extent we originate any instruments at a discount or purchase such instruments at a discount in connection with their original issuance, the discount will be “original issue discount” if it exceeds certain de minimis amounts, which must be accrued on a constant yield method even though we may not receive the corresponding cash payment until maturity. In such cases, the value of the equity interest would result in discount that must be accrued over the life of the loan. We may also acquire debt instruments that provide for interest that accrues or is payable in kind, in which case we will be required to include that income for tax purposes as it accrues rather than when it is paid in cash. To the extent we purchase debt instruments at a discount after their original issuance, the discount may represent “market discount.” Unlike original issue discount, market discount is not required to be included in income on a constant yield method. However, we will be required to treat a portion of any principal payments as ordinary income in an amount equal to the market discount that has accrued while we held the debt instrument. If we ultimately collect less on a debt instrument than our purchase price and any original issue discount or accrued market discount that we have included in income, there may be limitations on our ability to use any losses resulting from that debt instrument.

We may make loans that provide us with rights to participate in the appreciation of the collateral real property securing our debt instrument at specified times or that provide for other contingent payments based on the borrower’s performance. In circumstances where such equity features are part of the loan and not treated as a separate equity investment, we generally will be required to accrue for tax purposes the projected increase in the yield on the loan attributable to the participation feature or contingent payments over the term of the loan, even though we do not receive any cash attributable to the participation feature or contingent payments until some point in the future, if ever. In circumstances where our equity participation is structured as a separate interest from the loans, we will be required to allocate the amount we pay for the loan and the equity interest between those securities and, depending on the circumstances, such allocation may result in additional discount on the loan that must be accrued for tax purposes over the life of the loan (even though no corresponding cash payment is made until later).

We may also acquire debt instruments below par that are subsequently modified by agreement with the borrower. Under applicable Treasury Regulations, these modifications may be treated as a taxable event in which we exchange the old debt instrument for a new debt instrument, the value of which may be treated as equal to the face amount of the new debt instrument. Because our tax basis in such debt instruments may be substantially less than the face value, we could have significant income without any corresponding receipt of cash. Such a modification also may require us to retest the status of the modified loan for purposes of determining whether the loan is fully secured by real property.

In addition, in the event that any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to accrue the unpaid interest as taxable income.

Finally, we may be required under the terms of our indebtedness to use cash received from interest payments to make nondeductible principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our shareholders.

Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements.”

Failure to Satisfy the Gross Income Tests

We monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General”, even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter, we must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets”, cash, cash items, and U.S. Government securities. For this purpose, real estate assets include loans secured by mortgages on real property or on interests in real property to the extent described below, certain mezzanine loans and mortgage backed securities as described below, interests in real property (such as land, buildings, leasehold interests in real property and personal property leased with real property if the rents attributable to the personal property would be rents from real property under the income tests discussed above), shares in other qualifying REITs, debt instruments issued by publicly offered REITs, and stock or debt instruments held for less than one year purchased with the proceeds from an offering of our common shares or certain debt. Second, not more than 25% of our assets may be represented by securities other than those in the 75% asset test. Third, of the assets that do not qualify for purposes of the 75% test and that are not securities of our TRSs: (i) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets, and (ii) we generally may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by us may not exceed 20% of the value of our gross assets. Fifth, not more than 25% of the value of our gross assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.

The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (1) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (2) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into stock and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code. In the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer which (A) are not straight debt or other excluded securities (prior to the application of this rule), and (B) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership). As a result, the straight debt exception would not be available to us with respect to a loan where we also hold an equity participation in the borrower through a TRS.

We believe that our assets have complied or will comply with the above asset tests commencing with the close of our first calendar quarter and that we can operate so that we can continue to comply with those tests. However, our ability to satisfy these asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. For example, we may hold significant assets through our TRSs, and we cannot provide any assurance that the IRS will not disagree with our determinations.

Failure to Satisfy Asset Tests

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which the identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10 million. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps, including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which we identified the failure to satisfy the REIT asset test) and paying a tax equal to the greater of (x) $50,000 or (y) the amount determined by multiplying the net income generated during a specified period by the assets that cause the failure by the highest U.S. federal income tax rate applicable to corporations.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 75% or 95% gross income test if (i) we enter into the hedging transaction in the normal course of business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, and the hedge is clearly identified as specified in Treasury Regulations before the close of the day on which it was acquired, originated, or entered into, (ii) we enter into the hedging transaction primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests or (iii) we enter into the hedging transaction that hedges against transactions described in clause (i) or (ii) and is entered into in connection with the extinguishment of debt or sale of property that are being hedged against by the transactions described in clauses (i) or (ii) and the hedge complies with certain identification requirements. To the extent that we enter into other types of hedging transactions, including hedges of interest rates on any debt we acquire as assets, or do not make proper tax identifications, as applicable, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize its qualification as a REIT, but there can be no assurance that we will be successful in this regard. No assurances can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the gross income tests and that such income will not adversely affect our ability to satisfy the REIT qualification requirements.

Investments in Loans

We are not limited in our ability to make investments in loans. Except as provided below, in cases where a mortgage loan is secured by both real property and other property, if the outstanding principal balance of a mortgage loan during the year exceeds the value of the real property securing the loan at the time we committed to acquire the loan, which may be the case, for instance, if we acquire a “distressed” mortgage loan, including with a view to acquiring the collateral, a portion of the interest accrued during the year will not be qualifying income for purposes of the 75% gross income test applicable to REITs. Similarly, if the value of the mortgage loan exceeds the greater of (i) the current value of the real property securing the loan and (ii) the value of the real property securing the loan at the time we committed to acquire the loan, such excess will not be a qualifying real estate asset. Furthermore, we may be required to retest modified loans that we hold to determine if the modified loan is adequately secured by real property as of the modification date. If the IRS were to assert successfully that our mortgage loans were not properly secured by real estate or that the value of the real estate collateral (at the time of testing, commitment or retesting, as applicable) was otherwise less than the amount of the loan or the value of the loan, as applicable, we could, as mentioned, earn income that is not qualifying for the 75% gross income test and also be treated as holding a non-real estate investment in whole or part, which could result in our failure to qualify as a REIT. However, a mortgage loan secured by both real property and personal property is treated as a qualifying real estate asset and gives rise to qualifying income for purposes of the 75% gross income test if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property even if the real property collateral value is less than the outstanding principal balance of the loan.

We may originate or acquire mortgage or mezzanine loans. The IRS has provided a safe harbor with respect to the treatment of a mezzanine loan as a mortgage loan and therefore as a qualifying asset that generates qualifying income for purposes of the REIT asset tests, but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a qualifying real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% gross income test. However, structuring a mezzanine loan to meet the requirements of the safe harbor may not always be practical. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor, such loans might not be properly treated as qualifying mortgage loans for REIT purposes.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (or a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property for purposes of the income tests, and generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or us. To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person.

We may hold loans with relatively high loan-to-value ratios and/or high yields. Additionally, we may receive equity interests in our borrowers in connection with originating our loans. These features can cause a loan to be treated as equity for U.S. federal income tax purposes. If the IRS were to successfully challenge our treatment of a loan as debt for U.S. federal income tax purposes, we could be deemed to hold non-qualifying assets or to earn non-qualifying income, depending on the assets and activities of the issuer, which in turn could adversely affect our ability to qualify as a REIT.

We may hold indirect participation interests in some loans, rather than direct ownership of the loan. We generally expect to treat our participation interests as an undivided ownership interest in the underlying loan, and thus as a qualifying real estate asset for purposes of the REIT asset tests that also generates qualifying mortgage interest for purposes of the 75% gross income test to the extent that the loan underlying the participation is a qualifying real estate mortgage. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our common shareholders in an amount at least equal to:

(a)	the sum of:

●	90% of our “REIT taxable income” (computed without regard to our deduction for dividends paid and our net capital gains); and

●	90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b)	the sum of specified items of non-cash income that exceeds a percentage of our income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to shareholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each shareholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our common shareholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be “preferential dividends”. A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents. To avoid paying preferential dividends, we must treat every shareholder of the class of shares with respect to which we make a distribution the same as every other shareholder of that class, and we must not treat any class of shares other than according to its dividend rights as a class. Under certain technical rules governing deficiency dividends, we could lose our ability to cure an under-distribution in a year with a subsequent year deficiency dividend if we pay preferential dividends. Preferential dividends potentially include “dividend equivalent redemptions”. Accordingly, we intend to pay dividends pro rata within each class, and to abide by the rights and preferences of each class of our common shares if there is more than one, and will seek to avoid dividend equivalent redemptions. (See “— Taxation of U.S. Shareholders — Redemptions of Common Shares” below for a discussion of when redemptions are dividend equivalent and measures we intend to take to avoid them.) If, however, we qualify as a “publicly offered REIT” (within the meaning of Section 562(c) of the Code) in the future, the preferential dividend rules will cease to apply to us. In addition, the IRS is authorized to provide alternative remedies to cure a failure to comply with the preferential dividend rules, but as of the date hereof, no such authorized procedures have been promulgated.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income”, as adjusted, we will be subject to tax at ordinary U.S. federal corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our common shareholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit or refund, as the case may be, for their proportionate share of the tax paid by us. Our common shareholders would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid corporate income tax. We intend to continue to make timely distributions so that we are not subject to the 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash from operations to meet the distribution requirements, for example, due to timing differences between the actual receipt of cash and the inclusion of the corresponding items in income by us for U.S. federal income tax purposes prior to receipt of such income in cash or non-deductible expenditures. In the event that such shortfalls occur, to meet our distribution requirements it might be necessary to arrange for short-term, or possibly long-term, borrowings, use cash reserves, liquidate non-cash assets at rates or times that we regard as unfavorable or pay dividends in the form of taxable stock dividends. In the case of a taxable stock dividend, shareholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

In the event that we undertake a transaction (such as a tax-free merger) in which we succeed to earnings and profits of a taxable corporation, in addition to the distribution requirements above we also must distribute such non-REIT earnings and profits to our common shareholders by the close the taxable year of the transaction. Such additional dividends are not deductible against our REIT taxable income. We may be able to rectify a failure to distribute any such non-REIT earnings and profits by making distributions in a later year comparable to deficiency dividends noted above and paying an interest charge.

Liquidating distributions generally will be treated as dividends for purposes of the above rules to the extent of current earnings and profits in the year paid provided we complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24 month requirement could require us to sell assets at unattractive prices, distribute unsold assets to a “liquidating trust” for the benefit of our common shareholders, or terminate our status as a REIT. The U.S. federal income tax treatment of a beneficial interest in a liquidating trust would vary significantly from the U.S. federal income treatment of ownership of our common shares.

Excess Inclusion Income

If we directly or indirectly acquire a residual interest in a REMIC or equity interests in a taxable mortgage pool, a portion of our income from such arrangements may be treated as “excess inclusion income”. We are required to allocate any excess inclusion income to our common shareholders in proportion to their dividends. We would be subject to U.S. corporate tax to the extent of any excess inclusion income from the REMIC residual interest or taxable mortgage pool that is allocable to the percentage of our common shares held in record name by “disqualified organizations”, which are generally certain cooperatives, governmental entities and tax-exempt organizations that are exempt from tax on UBTI. Our operating agreement allows us to deduct such taxes from the distributions otherwise payable to the responsible disqualified organizations. Because this tax would be imposed on our Company, however, unless we can recover the tax out of distributions to the disqualified holders, all of our investors, including investors that are not disqualified organizations, would bear a portion of the tax cost associated with the classification of our Company or a portion of our assets as a taxable mortgage pool.

Shareholders who are not disqualified organizations will have to treat our dividends as excess inclusion income to the extent of their allocable shares of our excess inclusion income. This income cannot be offset by net operating losses of our common shareholders. If the shareholder is a tax-exempt entity and not a disqualified organization, then this income is fully taxable as UBTI under Section 512 of the Code. If the shareholder is a foreign person, it would be subject to U.S. federal income tax withholding on this income without reduction or exemption pursuant to any otherwise applicable income tax treaty. If the shareholder is a REIT, a regulated investment company, common trust fund or other pass-through entity, the shareholder’s allocable share of our excess inclusion income could be considered excess inclusion income of such entity.

Prohibited Transactions

Net income we derive from a prohibited transaction outside of a TRS is subject to a 100% tax unless the transaction qualifies for a statutory safe harbor discussed below. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT. The 100% tax will not apply to gains from the sale of property held through a TRS or other taxable corporations (which are taxed at regular corporate rates).

Our opportunistic business strategy includes investments that risk being characterized as investments in properties held primarily for sale to customers in the ordinary course of a trade or business. Thus, we intend to comply with the statutory safe harbor when selling properties outside of a TRS (or when our joint ventures sell properties outside of a TRS) that we believe might reasonably be characterized as held primarily for sale to customers in the ordinary course of a trade or business for U.S. federal income tax purposes, but compliance with the safe harbor may not always be practical. Moreover, because the determination of whether property is held primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances, the IRS or a court might disagree with our determination that any particular property was not so held and therefore assert that a non-safe harbored sale of such property was subject to the 100% penalty tax on the gain from the disposition of the property. One of the factors considered by the courts in determining whether a taxpayer held property primarily for sale to customers in the ordinary course of a trade or business is the frequency and continuity of sales. While the 100% tax will not apply to a safe-harbored sale, safe-harbored sales generally would be taken into account in assessing the frequency and continuity of our sales activity for purposes of analyzing sales outside of the safe harbor.

The potential application of the prohibited transactions tax could cause us to forego potential dispositions of other property or to forego other opportunities that might otherwise be attractive to us (such as developing property for sale), or to undertake such dispositions or other opportunities through a TRS, which would generally result in corporate income taxes being incurred. The amount of such TRS taxes could be substantial.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the highest U.S. federal corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election is in effect will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or property held for sale in the hands of the selling REIT.

Failure to Qualify

In the event that we violate a provision of the Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT under specified relief provisions available to us to avoid such disqualification if (i) the violation is due to reasonable cause and not due to willful neglect, (ii) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (iii) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, we will be subject to U.S. federal corporate income tax. Distributions to our common shareholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current or accumulated earnings and profits, and, subject to limitations of the Code, distributions to our common shareholders will generally be taxable as qualified dividend income, and, subject to certain limitations, dividends in the hands of our corporate U.S. shareholders may be eligible for the dividends received deduction. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Taxation of Taxable U.S. Shareholders

This section summarizes the taxation of U.S. shareholders that are not tax exempt organizations.

Distributions

Provided that we qualify as a REIT, distributions made to our taxable U.S. shareholders out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income tax rates applicable to individual U.S. shareholders who receive dividends from taxable subchapter C corporations. However, for taxable years before January 1, 2026, non-corporate U.S. shareholders may deduct 20% of “qualified REIT dividends”. Qualified REIT dividends eligible for this deduction generally will include our dividends received by a non-corporate U.S. shareholder that we do not designate as capital gain dividends and that are not qualified dividend income. If we fail to qualify as a REIT, such shareholders may not claim this deduction with respect to dividends paid by us. As discussed above, if we realize excess inclusion income from a residual interest in REMIC or a taxable mortgage pool and allocate such excess inclusion income to a taxable U.S. shareholder, that income cannot be offset by net operating losses of such shareholder.

Distributions from us that are designated as capital gain dividends will be taxed to U.S. shareholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. shareholder has held our common shares. To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U.S. shareholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by us on such retained capital gains. U.S. shareholders will increase their adjusted tax basis in our common shares by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. shareholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. shareholders who are individuals and 21% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months generally are subject to a 25% maximum U.S. federal income tax rate for U.S. shareholders who are individuals, to the extent of previously claimed depreciation deductions.

Distributions from us in excess of our current or accumulated earnings and profits will not be taxable to a U.S. shareholder to the extent that they do not exceed the adjusted tax basis of the U.S. shareholder’s common shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of a U.S. shareholder’s common shares, they will be treated as gain from the disposition of the shares and thus will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses, subject to limitations, may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “—Taxation of Our Company” and “—Annual Distribution Requirements”. Such losses, however, are not passed through to U.S. shareholders and do not offset income of U.S. shareholders from other sources, nor do they affect the character of any distributions that are actually made by us.

Dispositions of Our Common Shares

In general, capital gains recognized by individuals and other non-corporate U.S. shareholders upon the sale or disposition of our common shares will be subject to tax at capital gains rates, if such shares were held for more than one year, and will be taxed at ordinary income tax rates if such shares were held for one year or less. Gains recognized by U.S. shareholders that are corporations are subject to U.S. federal corporate income tax, whether or not classified as long-term capital gains.

Capital losses recognized by a U.S. shareholder upon the disposition of our common shares held for more than one year at the time of disposition will be considered long-term capital losses (or short-term capital losses if the shares have not been held for more than one year), and are generally available only to offset capital gain income of the U.S. shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of our common shares by a U.S. shareholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. shareholder as long-term capital gain.

Redemptions of Common Shares

A redemption of shares will be treated under Section 302 of the Code as a taxable distribution unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale or exchange of the redeemed shares. A redemption that is not treated as a sale or exchange will be taxed in the same manner as regular distributions (e.g., ordinary dividend income to the extent paid out of earnings and profits unless properly designated as a capital gain dividend), and a redemption treated as a sale or exchange will be taxed in the same manner as other taxable sales discussed above.

The redemption will be treated as a sale or exchange if it (i) is “substantially disproportionate” with respect to the shareholder, (ii) results in a “complete termination” of the shareholder’s interest in us, or (iii) is “not essentially equivalent to a dividend” with respect to the shareholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the shareholder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular redemption will depend upon the facts and circumstances as of the time the determination is made and the constructive ownership rules are complicated, prospective shareholders are advised to consult their own tax advisers to determine such tax treatment.

If a redemption of shares is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of the property received by the redeeming shareholder. In addition, although guidance is sparse, the IRS could take the position that shareholders who do not participate in any redemption treated as a dividend should be treated as receiving a constructive stock distribution taxable as a dividend in the amount of the increased percentage ownership in us as a result of the redemption, even though such shareholder did not actually receive cash or other property as a result of such redemption. The amount of any such constructive dividend would be added to the nonredeeming shareholder’s basis in his shares. It also is possible that under certain technical rules relating to the deduction for dividends paid, the IRS could take the position that redemptions taxed as dividends impair our ability to satisfy our distribution requirements under the Code. To avoid certain issues related to our ability to comply with the REIT distribution requirements (see “— Qualification as a REIT — Annual Distribution Requirements”), we have implemented procedures designed to track our common shareholders’ percentage interests in our common shares and identify any such dividend equivalent redemptions, and we will decline to effect a redemption to the extent that we believe that it would constitute a dividend equivalent redemption. However, we cannot assure you that we will be successful in preventing all dividend equivalent redemptions.

Liquidating Distributions

Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a U.S. shareholder with respect to our common shares will be treated first as a recovery of the shareholder’s basis in the shares (computed separately for each block of shares) and thereafter as gain from the disposition of our common shares. In general, the U.S. federal income tax rules applicable to REITs likely will require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24 month requirement could require us to distribute unsold assets to a “liquidating trust”. Each shareholder would be treated as receiving a liquidating distribution equal to the value of the liquidating trust interests received by the shareholder. The U.S. federal income tax treatment of ownership an interest in any such liquidating trust would differ materially from the U.S. federal income tax treatment of an investment in our common shares.

Medicare Tax on Unearned Income

U.S. shareholders that are individuals, estates or trusts may be required to pay an additional 3.8% tax on, among other things, dividends on our common shares (without regard to the 20% deduction on ordinary REIT dividends) and capital gains from the sale or other disposition of stock. U.S. shareholders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our common shares.

Treatment of Tax-Exempt U.S. Shareholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that regular distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt U.S. shareholder has not held our common shares as “debt financed property” within the meaning of the Code (that is, where the acquisition or holding of the property is financed through a borrowing by the tax-exempt shareholder) and (2) we do not hold REMIC residual interests or interests in a taxable mortgage pool that gives rise to “excess inclusion income”, distributions from us and income from the sale of our common shares generally should not give rise to UBTI to a tax-exempt U.S. shareholder. Excess inclusion income from REMIC residual interests or interests in a taxable mortgage pool, if any, that we allocate to a tax-exempt U.S. shareholder will be treated as UBTI (or, in the case of a disqualified organization, taxable to us).

Tax-exempt U.S. shareholders that are social clubs, voluntary employee benefit associations or supplemental unemployment benefit trust plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), or (c)(17) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

A pension trust (1) that is described in Section 401(a) of the Code, (2) is tax-exempt under Section 501(a) of the Code, and (3) that owns more than 10% of our common shares could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT”. We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our common shares, or (B) a group of pension trusts, each individually holding more than 10% of the value of our common shares, collectively owns more than 50% of such common shares; and (2) we would not have satisfied the 5/50 Test but for a special rule that permits us to “look-through” such trusts to the ultimate beneficial owners of such trusts in applying the 5/50 Test.

In general, the U.S. federal income tax rules applicable to REITs will require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24 month requirement could require us to distribute unsold assets to a liquidating trust. The U.S. federal income tax treatment of ownership an interest in any such liquidating trust would differ materially from the U.S. federal income tax treatment of an investment in our common shares, including the potential incurrence of income treated as UBTI.

Tax-exempt U.S. shareholders are urged to consult their tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of owning our common shares.

U.S. Taxation of Non-U.S. Shareholders

General

In general, non-U.S. shareholders are not considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common shares. In cases where a non-U.S. shareholder’s investment in our common shares is, or is treated as, effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, dividend income received in respect of our common shares and gain from the sale of our common shares generally will be “income effectively connected to a U.S. trade or business” (“ECI”) subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. shareholder were a U.S. shareholder, and such dividend income may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty) on the income after the application of the income tax in the case of a non-U.S. shareholder that is a corporation. Additionally, non-U.S. shareholders that are nonresident alien individuals who are present in the U.S. for a period or periods aggregating 183 days or more during the taxable year and have a “tax home” in the U.S. are subject to a 30% withholding tax on their capital gains. The remaining discussion below assumes the dividends and gain generated in respect of our common shares is not effectively connected to a U.S. trade or business of the non-U.S. shareholder and that the non-U.S. shareholder is not present in the U.S. for a period or periods aggregating more than 183 days during any taxable year.

FIRPTA

Under the Foreign Investment in Real Property Tax Act (“FIRPTA”), gains from U.S. real property interests (“USRPIs”) are generally treated as ECI subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. shareholder were a U.S. shareholder (and potentially branch profits tax to non-U.S. corporations), and will generate return filing obligations in the United States for such non-U.S. shareholders. USRPIs for purposes of FIRPTA generally include interests in real property located in the United States and loans that provide the lender with a participation in the profits, gains, appreciation (or similar arrangements) of real property located in the United States. Loans secured by real property located in the United States that do not provide the lender with a participation in profits, gains, appreciation (or similar arrangements) of the real property are generally not treated as USRPIs.

In addition, stock of a domestic corporation (including a REIT such as us) will be a USRPI if at least 50% of its real property assets and assets used in a trade or business are USRPIs at any time during a prescribed testing period. We expect that our USRPIs will exceed 50% of our assets. Notwithstanding the foregoing rule, our common shares will not be a USRPI (i) if we are “domestically-controlled”, or (ii) with respect to a selling non-U.S. shareholder if the shares sold are of a class that is regularly traded on an established securities market and the selling non-U.S. shareholder owned, actually or constructively, 10% or less of our outstanding stock of that class at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition or the period of our existence). Special rules apply with respect to a selling non-U.S. shareholder that is a “qualified shareholder” (as described below) or a “qualified foreign pension fund” (as described below).

A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition of the REIT’s common shares or the period of the REIT’s existence), less than 50% in value of its outstanding common shares is held directly or indirectly by foreign persons.

Our common shares are not currently traded on an established securities market, and we have no current intent to list our common shares for trading. We also cannot assure you that we will be domestically-controlled at all times in the future. Thus, we cannot assure you that our common shares are not or will not become USRPIs in the future.

Ordinary Dividends

The portion of dividends received by non-U.S. shareholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of USRPIs, and that we do not designate as a capital gains dividend, will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs (or are not as favorable for REIT dividends as compared to non-REITs). In addition, any portion of the dividends paid to non-U.S. shareholders that are treated as excess inclusion income from REMIC residual interests or interests in a taxable mortgage pool will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate.

Non-Dividend Distributions

A non-U.S. shareholder should not incur tax on a distribution not attributable to gain from our sale or exchange of a USRPI and in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its common shares. Instead, the excess portion of the distribution will reduce the adjusted basis of its common shares. A non-U.S. shareholder generally will not be subject to U.S. federal income tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock unless our common shares constitute USRPIs and no other exception applies to the selling non-U.S. shareholder. If our common shares are USRPIs and no other exception applies to the selling non-U.S. shareholder, distributions in excess of both our earnings and the non-U.S. shareholder’s basis in our common shares will be treated as ECI subject to U.S. federal income tax. Regardless of whether the distribution exceeds basis, we will be required to withhold 15% of any distributions to non-U.S. shareholders in excess of our current year and accumulated earnings (i.e., including distributions that represent a return of the non-U.S. shareholder’s tax basis in our common shares). The withheld amounts will be credited against any U.S. tax liability of the non-U.S. shareholder, and may be refundable to the extent such withheld amounts exceed the shareholder’s actual U.S. federal income tax liability. Even in the event our common shares are not USRPIs, we may choose to withhold on the entire amount of any distribution at the same rate as we would withhold on a dividend because we may not be able to determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits. However, a non-U.S. shareholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits, to the extent such withheld amounts exceed the shareholder’s actual U.S. federal income tax liability.

Capital Gain Dividends and Distributions of FIRPTA Gains

Subject to the exceptions that may apply if our common shares are regularly traded on an established securities market and the special rules for a non-U.S. shareholder that is a “qualified shareholder” or a “qualified foreign pension fund”, each as described below, under a FIRPTA “look-through” rule, any of our distributions to non-U.S. shareholders of gain attributable to the sale of a USRPI will be treated as ECI and subject to the 21% FIRPTA withholding regardless of whether our common shares constitute a USRPI. Amounts treated as ECI under the look-through rule may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty), after the application of the income tax to such ECI, in the case of a non-U.S. shareholder that is a corporation. In addition, we will be required to withhold tax at the highest U.S. federal corporate income tax rate on the maximum amount that could have been designated as capital gains dividends. Capital gain dividends received by a non-U.S. shareholder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income tax. This FIRPTA look through rule also applies to distributions in redemption of shares and liquidating distributions, to the extent they represent distributions of gain attributable to the sale of a USRPI.

A distribution that would otherwise have been treated as gain from the sale of a USRPI under the FIRPTA look-through rule will not be treated as ECI, and instead will be treated as otherwise described herein without regard to the FIRPTA look-through rule, if (1) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. shareholder does not own more than 10% of that class of stock at any time during the one-year period ending on the date on which the distribution is received. We currently are not publicly traded and such rules will not apply unless and until our common shares become “regularly traded” on an established securities exchange in the future.

Dispositions of Our Common Shares

A sale of our common shares by a non-U.S. shareholder generally will not be subject to U.S. federal income tax unless our common shares are a USRPI. Subject to the exceptions that may apply if our common shares were regularly traded on an established securities market (as described above), if our common shares are a USRPI, gain from the sale of our common shares would be ECI to the non-U.S. shareholder unless such non-U.S. shareholder were a qualified shareholder or qualified foreign pension fund, each as described below. If our common shares are not a USRPI, gain from the sale of our common shares would not be subject to U.S. federal income tax.

To the extent our common shares are held directly (or indirectly through one or more partnerships) by a “qualified shareholder”, our common shares will not be treated as a USRPI. Thus, gain from the sale or exchange of our common shares including any distributions treated as gain recognized from the sale or exchange of our common shares) will not be subject to tax unless such gain is treated as effectively connected with the qualified shareholder’s conduct of a U.S. trade or business. Further, to the extent such treatment applies, any distribution to such shareholder will not be treated as gain recognized from the sale or exchange of a USRPI (and capital gain dividends and non-dividend distributions to such shareholder may be treated as ordinary dividends). For these purposes, a qualified shareholder is generally a non-U.S. shareholder that (i)(A) is eligible for treaty benefits under an income tax treaty with the United States that includes an exchange of information program, and the principal class of interests of which is listed and regularly traded on one or more stock exchanges as defined by the treaty, or (B) is a foreign limited partnership organized in a jurisdiction with an exchange of information agreement with the United States and that has a class of regularly traded limited partnership units (having a value greater than 50% of the value of all partnership units) on the New York Stock Exchange or Nasdaq, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code) and (iii) maintains records of persons holding 5% or more of the class of interests described in clauses (i)(A) or (i)(B) above. However, in the case of a qualified shareholder having one or more “applicable investors”, the exception described in the first sentence of this paragraph will not apply to the applicable percentage of the qualified shareholder’s common shares (with “applicable percentage” generally meaning the percentage of the value of the interests in the qualified shareholder held by applicable investors after applying certain constructive ownership rules). The applicable percentage of the amount realized by a qualified shareholder on the disposition of our common shares or with respect to a distribution from us attributable to gain from the sale or exchange of a USRPI will be treated as amounts realized from the disposition of USRPI. Such treatment will also apply to applicable investors in respect of distributions treated as a sale or exchange of our common shares with respect to a qualified shareholder. For these purposes, an “applicable investor” is a person (other than a qualified shareholder) who generally holds an interest in the qualified shareholder and holds more than 10% of our common shares applying certain constructive ownership rules.

For FIRPTA purposes, neither a “qualified foreign pension fund” (as defined below) nor a “qualified controlled entity” (as defined below) will be treated as a non-U.S. shareholder. Accordingly, the U.S. federal income tax treatment of ordinary dividends received by qualified foreign pension funds and qualified controlled entities will be determined without regard to the FIRPTA rules discussed above, and their gain from the sale or exchange of our stock, as well as our capital gain dividends and distributions treated as gain from the sale or exchange of our stock, will not be subject to U.S. federal income tax unless such gain is treated as effectively connected with the qualified foreign pension fund’s (or the qualified controlled entity’s) conduct of a U.S. trade or business. A “qualified foreign pension fund” is an organization or arrangement (i) created or organized under the laws of a foreign country, (ii) established to provide retirement or pension benefits to current or former employees (including self-employed individuals) or their designees by either (A) a foreign country (or one or more political subdivision thereof) as a result of services rendered by such employees to their employers, or (B) one or more employers in consideration for services rendered by such employees to such employers, (iii) which does not have a single participant or beneficiary that has a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information about its beneficiaries is provided, or is otherwise available, to relevant local tax authorities in the country in which it is established or operates and (v) with respect to which, under its local laws, (A) contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate, or (B) taxation of its investment income is deferred, or such income is excluded from its gross income or taxed at a reduced rate. Under the Treasury Regulations, a “qualified controlled entity” also is not treated as a foreign person for purposes of FIRPTA. A qualified controlled entity generally includes a trust or corporation organized under the laws of a foreign country all of the interests of which are held by one or more qualified foreign pension funds either directly or indirectly through one or more qualified controlled entities. The Treasury Regulations also provide that a foreign partnership all of the interests of which are held by “qualified holders” (i.e., qualified foreign pension funds and/or qualified controlled entities), including through one or more partnerships, may certify its status as such and will not be treated as a foreign person for purposes of withholding under Code Section 1445 (and Code Section 1446, as applicable).

Redemptions and Liquidating Distributions

A redemption of shares by a non-U.S. shareholder will be treated as a regular distribution or as a sale or exchange of the redeemed shares under the same rules of Section 302 of the Code that apply to U.S. shareholders and which are discussed above under “Taxation of Taxable U.S. Shareholders—Redemptions of Common Shares”. Subject to the FIRPTA look-through rule, (i) if our common shares are a USRPI, gain from a redemption treated as a sale or exchange of our common shares would be ECI to the non-U.S. shareholder unless such non-U.S. shareholder were a qualified shareholder or qualified foreign pension fund, as described above, and (ii) if our common shares are not a USRPI, gain from a redemption treated as a sale or exchange of our common shares would not be subject to U.S. federal income tax.

Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a non-U.S. shareholder with respect to our common shares will be treated first as a recovery of the shareholder’s basis in the shares (computed separately for each block of shares) and thereafter as gain from the disposition of our common shares. Subject to the FIRPTA look-through rule, (i) if our common shares are a USRPI, gain from a liquidating distribution with respect to our common shares would be ECI to the non-U.S. shareholder unless such non-U.S. shareholder were a qualified shareholder or qualified foreign pension fund, as described above, and (ii) if our common shares are not a USRPI, gain from a liquidating distribution with respect to our common shares would not be subject to U.S. federal income tax. In general, the U.S. federal income tax rules applicable to REITs will require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24 month requirement could require us to distribute unsold assets to a “liquidating trust”. The U.S. federal income tax treatment of ownership an interest in any such liquidating trust would differ materially from the U.S. federal income tax treatment of an investment in our common shares, including the potential incurrence of income treated as ECI and the likely requirement to file U.S. federal income tax returns.

The IRS takes the view that under the FIRPTA look-through rule, but subject to the exceptions described above that may apply to a holder of no more than 10% of our common shares if our common shares are regularly traded on an established securities market, to a qualified shareholder or to a qualified foreign pension fund, distributions in redemption of our common shares and liquidating distributions to non-U.S. shareholders will be treated as ECI and subject to withholding at the highest U.S. federal corporate income tax rate, and also potentially subject to branch profits tax in the case of corporate non-U.S. shareholders, to the extent that the distributions are attributable to gain from the sale of a USRPI, regardless of whether our common shares are USRPIs and regardless of whether the distribution is otherwise treated as a sale or exchange.

Backup Withholding and Information Reporting

We report to our U.S. shareholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. shareholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. shareholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of dividends or capital gain distribution to any U.S. shareholder who fails to certify their non-foreign status.

We must report annually to the IRS and to each non-U.S. shareholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. shareholder resides under the provisions of an applicable income tax treaty. A non-U.S. shareholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common shares within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. shareholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common shares conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. shareholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Accounts and FATCA

Federal legislation commonly referred to as “FATCA” currently imposes withholding taxes on certain U.S. source passive payments to “foreign financial institutions” and certain other non-U.S. entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends to U.S. shareholders who own our common shares through foreign accounts or foreign intermediaries and certain non-U.S. shareholders. The legislation imposes a 30% withholding tax on dividends on our common shares paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign entity is not a financial institution and either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution (that is not otherwise exempt), it must either (1) enter into an agreement with the U.S. Treasury Department requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements or (2) in the case of a foreign financial institution that is resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective investors should consult their tax advisors regarding this legislation.

Distribution Reinvestment Plan

Shareholders who participate in the Plan will recognize taxable income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed distributions will be treated as actual distributions from us to the participating shareholders and will retain the character and U.S. federal income tax effects applicable to all distributions. Shares received under the plan will have a holding period beginning with the day after purchase, and a U.S. federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.

State, Local and Non-U.S. Taxes

We and our common shareholders may be subject to state, local or non-U.S. taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or non-U.S. tax treatment of us and our common shareholders may not conform to the U.S. federal income tax treatment discussed above. Any non-U.S. taxes incurred by us would not pass through to shareholders as a credit against their U.S. federal income tax liability. Prospective shareholders should consult their tax advisors regarding the application and effect of state, local and non-U.S. income and other tax laws on an investment in our common shares.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our common shareholders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in our common shares.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), is a broad statutory framework that governs most U.S. retirement and other U.S. “employee benefit plans” as defined in Section 3(3) of ERISA). ERISA and the rules and regulations of the Department of Labor (the “DOL”) under ERISA contain provisions that should be considered by fiduciaries of employee benefit plans subject to the provisions of Title I of ERISA (“ERISA Plans”) and their legal advisors. In particular, a fiduciary of an ERISA Plan should consider whether an investment in our common shares (or, in the case of a participant-directed defined contribution plan (a “Participant-Directed Plan”), making our common shares available for investment under the Participant-Directed Plan) satisfies the requirements set forth in Part 4 of Title I of ERISA, including the requirements that (1) the investment satisfy the prudence and diversification standards of ERISA, (2) the investment be in the best interests of the participants and beneficiaries of the ERISA Plan, (3) the investment be permissible under the terms of the ERISA Plan’s investment policies and governing instruments and (4) the investment does not give rise to a non-exempt “prohibited transaction” under ERISA and/or Section 4975 of the Code.

In determining whether an investment in our common shares (or making our common shares available as an investment option under a Participant-Directed Plan) is prudent for ERISA purposes, a fiduciary of an ERISA Plan should consider all relevant facts and circumstances including, without limitation, possible limitations on the transferability of our common shares, whether the investment provides sufficient liquidity in light of the foreseeable needs of the ERISA Plan (or the participant account in a Participant-Directed Plan), and whether the investment is reasonably designed, as part of the ERISA Plan’s portfolio, to further the ERISA Plan’s purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment. ERISA regulations require that an ERISA Plan fiduciary base its investment decisions on factors that the fiduciary reasonably determines are relevant to a “risk and return analysis, using appropriate investment horizons consistent with the plan’s investment objectives and taking into account the funding policy of the plan established pursuant to section 402(b)(1) of ERISA”. Such “risk and return factors” may include “the economic effects of climate change and other environmental, social, or governance factors on the particular investment or investment course of action.” It should be noted that we invest our assets in accordance with the investment objectives and guidelines described herein, and that neither our Manager nor any of its affiliates has any responsibility for developing any overall investment strategy for any ERISA Plan (or the participant account in a Participant-Directed Plan) or for advising any ERISA Plan (or participant in a Participant-Directed Plan) as to the advisability or prudence of an investment in us. Rather, it is the obligation of the appropriate fiduciary for each ERISA Plan (or participant in a Participant-Directed Plan) to consider whether an investment in our common shares by the ERISA Plan (or making such shares available for investment under a Participant-Directed Plan in which event it is the obligation of the participant to consider whether an investment in our common shares is advisable), when judged in light of the overall portfolio of the ERISA Plan, meet the prudence, diversification and other applicable requirements of ERISA.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan, as well as those plans that are not subject to ERISA but that are subject to Section 4975 of the Code, such as individual retirement accounts (“IRAs”) and non-ERISA Keogh plans (collectively with ERISA Plans, “Plans”), and certain persons (referred to as “parties in interest” for purposes of ERISA or “disqualified persons” for purposes of the Code) having certain relationships to Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to non-deductible excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code, and the transaction might have to be rescinded. Each original or subsequent purchaser or transferee of our common shares that is or may now become a Plan is responsible for determining whether its acquisition of our common shares will constitute or otherwise result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and otherwise for determining compliance with ERISA and Section 4975 of the Code. In addition, a fiduciary who causes an ERISA Plan to engage in a non-exempt prohibited transaction may be personally liable for any resultant loss incurred by the ERISA Plan and may be subject to other potential remedies.

A Plan that proposes to invest in our common shares (or to make our common shares available for investment under a Participant-Directed Plan) may already maintain a relationship with our Manager or one or more of its affiliates, as a result of which our Manager or such affiliate may be a “party in interest” under ERISA or a “disqualified person” under the Code, with respect to such Plan (e.g., if our Manager or such affiliate provides investment management, investment advisory or other services to that Plan). ERISA (and the Code) prohibits plan assets from being used for the benefit of a party in interest (or disqualified person). This prohibition is not triggered by “incidental” benefits to a party in interest (or disqualified person) that result from a transaction involving the Plan that is motivated solely by the interests of the Plan. ERISA (and the Code) also prohibits a fiduciary from using its position to cause the Plan to make an investment from which the fiduciary, its affiliates or certain parties in which it has an interest would receive a fee or other consideration or benefit. In this circumstance, Plans that propose to invest in our common shares should consult with their counsel to determine whether an investment in our common shares would result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

The Plan Assets Regulation. The DOL has promulgated a final regulation under ERISA, 29 C.F.R. § 2510.3-101 (as modified by Section 3(42) of ERISA, the “Plan Assets Regulation”), that provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets for purposes of applying the fiduciary requirements of Title I of ERISA (including the prohibited transaction rules of Section 406 of ERISA) and the prohibited transaction provisions of Code Section 4975.

Under the Plan Assets Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

●	in securities issued by an investment company registered under the Investment Company Act;

●	in “publicly offered securities”, defined generally as interests that are “freely transferable”, “widely held” and registered with the Commission;

●	in an “operating company” which includes “venture capital operating companies” and “real estate operating companies”; or

●	in which equity participation by “benefit plan investors” is not significant.

The shares will constitute an “equity interest” for purposes of the Plan Assets Regulation, and the shares may not constitute “publicly offered securities” for purposes of the Plan Assets Regulation. In addition, the shares will not be issued by a registered investment company.

The 25% Limit. Under the Plan Assets Regulation, and assuming no other exception applies, an entity’s assets would be deemed to include “plan assets” subject to ERISA and/or Section 4975 of the Code on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interests in the entity is held by “benefit plan investors” (the “25% Limit”). For purposes of this determination, the value of equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee with respect to such assets (or any affiliate of such a person) is disregarded. The term “benefit plan investor” is defined in the Plan Assets Regulation as (a) any employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) any plan that is subject to Section 4975 of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (to the extent of such plan’s investment in the entity). Thus, while our assets would not be considered to be “plan assets” so long as the 25% Limit is not exceeded, no assurances can be given that the 25% Limit will not be exceeded. Our operating agreement provides that if benefit plan investors exceed the 25% Limit, we may redeem their interests at a price equal to the then current NAV per share. We intend to rely on this aspect of the Plan Assets Regulation.

Operating Companies. Under the Plan Assets Regulation, an entity is an “operating company” if it is primarily engaged, directly or through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. In addition, the Plan Assets Regulation provides that the term operating company includes an entity qualifying as a real estate operating company (“REOC”) or a venture capital operating company (“VCOC”). An entity is a REOC if: (i) on its “initial valuation date and on at least one day within each annual valuation period”, at least 50% of the entity’s assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in management or development activities; and (ii) such entity in the ordinary course of its business is engaged directly in the management and development of real estate during the 12-month period. The “initial valuation date” is the date on which an entity first makes an investment that is not a short-term investment of funds pending long-term commitment. An entity’s “annual valuation period” is a pre-established period not exceeding 90 days in duration, which begins no later than the anniversary of the entity’s initial valuation date. Certain examples in the Plan Assets Regulation clarify that the management and development activities of an entity looking to qualify as a REOC may be carried out by independent contractors (including, in the case of a partnership, affiliates of the general partner) under the supervision of the entity. An entity will qualify as a VCOC if (i) on its initial valuation date and on at least one day during each annual valuation period, at least 50% of the entity’s assets, valued at cost, consist of “venture capital investments”, and (ii) the entity, in the ordinary course of business, actually exercises management rights with respect to one or more of its venture capital investments. The Plan Assets Regulation defines the term “venture capital investments” as investments in an operating company (other than a VCOC) with respect to which the investor obtains management rights.

If the 25% Limit is exceeded and we do not exercise our right to redeem benefit plan investors as described above, we may try to operate in a manner that will enable us to qualify as a VCOC or a REOC or to meet such other exception as may be available to prevent our assets from being treated as assets of any investing Plan for purposes of the Plan Assets Regulation. Accordingly, we believe, on the basis of the Plan Assets Regulation, that our underlying assets should not constitute “plan assets” for purposes of ERISA or Section 4975 of the Code. However, no assurance can be given that this will be the case.

If the Company is operated as a REOC or a VCOC, the Company and/or the entities in which we invest may be precluded from making certain types of investments (e.g., investments that would not qualify as “venture capital investments” for a VCOC under the Plan Assets Regulation or investments that would not qualify as investments in real-estate which are managed or developed under the Plan Assets Regulation for a REOC), or may be limited in the amount of such investments, that might otherwise be suitable.

Other Fiduciary and Prohibited Transaction Issues. If our assets are deemed to constitute “plan assets” under ERISA or Section 4975 of the Code, certain of the transactions in which we might normally engage could constitute a non-exempt “prohibited transaction” under ERISA or Section 4975 of the Code. In such circumstances, in our sole discretion, we may void or undo any such prohibited transaction, and we may require each investor that is a “benefit plan investor” under the Plan Assets Regulation to redeem their common shares upon terms that we consider appropriate. In addition, if our assets are deemed to be “plan assets”, any person exercising authority or control over the management or disposition of our assets would be a fiduciary under ERISA and/or Section 4975 of the Code, and, with respect to “benefit plan investors” that are ERISA Plans, subject to the fiduciary duties described in Title I of ERISA, which could restrict the investment strategy of the Company.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA or Section 4975 of the Code may result in the imposition of liability for damages, civil and, in certain instances, criminal penalties and may subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a non-exempt prohibited transaction under the Code, any “disqualified person” within the meaning of Section 4975 of the Code involved in the investment (excluding fiduciaries acting only in their fiduciary capacities) may be subject to the imposition of punitive excise taxes with respect to the amount involved. Prospective investors that are subject to the provisions of Title I of ERISA and/or Code Section 4975 should consult with their counsel and advisors as to the provisions of Title I of ERISA and/or Code Section 4975 relevant to an investment in our common shares.

As discussed above, although IRAs and non-ERISA Keogh plans are not subject to ERISA, they are subject to the provisions of Section 4975 of the Code, prohibiting transactions with “disqualified persons” and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with our Company or any of its respective affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with our Company or any of its respective affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an investment in our common shares with assets of the IRA.

Shares sold by us may be purchased or owned by investors who are investing Plan assets. Our acceptance of an investment by a Plan should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for a Plan or meets all legal requirements with respect to investment by Plans generally or any Plan particularly. In consultation with its advisors, each prospective Plan investor should carefully consider whether an investment in our Company is appropriate for, and permissible under, the terms of the Plan’s governing documents.

Governmental plans, foreign plans and most church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Code Section 4975, may nevertheless be subject to local, foreign, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel and advisors before deciding to invest in our common shares.

Form 5500. Plan administrators of ERISA Plans that acquire shares may be required to report compensation, including indirect compensation, paid in connection with the ERISA Plan’s investment in shares on Schedule C of Form 5500 (Annual Return/Report of Employee Benefit Plan). The descriptions in this memorandum of fees and compensation, including the fees paid to the Manager, are intended to satisfy the disclosure requirement, if any, for “eligible indirect compensation”, for which an alternative reporting procedure on Schedule C of Form 5500 may be available.

PLAN OF DISTRIBUTION

We are offering up to $75,000,000 in our common shares, which represents the maximum offering amount we can raise in any 12-month period pursuant to Regulation A.

The Company plans to market the securities directly on a “best efforts” basis. The Company intends initially to use an offering landing page on the Wahed Real Estate Platform or on our website at www.wahed.com/real-estate, to offer the common shares to eligible investors. Wahed, Inc. recently launched a mobile app-based real estate investment platform, and has transitioned its real estate investment platform to the app. The App is expected to be available to download through www.wahed.com/real-estate as well as App stores. The officers, directors, employees, and advisors of the Manager or its affiliates may participate in the offering. When applicable, the Company intends to prepare written materials and respond to investors after the investors initiate contact with the Company, however no officers, directors, employees or advisors to the Company or its Manager will orally solicit investors. In conducting this offering, such persons of Wahed Real Estate Fund I LLC intend to rely on the exemption from registration contained in Exchange Act Rule 3a4-1. For additional information about the Wahed Real Estate Platform, please see “Offering Summary—About the Wahed Real Estate Platform”.

The offering circular will be furnished to prospective investors in this offering via download 24 hours a day, 7 days a week on the Company’s website www.wahed.com/real-estate and on the Wahed Real Estate App. Prospective investors may subscribe for the common shares in this offering only through the website or the App. In order to subscribe to purchase common shares, a prospective investor must electronically complete, sign and deliver to us an executed subscription agreement like the one filed as an exhibit to the offering statement, of which this offering circular forms a part, and provide funds for its subscription amount in accordance with the instructions provided therein.

The sale of our common shares is being facilitated by Dalmore, which is a registered broker-dealer under the Exchange Act and member of FINRA and is registered in each state where the offer and sales of the common shares will occur, pursuant to a broker-dealer agreement, dated June 6, 2025 (the “Broker-Dealer Agreement”).

Our common shares being offered hereby will be primarily offered by associated persons of ours through the Wahed Real Estate Platform. In conducting this offering, such persons of Wahed Real Estate Fund I LLC intend to rely on the exemption from registration contained in Exchange Act Rule 3a4-1. For additional information about the Wahed Real Estate Platform, please see “Offering Summary—About the Wahed Real Estate Platform”.

The Wahed Real Estate Platform is not subject to the registration requirements of Section 304 of the JOBS Act because it does not offer and sell securities pursuant to Section 4(a)(6) of the Securities Act, and, therefore, does not meet the definition of a “funding portal”.

We reserve the right to reject any investor’s subscription in whole or in part for any reason. If any prospective investor’s subscription is rejected, or the offering is terminated without closing on such investor’s subscription, all funds received from such investors will be returned without interest or deduction.

Further, pursuant to the subscription agreement, the subscriptions are irrevocable by the investor upon the expiration of the period specified in such investor’s state for notice filings before sales may be made in such state, if any.

An investor will become a member of our Company, including for tax purposes, and the shares will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and the Manager accepts the investor as a member. The number of shares issued to an investor will be calculated based on the price per share in effect on the date we receive the subscription.

To the extent that the funds are not ultimately received by us or are subsequently withdrawn by the subscriber, whether due to an ACH chargeback or otherwise, the subscription agreement will be considered terminated, and the subscriber will not be entitled to any shares subscribed for or dividends that may have accrued.

The Company can offer up to $75 million within a rolling 12-month period pursuant to Regulation A. At least every 12 months after this offering has been qualified by the SEC, the Company will file a post-qualification amendment to include the Company’s recent financial statements. The offering covers an amount of securities that we reasonably expect to offer and sell within two years, although the offering statement of which this offering circular forms a part may be used for up to three years and 180 days under certain conditions.

The Company may, in its sole discretion, undertake one or more closings on a rolling basis, and intends to effect a close every 30 days or sooner. After each closing, funds tendered by investors will be available to the Company and the Company will issue common shares to investors. An investor will become a member of the company, including for tax purposes, and the common shares will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and the Company accepts the investor as a member. Not all investors will receive their common shares on the same date.

State Law Exemption and Offerings to “Qualified Purchasers”

Our common shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A). As a Tier 2 offering pursuant to Regulation A, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that our common shares offered hereby are offered and sold only to “qualified purchasers” or at a time when our common shares are listed on a national securities exchange. It is anticipated that sales of securities will only be made in states where Dalmore is registered. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our common shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

Certificates Will Not be Issued

We do not issue certificates. Instead, our common shares are recorded and maintained on our Company’s membership register.

Transferability of our Common Shares

Our common shares are generally freely transferable by our common shareholders subject to any restrictions imposed by applicable securities laws or regulations, compliance with the transfer provisions of our operating agreement related to REIT compliance ownership limits and analogous regulatory compliance and receipt of appropriate documentation. The transfer of any our common shares in violation of the operating agreement will be deemed invalid, null and void, and of no force or effect. Any person to whom our common shares are attempted to be transferred in violation of the operating agreement will not be entitled to vote on matters coming before the shareholders, receive distributions from our Company or have any other rights in or with respect to our common shares. We do not have the ability to reject a transfer of our common shares where all applicable transfer requirements, including those imposed under the transfer provisions of our operating agreement, are satisfied.

Broker

We have engaged Dalmore Group, LLC, a broker-dealer registered with the Commission and a member of FINRA and SIPC, to perform the following administrative and compliance related functions in connection with our offerings, but not for underwriting or placement agent services:

●	Review investor information, including KYC (“Know Your Customer”) data, AML (“Anti Money Laundering”) OFAC compliance background checks (it being understood that KYC and AML processes may be provided by a qualified third party);

●	Review each investor’s subscription agreement to confirm such investor’s participation in the offering and provide a confirmation of completion of such subscription documents to the Company;

●	Contact and/or notify the Company, if needed, to gather additional information or clarification on an investor;

●	Not provide any investment advice or any investment recommendations to any investor;

●	Keep investor details and data confidential and not disclose to any third-party except as required by regulatory agencies or in its performance under the agreement (e.g., as needed for AML and background checks);

●	Coordinate with third party providers to ensure adequate review and compliance;

●	Provide, or coordinate the provision by a third party, of an “invest now” payment processing mechanism.

As compensation for the services listed above, the company has agreed to pay Dalmore a commission equal to 1% of the amount raised in the offering to support the offering on all newly invested funds after the issuance of a No Objection Letter by FINRA. In addition, the Company has paid Dalmore a $5,000 one-time advance expense allowance to cover reasonable out-of-pocket accountable expenses actually anticipated to be incurred by Dalmore in connection with this offering. Dalmore will refund any amount related to this expense allowance to the extent it is not used, incurred or provided to the company. The company has also agreed to pay Dalmore a one-time consulting fee of $20,000 to provide ongoing general consulting services relating to this offering such as coordination with third party vendors and general guidance with respect to the offering, which will be due and payable within 15 days after this offering is qualified by the Commission and the receipt of a No Objection Letter from FINRA.  The Company has also agreed to pay FINRA filing fees of $11,750 related to the filing with FINRA. Assuming the offering is fully-subscribed, the Company estimates that total fees and expenses, including the one-time advance expense allowance fee of $5,000, the consulting fee of $20,000 and the $11,750 initial FINRA filing fee, would initially be $36,750 plus 1% of the aggregate of offering will total up to $786,750.

No Escrow

The proceeds of this offering will not be placed into an escrow account. When we accept subscription payments, common shares will be issued, and investors will become shareholders.

Advertising, Sales and other Promotional Materials

In addition to this offering circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, the past performance of our sponsor and its affiliates, property brochures, articles and publications concerning real estate, or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this offering circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to our common shares, these materials will not give a complete understanding of this offering, us or our common shares and are not to be considered part of this offering circular. This offering is made only by means of this offering circular and prospective investors must read and rely on the information provided in this offering circular in connection with their decision to invest in our common shares.

HOW TO SUBSCRIBE

Subscription Procedures

This is a “best efforts, no minimum” offering. Investors seeking to purchase our common shares who satisfy the “qualified purchaser” standards should proceed as follows:

1.	Go to https://www.wahed.com/real-estate (the Wahed Real Estate Platform is available on the website to download as well as in App stores).

2.	Complete user registration.

3.	Complete profile setup and link a bank account.

4.	Carefully read this offering circular, and any current supplement, as well as any documents described in the offering circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in our Company is suitable for you.

5.	Complete subscriber information and review and sign the subscription agreement;

6.	Based on your account status, the company may ask an Investor to provide identification or accreditation proof documents before accepting the subscription.

7.	If all or a part of your subscription is approved, then the number of common shares you are entitled to subscribe for will be issued to you upon the closing.

By executing the subscription agreement, you agree to be bound by the terms of the subscription agreement and the operating agreement of our Company, as it may be amended from time to time. Our Company, the Manager and Dalmore will rely on the information you provide in the subscription agreement, including the supplemental information you provide in order for the manager and Dalmore to verify your status as a “qualified purchaser.” If any information about your “qualified purchaser” status changes prior to you being issued common shares, please notify the Manager immediately using the contact details set out in the subscription agreement.

Transfer Agent

The Company has engaged United Transfer Agency LLC, doing business as Dalmore Transfer, as its transfer agent.

Arbitration Provisions

The subscription agreement and operating agreement that investors will execute in connection with the offering includes an arbitration provision that applies to claims under the U.S. federal securities laws and to all claims that are related to the Company, including with respect to this offering, our holdings, our common shares, our ongoing operations and the management of our investments, among other matters and limit the ability of investors to bring class action lawsuits or similarly seek remedy on a class basis. Furthermore, because the arbitration provision is contained in our operating agreement, such arbitration provision will also apply to any purchasers of shares in a secondary transaction.

Any arbitration brought pursuant to the arbitration provisions must be conducted in New York City. The term “Claim” as used in the arbitration provisions is very broad and includes any past, present, or future claim, dispute, or controversy involving you (or persons claiming through or connected with you), on the one hand, and us (or persons claiming through or connected with us), on the other hand, relating to or arising out of your subscription agreement, the Wahed Real Estate Platform, and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except an individual Claim that you may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court) the validity or enforceability of the Arbitration Provisions, any part thereof, or the entire subscription agreement. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include (without limitation) matters arising as initial claims, counterclaims, crossclaims, third-party claims, or otherwise. The scope of the Arbitration Provisions is to be given the broadest possible interpretation that will permit it to be enforceable. Based on discussions with and research performed by the Company’s counsel, we believe that the arbitration provisions are enforceable under federal law, the laws of the State of Delaware, or under any other applicable laws or regulations. However, the issue of enforceability is not free from doubt and to the extent that one or more of the provisions in our subscription agreement or our operating agreement with respect to the Arbitration Provisions or otherwise requiring you to waive certain rights were to be found by a court to be unenforceable, we would abide by such decision.

Further, potential investors should consider that each of our subscription agreement and our operating agreement restricts the ability of our common shareholders to bring class action lawsuits or to similarly seek remedy on a class basis, unless otherwise consented to by us. These restrictions on the ability to bring a class action lawsuit are likely to result in increased costs, both in terms of time and money, to individual investors who wish to pursue claims against us.

Jury Trial Waiver

The operating agreement and subscription agreement that investors will execute in connection with the offering provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the agreements that are not otherwise subject to the arbitration provisions. By signing the subscription agreement, an investor will warrant that the investor has reviewed this waiver with the investor’s legal counsel, and knowingly and voluntarily waives his or her jury trial rights following consultation with the investor’s legal counsel. If the Company opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law.

LEGAL MATTERS

Certain legal matters, including the validity of common shares offered hereby, have been passed upon for us by CrowdCheck Law LLP.

ACCOUNTING MATTERS

Our financial statements, which comprise the balance sheet as of March 19, 2025 (inception) included in this offering circular have been audited by Artesian CPA, LLC, an independent certified public accounting firm, as stated in its report appearing herein.

ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

The Company will be required to make annual and semi-annual filings with the Commission. The Company will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous fiscal year. The company will make semi-annual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six months to June 30. The Company will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors, or certain types of capital-raising. The Company will be required to keep making these reports unless it files a Form 1-Z to exit the reporting system, which it will only be able to do if it has less than 300 Interest holders of record and have filed at least one Form 1-K.

At least every 12 months, the Company will file a post-qualification amendment to the offering statement of which this offering circular forms a part, to include the Company’s recent financial statements.

The Company may supplement the information in this offering circular by filing a supplement with the Commission.

All these filings will be available on the Commission’s EDGAR filing system. You should read all the available information before investing.

Relaxed Ongoing Reporting Requirements

If the Company becomes a public reporting company in the future, it will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as the company remains an “emerging growth company,” the Company may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies,” including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in the company’s periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and unit holder approval of any golden parachute payments not previously approved.

If the Company becomes a public reporting company in the future, the Company expects to take advantage of these reporting exemptions until it is no longer an emerging growth company. The company would remain an “emerging growth company” for up to five years, although if the market value of its common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, the Company would cease to be an “emerging growth company” as of the following December 31.

If the Company does not become a public reporting company under the Exchange Act for any reason, the Company will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semi-annual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semi-annual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, the Company will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and its unitholders could receive less information than they might expect to receive from more mature public companies.

WAHED REAL ESTATE FUND I LLC

A Delaware Limited Liability Company

Financial Statement and Independent Auditor’s Report

March 19, 2025 (Inception)

WAHED REAL ESTATE FUND I LLC

TABLE OF CONTENTS

Page

INDEPENDENT AUDITOR’S REPORT	F-2 - F-3

BALANCE SHEET	F-4

NOTES TO THE FINANCIAL STATEMENT	F-5 - F-11

To the Managing Member of

Wahed Real Estate Fund I LLC

Lewes, DE

INDEPENDENT AUDITOR’S REPORT

Opinion

We have audited the accompanying financial statement of Wahed Real Estate Fund I LLC (the “Company”), which comprises the balance sheet as of March 19, 2025 (inception), and the related notes to the financial statement.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of the Company as of March 19, 2025 (inception) in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statement section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statement has been prepared assuming that the Company will continue as a going concern. As described in Note 3 to the financial statement, the Company has not commenced planned principal operations, has not generated revenues or profits, and is reliant upon its managing member for continued funding of its operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statement does not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

In preparing the financial statement, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statement is available to be issued.

Artesian CPA, LLC

1312 17th Street, #462 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

Auditor’s Responsibilities for the Audit of the Financial Statement

Our objectives are to obtain reasonable assurance about whether the financial statement as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statement.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statement, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statement.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Artesian CPA, LLC

Denver, Colorado

August 4, 2025

Artesian CPA, LLC

1312 17th Street, #462 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

WAHED REAL ESTATE FUND I LLC

BALANCE SHEET

As of March 19, 2025 (inception)

ASSETS
Current Assets:
Cash and cash equivalents	$-
Deferred offering costs	35,000
Total Current Assets	35,000

TOTAL ASSETS	$35,000

LIABILITIES AND MEMBER’S EQUITY
Current Liabilities:
Accounts payable	$-
Due to related party	35,000
Total Current Liabilities	35,000

Member’s Equity	-

TOTAL LIABILITIES AND MEMBER’S EQUITY	$35,000

See accompanying Independent Auditor’s Report and accompanying notes, which are an integral part of this financial statement.

WAHED REAL ESTATE FUND I LLC

NOTES TO THE FINANCIAL STATEMENT

As of March 19, 2025 (inception)

NOTE 1: NATURE OF OPERATIONS

Wahed Real Estate Fund I LLC (the “Company”) is a Delaware limited liability company formed on March 19, 2025 under the laws of Delaware, for which Wahed Financial, LLC is the managing member (the “Manager”). The Company intends to allocate the majority of the net proceeds from its Regulation A offering to identify, acquire, maintain and manage a diversified portfolio of single-family residential real estate properties.

As of March 19, 2025 (inception), the Company has not yet commenced operations. Once the Company commences its planned principal operations, it will incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties, including failing to secure funding to commence the Company’s planned operations or failing to profitably operate the business.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statement has been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). The Company’s fiscal year end is December 31.

Use of Estimates

The preparation of the financial statement in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Risk and Uncertainties

The Company has a limited operating history. The Company’s business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company’s control could cause fluctuations in these conditions. These adverse conditions could affect the Company’s financial condition and the results of its operations.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.

See accompanying Independent Auditor’s Report

WAHED REAL ESTATE FUND I LLC

NOTES TO THE FINANCIAL STATEMENT

As of March 19, 2025 (inception)

Deferred Offering Cost

The Company complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below. As of March 19, 2025 (inception), the Company has deferred $35,000 of offering costs.

The Company will reimburse the Manager for out-of-pocket expenses in connection with the Company’s organization and offering expenses, up to a maximum of 1.00% of the gross offering proceeds.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheet approximate their fair value.

Operating Expenses

The Company is responsible for the costs and expenses attributable to the activities of all of its properties. The Manager will bear its own expenses of an ordinary nature.

See accompanying Independent Auditor’s Report

WAHED REAL ESTATE FUND I LLC

NOTES TO THE FINANCIAL STATEMENT

As of March 19, 2025 (inception)

Revenue Recognition

Accounting Standards Codification (“ASC”) Topic 606, “Revenue from Contracts with Customers” establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers.

Revenues will be recognized when control of the promised goods or services is transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements: 1) identify the contract with a customer; 2) identify the performance obligations in the contract; 3) determine the transaction price; 4) allocate the transaction price to performance obligations in the contract; and 5) recognize revenue as the performance obligation is satisfied.

No revenue has been earned or recognized as of March 19, 2025 (inception).

Organizational Costs

In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in this financial statement. Income from the Company is reported and taxed to the member on its individual tax return. The Company intends to elect to be taxed as a corporation. In the Manager’s sole discretion, the Company is permitted, but not required, to elect to be taxed as a REIT.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s financial statement, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statement. The Company believes that its income tax position would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception. The Company is not presently subject to any income tax audit in any taxing jurisdiction.

See accompanying Independent Auditor’s Report

WAHED REAL ESTATE FUND I LLC

NOTES TO THE FINANCIAL STATEMENT

As of March 19, 2025 (inception)

NOTE 3: GOING CONCERN

The accompanying balance sheet has been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a business that has not commenced planned principal operations, plans to incur significant costs in pursuit of its capital financing plans, has not generated any revenues or profits as of March 19, 2025 (inception), and is dependent upon its Manager and its affiliates for continued funding of its cash flow needs. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.

The Company’s ability to continue as a going concern in the next twelve months is dependent upon its ability to obtain capital financing from investors sufficient to meet current and future obligations. No assurance can be given that the Company will be successful in these efforts. The balance sheet does not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4: MEMBER’S EQUITY

No capital has been contributed to the Company as of March 19, 2025 (inception).

The Company is managed by Wahed Financial, LLC (the “Manager”), a Delaware limited liability company and managing member of the Company. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as a management team and appropriate support personnel to the Company.

Distributions to the holders of the Company’s common shares will be allocated on an equal per-share basis.

Distributable cash, as determined by the Manager, will be distributed upon the final accounting of net results from the sale of a property or upon liquidation of the Company, subject to available cash.

No member shall be entitled to withdraw or receive a return of their capital contribution, except to the extent, if any, that distributions made pursuant to the operating agreement or upon dissolution or termination of the Company may be considered as such by law, and then only to the extent provided for in the operating agreement.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

See accompanying Independent Auditor’s Report

WAHED REAL ESTATE FUND I LLC

NOTES TO THE FINANCIAL STATEMENT

As of March 19, 2025 (inception)

NOTE 5: RELATED PARTY TRANSACTIONS

The Company is managed by its sole member, Wahed Financial LLC, the Manager of the Company. Pursuant to the terms of the operating agreement, the Manager will provide certain management services to the Company. The Manager shall direct, manage, and control the Company to the best of its ability and shall have full and complete authority, power, and discretion to make any and all decisions and to do any and all things that such Manager may deem to be reasonably required to accomplish the purpose of the Company.

Subject to certain restrictions and limitations, the Manager is responsible for managing the Company’s affairs on a day-to-day basis and for identifying and making acquisitions and investments on behalf of the Company. The Manager has power and authority on behalf of the Company to amend the operating agreement.

Asset Management Fee

The Company shall pay the Manager a quarterly asset management fee at an annualized rate of 0.75%, payable in arrears, which shall initially be calculated based on the Company’s net offering proceeds as of the end of each calendar quarter. Following the first net asset value (“NAV”) calculation date, the asset management fee shall be calculated based on the Company’s NAV as of the end of the most recently completed quarterly period, or such other period as may be determined by the Manager in its sole discretion, provided that such period shall not be less frequent than annually. The Manager may, in its sole discretion, adjust the amount of the asset management fee from time to time, and any such changes shall be publicly disclosed by the Company in accordance with applicable law.

Sourcing Fee

The Company shall pay a sourcing fee in an amount not to exceed three and one-half percent (3.0%) of the total purchase price of any property in which the Company acquires an equity interest. Such sourcing fee shall be payable to the Manager, as determined in the sole discretion of the Manager.

Disposition Fee

The Company will reimburse the Manager for actual expenses incurred on the Company’s behalf in connection with the liquidation of equity investments in real estate, including closing costs, and the Company will pay 6.0% of the gross proceeds from such sale of such investments to the Manager as a disposition fee. The Manager will be (i) entitled to retain the difference between fees paid to the broker and the six percent (6.0%) charged to the Company and (ii) responsible for any fees in excess of the six percent (6.0%).

Other Services

The Company may retain certain of the Manager’s affiliates, from time to time, for services relating to the Company’s investments or operations, which may include accounting and audit services (including valuation support services), account management services, corporate secretarial services, data management services, directorship services, information technology services, finance/budget services, human resources, judicial processes, legal services, operational services, risk management services, tax services, treasury services, loan management services, construction management services, property management services, special servicing services, leasing services, transaction support services, transaction consulting services and other similar operational matters. Any compensation paid to the Company’s affiliates for any such services will not reduce the asset management fee. Any such arrangements will be at or below market rates.

See accompanying Independent Auditor’s Report

WAHED REAL ESTATE FUND I LLC

NOTES TO THE FINANCIAL STATEMENT

As of March 19, 2025 (inception)

Redemption Fee

Except in the case of exceptional redemptions, the redemption price may be reduced by a fee paid to the Manager as compensation for the administration of the Company’s redemption program.

Reimbursement of Expenses

The Manager or its affiliates will receive reimbursement of reasonable expenses paid or incurred by the Manager or its affiliates in connection with the Company’s operations, including any legal, financial and tax reporting, and accounting costs, which may be paid from capital contributions, operating revenue, or reserves. The Manager may also reimburse members of the Company for such expenses incurred by them in connection with the Company’s operations, as decided in the Manager’s sole discretion. The Company shall pay or reimburse the Manager and its affiliates for the following:

●	Organization and Offering Expenses: The Company will reimburse the Manager for out-of-pocket expenses in connection with organization and offering expenses up to a maximum of 1.0% of the gross offering proceeds.

●	Origination Expenses: The Company will reimburse the Manager for actual expenses incurred in connection with the selection, acquisition or origination of an investment whether or not the Company ultimately acquires or originates the investment.

●	Operating Expenses: The Company will reimburse the Manager or its affiliates for out-of-pocket expenses incurred in connection with the operation, and management of the Company and its investments. Reimbursable expenses may include costs related to legal, accounting, tax, insurance, due diligence, travel, financing, property management or special servicing of any property, and other services performed by third parties, affiliates, or internal personnel, to the extent such services are provided for the benefit of the Company.

Distributions

Distributable cash, as determined by the Manager, will be distributed upon the final accounting of net results from the sale of a property or upon liquidation of the Company, subject to available cash. Distributable cash shall be applied and distributed 100% to the members (pro rata to their interests and which, for the avoidance of doubt, may include the Manager and its affiliates).

See accompanying Independent Auditor’s Report

WAHED REAL ESTATE FUND I LLC

NOTES TO THE FINANCIAL STATEMENT

As of March 19, 2025 (inception)

Due to Related Party

As of March 19, 2025 (inception), Wahed Financial LLC, the Manager of the Company, has paid a down payment of $35,000 for deferred offering costs on behalf of the Company, which remain payable as of March 19, 2025 (inception). There was no formal agreement entered into for these transactions. The balance bears no interest and is considered payable on demand. On July 8, 2025, the Company entered into a formal agreement around this loan. See Note 8.

NOTE 6: RECENT ACCOUNTING PRONOUNCEMENTS

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statement. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

NOTE 7: COMMITMENTS AND CONTINGENCIES

The Company may be subject to pending legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome, if any, arising out of any such matters will have a material adverse effect on its business, financial condition, or results of operations.

NOTE 8: SUBSEQUENT EVENTS

On June 6, 2025, the Company entered into an agreement with Dalmore Group LLC, a registered broker-dealer, to provide dealer-broker services in connection with the Company’s offering activities. As consideration for these services, Wahed Financial LLC (“Manager”), has paid an initial fee of $5,547 for deferred offering costs on behalf of the Company. There was no formal agreement entered into for these transactions. The balance bears no interest and is considered payable on demand.

On July 8, 2025, the Company and Wahed Financial LLC (“Manager”) entered into a formal loan agreement in relation to the $35,000 deferred offering costs as discussed in Note 5. The Manager agreed to provide an unsecured loan of $35,000 to the Company. The loan amount is repayable upon the Manager’s demand, and no interest shall accrue on this loan. This loan is subject to an arm’s length management fee.

Management has evaluated all subsequent events as of August 04, 2025 and there are no additional material events requiring disclosure or adjustment to the financial statement.

See accompanying Independent Auditor’s Report

Appendix A

SUBSCRIPTION AGREEMENT

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE SECURITIES, AND NO PUBLIC MARKET IS EXPECTED TO DEVELOP FOLLOWING THIS OFFERING.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO SUBSCRIBER IN CONNECTION WITH THIS OFFERING OVER THE WEB-BASED PLATFORM MAINTAINED BY THE COMPANY (THE “PLATFORM”) OR THROUGH DALMORE GROUP, LLC (THE “BROKER”). ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

INVESTORS WHO ARE NOT “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE ACT) ARE SUBJECT TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST, AS SET OUT IN SECTION 4. THE COMPANY IS RELYING ON THE REPRESENTATIONS AND WARRANTIES SET FORTH BY EACH SUBSCRIBER IN THIS SUBSCRIPTION AGREEMENT AND THE OTHER INFORMATION PROVIDED BY SUBSCRIBER IN CONNECTION WITH THIS OFFERING TO DETERMINE THE APPLICABILITY TO THIS OFFERING OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

THE COMPANY MAY NOT BE OFFERING THE SECURITIES IN EVERY STATE. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SECURITIES ARE NOT BEING OFFERED.

THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR ACCEPT OR REJECT IN WHOLE OR IN PART ANY PROSPECTIVE INVESTMENT IN THE SECURITIES OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE AMOUNT OF SECURITIES SUCH INVESTOR DESIRES TO PURCHASE. EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR DATE. NEITHER THE DELIVERY NOR THE PURCHASE OF THE SECURITIES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THAT DATE.

NOTICE REGARDING AGREEMENT TO ARBITRATE

ALL INVESTORS ARE REQUIRED TO ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE CITY OF NEW YORK. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

THESE DISPUTE RESOLUTION PROVISIONS APPLY IN ANY LITIGATION RELATING TO THIS SUBSCRIPTION AGREEMENT, THE COMPANY’S COMMON SHARES OR THE COMPANY, INCLUDING CLAIMS UNDER THE U.S. FEDERAL SECURITIES LAWS.

BY AGREEING TO BE SUBJECT TO THE ARBITRATION PROVISION CONTAINED IN THIS SUBSCRIPTION AGREEMENT (WHICH IS ALSO INCLUDED IN THE COMPANY’S OPERATING AGREEMENT), INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

NOTICE REGARDING WAIVER OF SECTION 18-305 RIGHTS

 BY AGREEING TO BE SUBJECT TO THE WAIVER PROVISIONS, INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

TO:	Wahed Real Estate Fund I LLC
27 East 28th Street, 8th Floor
New York, NY 10016

Ladies and Gentlemen:

1. Subscription.

(a) The undersigned (“Subscriber”) hereby subscribes for and agrees to purchase membership interests (referred to herein as “Common Shares” or “Securities”), of Wahed Real Estate Fund I LLC, a Delaware limited liability company (the “Company”), at a purchase price of $10.00 per Common Share (the “Per Security Price”), upon the terms and conditions set forth herein. The minimum subscription is $100.00. The rights of the Common Shares are as set forth in limited liability company agreement, dated [date], as may be amended from time to time (the “Operating Agreement”), filed as an exhibit to the Offering Statement of the Company filed with the SEC (the “Offering Statement”).

(b) Subscriber understands that the Securities are being offered pursuant to an offering circular (the “Offering Circular”) filed with the SEC as part of the Offering Statement (SEC File No. [X]), as may be amended from time to time. By executing this Subscription Agreement as provided herein, Subscriber acknowledges that Subscriber has received access to this Subscription Agreement, copies of the Offering Circular and Offering Statement including exhibits thereto and any other information required by the Subscriber to make an investment decision. It is a condition of the Company’s acceptance of this subscription that Subscriber becomes a party to the Operating Agreement.

(c) The Subscriber’s subscription may be accepted or rejected in whole or in part, at any time prior to the applicable Closing Date (as hereinafter defined), by the Company at its sole discretion. Upon the expiration of the period specified in Subscriber’s state for notice filings before sales may be made in such state, if any, the subscription may no longer be revoked at the option of the Subscriber. In addition, the Company, at its sole discretion, may allocate to Subscriber only a portion of the number of Securities Subscriber has subscribed for. The Company will notify Subscriber whether this subscription is accepted (whether in whole or in part) or rejected. If Subscriber’s subscription is rejected, Subscriber’s payment (or portion thereof if partially rejected) will be returned to Subscriber without interest.

(d) The aggregate number of Securities sold shall not exceed 7,500,000, for maximum aggregate gross proceeds of $75,000,000 (the “Maximum Offering”). The Company may accept subscriptions until the termination of the Offering in accordance with its terms (the “Termination Date”). The Company may elect at any time to close all or any portion of this offering for such subscriptions submitted prior to the Termination Date on various dates (each a “Closing Date”).

(e) In the event of rejection of this subscription in its entirety, or in the event the sale of the Securities (or any portion thereof) is not consummated for any reason, this Subscription Agreement shall have no force or effect, except for Section 5 hereof, which shall remain in force and effect.

(f) The terms of this Subscription Agreement shall be binding upon Subscriber and its transferees, heirs, successors and assigns (collectively, “Transferees”); provided that for any such transfer to be deemed effective, the Transferee shall have executed and delivered to the Company in advance an instrument in a form acceptable to the Company in its sole discretion, pursuant to which the proposed Transferee shall acknowledge, agree, and be bound by the representations and warranties of Subscriber and the terms of this Subscription Agreement.

2. Purchase Procedure.

(a) Payment. The purchase price for the Securities shall be paid simultaneously with the execution and delivery to the Company of the signature page of this Subscription Agreement Subscriber shall deliver a signed copy of this Subscription Agreement, along with payment for the aggregate purchase price of the Securities by ACH electronic transfer or wire transfer to an account designated by the Company, or by any combination of such methods.

(b) The Company shall have the right to reject this Subscriber’s subscription, in whole or in part. The payment of the purchase price (or, in the case of rejection of a portion of the Subscriber’s subscription, the part of the payment relating to such rejected portion) will be returned promptly, without interest or deduction, if Subscriber’s subscription is rejected in whole or in part or if the Offering is withdrawn or canceled.

(c) The undersigned shall receive notice and evidence of the digital entry of the number of the Securities owned by undersigned reflected on the books and records of the Company and verified by United Transfer Agency LLC, doing business as Dalmore Transfer, (the “Transfer Agent”), which books and records shall bear a notation that the Securities were sold in reliance upon Regulation A.

3. Representations and Warranties of the Company.

The Company represents and warrants to Subscriber that the following representations and warranties are true and complete in all material respects as of the date of each Closing Date, except as otherwise indicated. For purposes of this Agreement, an individual shall be deemed to have “knowledge” of a particular fact or other matter if such individual is actually aware of such fact. The Company will be deemed to have “knowledge” of a particular fact or other matter if one of the Company’s current officers has, or at any time had, actual knowledge of such fact or other matter.

(a) Organization and Standing. The Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to own and operate its properties and assets, to execute and deliver this Subscription Agreement, the Operating Agreement and any other agreements or instruments required hereunder. The Company is duly qualified and is authorized to do business and is in good standing as a foreign limited liability company in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

(b) Issuance of the Securities. The issuance, sale and delivery of the Securities in accordance with this Subscription Agreement has been duly authorized by all necessary corporate action on the part of the Company. The Securities, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Subscription Agreement, will be legally and validly issued, fully paid and holders of the Securities will have no obligation to make payments or contributions to the Company or its creditors solely by reason of their ownership of the Securities.

(c) Authority for Agreement. All limited liability company action on the part of the Company necessary for the authorization of this Subscription Agreement, the performance of all obligations of the Company hereunder at a Closing and the authorization, sale, issuance and delivery of the Securities pursuant hereto has been taken or will be taken prior to the applicable Closing Date.

The execution and delivery by the Company of this Subscription Agreement and the consummation of the transactions contemplated hereby (including the issuance, sale and delivery of the Securities) are within the Company’s powers and have been duly authorized by all necessary corporate action on the part of the Company. Upon full execution hereof as provided herein, this Subscription Agreement shall constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by considerations of public policy and by federal or state securities laws.

(d) No filings. Assuming the accuracy of the Subscriber’s representations and warranties set forth in Section 4 hereof, no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official is required by or with respect to the Company in connection with the execution, delivery and performance by the Company of this Subscription Agreement except (i) for such filings as may be required under Regulation A or under any applicable state securities laws, (ii) for such other filings and approvals as have been made or obtained, or (iii) where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not have a material adverse effect on the ability of the Company to perform its obligations hereunder.

(e) Capitalization. The authorized and outstanding securities of the Company immediately prior to the initial investment in the Securities is as set forth “Description of our Common Shares” in the Offering Circular. Except as set forth in the Offering Circular, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), or agreements of any kind (oral or written) for the purchase or acquisition from the Company of any of its securities.

(f) Financial statements. Complete copies of the Company’s financial statements meeting the requirements of Form 1-A under the Securities Act (the “Financial Statements”) have been made available to the Subscriber and appear in the Offering Circular. The Financial Statements are based on the books and records of the Company and fairly present in all material respects the financial condition of the Company as of the respective dates they were prepared and the results of the operations and cash flows of the Company for the periods indicated. The auditing firm, or each firm, which has audited the Financial Statements, is an independent accounting firm within the rules and regulations adopted by the SEC.

(g) Proceeds. The Company shall use the proceeds from the issuance and sale of the Securities as set forth in “Estimated Use of Proceeds” in the Offering Circular.

(h) Litigation. Except as set forth in the Offering Circular, there is no pending action, suit, proceeding, arbitration, mediation, complaint, claim, charge or investigation before any court, arbitrator, mediator or governmental body, or to the Company’s knowledge, currently threatened in writing (a) against the Company or (b) to the Company’s knowledge, against any consultant, officer, manager, director or key employee of the Company arising out of his or her consulting, employment or board relationship with the Company or that could otherwise materially impact the Company.

4. Representations and Warranties of Subscriber. By executing this Subscription Agreement, Subscriber (and, if Subscriber is purchasing the Securities subscribed for hereby in a fiduciary capacity, the person or persons for whom Subscriber is so purchasing) represents and warrants, which representations and warranties are true and complete in all material respects as of such Subscriber’s respective Closing Date(s):

(a) Requisite Power and Authority. Such Subscriber has all necessary power and authority under all applicable provisions of law to execute and deliver this Subscription Agreement, to become a Member (as defined in the Operating Agreement) subject to the Operating Agreement and to execute and deliver other agreements required hereunder and to carry out their provisions. All action on Subscriber’s part required for the lawful execution and delivery of this Subscription Agreement and other agreements required hereunder have been or will be effectively taken prior to the Closing Date. Upon their execution and delivery, this Subscription Agreement and other agreements required hereunder will be valid and binding obligations of Subscriber, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (b) as limited by general principles of equity that restrict the availability of equitable remedies. Subscriber acknowledges that it will become a Member subject to the Operating Agreement upon issuance of the Securities in a Closing.

(b) Investment Representations. Subscriber understands that the Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Subscriber also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Subscriber’s representations contained in this Subscription Agreement.

(c) Illiquidity and Continued Economic Risk. Subscriber acknowledges and agrees that there is no ready public market for the Securities and that there is no guarantee that a market for their resale will ever exist. Subscriber must bear the economic risk of this investment indefinitely and the Company has no obligation to list the Securities on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Securities. Subscriber acknowledges that Subscriber is able to bear the economic risk of losing Subscriber’s entire investment in the Securities. Subscriber also understands that an investment in the Company involves significant risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of Securities.

(d) Accredited Investor Status or Investment Limits. Subscriber represents that either:

(i)	Subscriber is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act. Subscriber represents and warrants that it meets one or more of the criteria set forth in Appendix A attached hereto; or

(ii)	The purchase price of the Securities (including any fee to be paid by the Subscriber), together with any other amounts previously used to purchase Securities in this offering, does not exceed 10% of the greater of the Subscriber’s annual income or net worth.

Subscriber represents that to the extent it has any questions with respect to its status as an accredited investor, or the application of the investment limits, it has sought professional advice.

(e) Shareholder information. Within five days after receipt of a request from the Company, the Subscriber hereby agrees to provide such information with respect to its status as a shareholder (or potential shareholder) and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is or may become subject. Subscriber further agrees that in the event it transfers any Securities, it will require the transferee of such Securities to agree to provide such information to the Company as a condition of such transfer.

(f) Valuation. The Subscriber acknowledges that the price of the Securities was set by the Company on the basis of the Company’s internal valuation and no warranties are made as to value. The Subscriber further acknowledges that future offerings of Securities may be made at lower valuations, with the result that the Subscriber’s investment will bear a lower valuation.

(g) Domicile. Subscriber maintains Subscriber’s domicile (and is not a transient or temporary resident) at the address shown on the signature page.

(h) No Brokerage Fees. There are no claims for brokerage commission, finders’ fees or similar compensation in connection with the transactions contemplated by this Subscription Agreement or related documents based on any arrangement or agreement binding upon Subscriber.

(i) Foreign Investors. If Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”)), Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Subscriber’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

(j) Power of Attorney. Any power of attorney of the Subscriber granted in favor of the Manager contained in the Operating Agreement is a valid and binding obligation of the Subscriber in compliance with the laws of the state, province or jurisdiction in which such agreements were executed.

(k) ERISA. The Subscriber is not, nor is it acting on behalf of, a “benefit plan investor” within the meaning of 29 C.F.R. § 2510.3-101(f)(2), as modified by Section 3(42) of the Employee Retirement Income Security Act of 1974 (such regulation, the “Plan Asset Regulation”, and a benefit plan investor described in the Plan Asset Regulation, a “Benefit Plan Investor”) or Subscriber is a “Benefit Plan Investor” or acting or behalf of one and has completed or will complete within thirty (30) days of becoming a Subscriber and returned to the company an ERISA Benefit Plan Investor questionnaire, as set forth in Appendix B attached hereto,.  For the avoidance of doubt, the term Benefit Plan Investor includes all employee benefit plans subject to Part 4, Subtitle B, Title I of ERISA, any plan to which Section 4975 of the Code applies and any entity, including any insurance company general account, whose underlying assets constitute “plan assets”, as defined under the Plan Asset Regulation, by reason of a Benefit Plan Investor’s investment in such entity.

(l) Ownership Limitation. The Subscriber acknowledges and agrees that, pursuant to the terms of the operating agreement, the Subscriber generally cannot own, or be deemed to own by virtue of certain attribution provisions of the Code, and as set forth in the operating agreement, either more than 9.8% in value or in number of the Company’s Common Shares, whichever is more restrictive, or more than 9.8% in value or in number of the Company’s shares, whichever is more restrictive. The Operating Agreement will include additional restrictions on ownership, including ownership that would result in (i) us being “closely held” within the meaning of Section 856(h) of the Code, (ii) us failing to qualify as a REIT or (iii) the Company’s shares being beneficially owned by fewer than 100 persons (as determined under Section 856(a)(5) of the Code). The Subscriber also acknowledges and agrees that, pursuant to the terms of the Operating Agreement, the Subscriber’s ownership of the Company’s Common Shares cannot cause any other person to violate the foregoing limitations on ownership.

(m) Tax Forms. The Subscriber will also need to complete an IRS Form W-9 or the appropriate Form W-8, which should be returned directly to the Company via the Wahed Resal Estate Platform or as otherwise notified to the Subscriber in writing. The Subscriber certifies that the information contained in the executed copy (or copies) of IRS Form W-9 or appropriate IRS Form W-8 (and any accompanying required documentation), as applicable, when submitted to the Company will be true, correct and complete. The Subscriber shall (i) promptly inform the Company of any change in such information, and (ii) furnish to the Company a new properly completed and executed form, certificate or attachment, as applicable, as may be required under the Internal Revenue Service instructions to such forms, the Code or any applicable Treasury Regulations or as may be requested from time to time by the Company.

(n) OFAC Requirements. The Subscriber should check the Office of Foreign Assets Control (“OFAC”) website at http://www.treas.gov/ofac before making the following representations. The Subscriber represents that the amounts invested by it in the Company in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals.  The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals, including specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs, or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists. Furthermore, to the best of the Subscriber’s knowledge, none of: (a) the Subscriber; (b) any person controlling or controlled by the Subscriber; (c) if the Subscriber is a privately-held entity, any person having a beneficial interest in the Subscriber; or (d) any person for whom the Subscriber is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs.  Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in this paragraph.  The Subscriber agrees to promptly notify the Company should the Subscriber become aware of any change in the information set forth in these representations.  The Subscriber understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Subscriber, either by prohibiting additional subscriptions from the Subscriber, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and the Company may also be required to report such action and to disclose the Subscriber’s identity to OFAC.  The Subscriber further acknowledges that the Company may, by written notice to the Subscriber, suspend the redemption rights, if any, of the Subscriber if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any of the Company’s other service providers.  These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

(o) Politically Exposed Persons. To the best of the Subscriber’s knowledge, none of: (a) the Subscriber; (b) any person controlling or controlled by the Subscriber; (c) if the Subscriber is a privately-held entity, any person having a beneficial interest in the Subscriber; or (d) any person for whom the Subscriber is acting as agent or nominee in connection with this investment is a senior foreign political figure or an immediate family member or close associate of a senior foreign political figure.  A “senior foreign political figure” is a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.  “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.  A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

(p) Foreign Financial Institutions. If the Subscriber is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Subscriber receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Subscriber represents and warrants to the Company that: (a) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (b) the Foreign Bank maintains operating records related to its banking activities; (c) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (d) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

(q) Company Information. Subscriber has read the Offering Circular filed with the SEC, including the section titled “Risk Factors.” Subscriber understands that the Company is subject to all the risks that apply to early-stage companies, whether or not those risks are explicitly set out in the Offering Circular. Subscriber acknowledges that no representations or warranties have been made to Subscriber, or to Subscriber’s advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition.

(r) Neither the Company nor the Platform is an Investment Adviser. Subscriber understands that neither the Company nor the Platform is registered under the Investment Company Act of 1940 or the Investment Advisers Act of 1940.

5. Survival of Representations and Indemnity. The representations, warranties and covenants made by the Subscriber herein shall survive the Termination Date. The Subscriber agrees to indemnify and hold harmless the Company, the Manager, its affiliates and their respective officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach of failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any other document furnished by the Subscriber to any of the foregoing in connection with this transaction.

6. Governing Law; Jurisdiction. This Subscription Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to principles of conflict of laws.

EACH OF THE SUBSCRIBER AND THE COMPANY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED WITHIN DELAWARE AND NO OTHER PLACE AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS SUBSCRIPTION AGREEMENT NOT ARISING UNDER THE FEDERAL SECURITIES LAWS MAY BE LITIGATED IN SUCH COURTS.

EACH OF SUBSCRIBER AND THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN THE MANNER AND IN THE ADDRESS SPECIFIED IN SECTION 7 AND THE SIGNATURE PAGE OF THIS SUBSCRIPTION AGREEMENT.

7. Notices. Notice, requests, demands and other communications relating to this Subscription Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given if and when (a) delivered personally, on the date of such delivery; or (b) mailed by registered or certified mail, postage prepaid, return receipt requested, in the third day after the posting thereof; or (c) emailed, telecopied or cabled, on the date of such delivery to the address of the respective parties as follows:

If to the Company, to: Wahed Real Estate Fund I LLC 27 East 28th Street, 8th Floor New York, NY 10016 Attn: Ahmar Shaikh Email: [ ]	with a required copy to: CrowdCheck Law LLP 700 12th St NW, Suite 700 Washington, DC 20005 Attn: Jeanne Campanelli Email: [ ]
If to a Subscriber, to Subscriber’s address as shown on the signature page hereto.

or to such other address as may be specified by written notice from time to time by the party entitled to receive such notice. Any notices, requests, demands or other communications by telecopy or cable shall be confirmed by letter given in accordance with (a) or (b) above.

8. Miscellaneous.

(a) All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require.

(b) This Subscription Agreement is not transferable or assignable by Subscriber.

(c) The representations, warranties and agreements contained herein shall be deemed to be made by and be binding upon Subscriber and its heirs, executors, administrators and successors and shall inure to the benefit of the Company and its successors and assigns.

(d) None of the provisions of this Subscription Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and Subscriber.

(e) In the event any part of this Subscription Agreement is found to be void or unenforceable, the remaining provisions are intended to be separable and binding with the same effect as if the void or unenforceable part were never the subject of agreement.

(f) The invalidity, illegality or unenforceability of one or more of the provisions of this Subscription Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Subscription Agreement in such jurisdiction or the validity, legality or enforceability of this Subscription Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

(g) This Subscription Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

(h) The terms and provisions of this Subscription Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person.

(i) The headings used in this Subscription Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

(j) This Subscription Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(k) If any recapitalization or other transaction affecting the stock of the Company is effected, then any new, substituted or additional securities or other property which is distributed with respect to the Securities shall be immediately subject to this Subscription Agreement, to the same extent that the Securities, immediately prior thereto, shall have been covered by this Subscription Agreement.

(l) No failure or delay by any party in exercising any right, power or privilege under this Subscription Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

9. Electronic Delivery. The Subscriber hereby consents and agrees that, to the fullest extent permitted by applicable law, including those required under federal securities laws, the Company may deliver all documents, notices, and other materials, including but not limited to those required to be delivered under federal securities laws, by electronic mail to the email address provided by the Subscriber. This consent shall remain in effect unless and until revoked in writing by the Subscriber and delivered to the Company in accordance with the notice provisions of this Subscription Agreement. The Subscriber acknowledges that it is their responsibility to ensure that the Company has a current and valid email address on file and that they have access to the necessary hardware and software to receive, view, and retain such electronic communications.

10. Subscription Procedure. Each Subscriber, by providing his or her information, including name, address and subscription amount, and clicking “accept” and/or checking the appropriate box on the online investment platform (“Online Acceptance”), confirms such Subscriber’s information and his or her investment through the platform and confirms such Subscriber’s electronic signature to this Subscription Agreement. Each party hereto agrees that (a) Subscriber’s electronic signature as provided through Online Acceptance is the legal equivalent of his or her manual signature on this Subscription Agreement and constitutes execution and delivery of this Subscription Agreement by Subscriber, (b) the Company’s acceptance of Subscriber’s subscription through the platform and its electronic signature hereto is the legal equivalent of its manual signature on this Subscription Agreement and constitutes execution and delivery of this Subscription Agreement by the Company and (c) each party’s execution and delivery of this Subscription Agreement as provided in this Section 10 establishes such party’s acceptance of the terms and conditions of this Subscription Agreement.

11. Consent to Electronic Delivery of Tax Documents.

(a) Please read this disclosure about how the Company will provide certain documents (“Tax Documents”) that it is required by the Internal Revenue Service (the “IRS”) to send to you in connection with your Common Shares. A Tax Document provides important information you need to complete your tax returns. Tax Documents include Form 1099. Occasionally, the Company is required to send you corrected Tax Documents. Additionally, the Company may include inserts with your Tax Documents. The Company is required to send Tax Documents to you in writing, which means in paper form. When you consent to electronic delivery of your Tax Documents, you will be consenting to delivery of Tax Documents, including these corrected Tax Documents and inserts, electronically instead of in paper form.

(b) By executing this Subscription Agreement, you are consenting in the affirmative that the Company may send Tax Documents to you electronically, and acknowledging that you are able to access Tax Documents from the Wahed Real Estate Platform, which are made available under “Account > Documents” or at such other location which the Company shall provide to the subscriber in writing. If you subsequently withdraw consent to receive Tax Documents electronically, a paper copy will be provided. Your consent to receive the Tax Documents electronically continues for every tax year until you withdraw your consent.

(c) You will receive an electronic notification via email when your Tax Documents are ready for access on the Wahed Real Estate Platform. Your Tax Documents are maintained on the platform or digital location through at least October 15 of the applicable tax year, at a minimum, should you ever need to access them again.

(d) To obtain a paper copy of your Tax Documents, you can print one by visiting the Wahed Real Estate Platform. You can also contact the Company at realestate@wahed.com and request a paper copy.

(e) You can withdraw your consent before the Tax Document is furnished by mailing a letter including your name, mailing address, effective tax year, and indicating your intent to withdraw consent to the electronic delivery of Tax Documents to:

Wahed Real Estate Fund I LLC

27 East 28th Street, 8th Floor

New York, NY 10016

If you withdraw consent to receive Tax Documents electronically, a paper copy will be provided. Your consent to receive the Tax Documents electronically continues for every tax year until you withdraw your consent.

(f) The Company may terminate your request for electronic delivery of Tax Documents without your withdrawal of consent in writing in the following instances:

●	You do not have a password for your account on the Wahed Real Estate Platform

●	Your account is closed

●	You were removed from the Wahed account

●	Your role or authority on the account changed in a manner that no longer allows you to consent to electronic delivery

●	The Company received three consecutive email notifications that indicate your email address is no longer valid

●	The Company cancels the electronic delivery of Tax Documents

(g) You must promptly notify the Company of a change of your email address. If your mailing address, email address, telephone number or other contact information changes, you may also provide updated information by contacting us at support-WREF1@wahed.com.

(h) The Subscriber acknowledges that it has access to the necessary hardware and software to receive, view, and retain such Tax Documents electronically.

12. Arbitration.

(a)	Either party may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a Claim be final and binding arbitration pursuant to this Section 12 (this “Arbitration Provision”). The arbitration shall be conducted in New York City. As used in this Arbitration Provision, “Claim” shall include any past, present, or future claim, dispute, or controversy involving you (or persons claiming through or connected with you), on the one hand, and the Company and Wahed Real Estate Platform (the “Site”) (or persons claiming through or connected with the Company or the Site), on the other hand, relating to or arising out of this Subscription Agreement, the Site, and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except to the extent provided otherwise in the last sentence of subsection (e) below) the validity or enforceability of this Arbitration Provision, any part thereof, or the entire Subscription Agreement. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include (without limitation) matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise. This Arbitration Provision applies to claims under the U.S. federal securities laws and to all claims that that are related to the Company, including with respect to this offering, the Company’s holdings, the common shares, the Company’s ongoing operations and the management of its investments, among other matters. The scope of this Arbitration Provision is to be given the broadest possible interpretation that is enforceable.

(b)	The party initiating arbitration shall do so with the American Arbitration Association (the “AAA”) or JAMS. The arbitration shall be conducted according to, and the location of the arbitration shall be determined in accordance with, the rules and policies of the administrator selected, except to the extent the rules conflict with this Arbitration Provision or any countervailing law. In the case of a conflict between the rules and policies of the administrator and this Arbitration Provision, this Arbitration Provision shall control, subject to countervailing law, unless all parties to the arbitration consent to have the rules and policies of the administrator apply.

(c)	If the Company elects arbitration, the Company shall pay all the administrator’s filing costs and administrative fees (other than hearing fees). If you elect arbitration, filing costs and administrative fees (other than hearing fees) shall be paid in accordance with the rules of the administrator selected, or in accordance with countervailing law if contrary to the administrator’s rules. The Company shall pay the administrator’s hearing fees for one full day of arbitration hearings. Fees for hearings that exceed one day will be paid by the party requesting the hearing, unless the administrator’s rules or applicable law require otherwise, or you request that the Company pay them and the Company agrees to do so. Each party shall bear the expense of its own attorney’s fees, except as otherwise provided by law. If a statute gives you the right to recover any of these fees, these statutory rights shall apply in the arbitration notwithstanding anything to the contrary herein.

(d)	Within 30 days of a final award by the arbitrator, a party may appeal the award for reconsideration by a three-arbitrator panel selected according to the rules of the arbitrator administrator. In the event of such an appeal, an opposing party may cross-appeal within 30 days after notice of the appeal. The panel will reconsider de novo all aspects of the initial award that are appealed. Costs and conduct of any appeal shall be governed by this Arbitration Provision and the administrator’s rules, in the same way as the initial arbitration proceeding. Any award by the individual arbitrator that is not subject to appeal, and any panel award on appeal, shall be final and binding, except for any appeal right under the Federal Arbitration Act (the “FAA”), and may be entered as a judgment in any court of competent jurisdiction.

(e)	The Company agrees not to invoke its right to arbitrate an individual Claim that you may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court. EXCEPT AS EXPRESSLY PROVIDED IN THIS SUBSCRIPTION AGREEMENT, NO ARBITRATION SHALL PROCEED ON A CLASS, REPRESENTATIVE, OR COLLECTIVE BASIS (INCLUDING AS PRIVATE ATTORNEY GENERAL ON BEHALF OF OTHERS), EVEN IF THE CLAIM OR CLAIMS THAT ARE THE SUBJECT OF THE ARBITRATION HAD PREVIOUSLY BEEN ASSERTED (OR COULD HAVE BEEN ASSERTED) IN A COURT AS CLASS REPRESENTATIVE, OR COLLECTIVE ACTIONS IN A COURT.

(f)	Unless otherwise provided in this Subscription Agreement or consented to in writing by all parties to the arbitration, no party to the arbitration may join, consolidate, or otherwise bring claims for or on behalf of two or more individuals or unrelated corporate entities in the same arbitration unless those persons are parties to a single transaction. Unless consented to in writing by all parties to the arbitration, an award in arbitration shall determine the rights and obligations of the named parties only, and only with respect to the claims in arbitration, and shall not (i) determine the rights, obligations, or interests of anyone other than a named party, or resolve any Claim of anyone other than a named party, or (ii) make an award for the benefit of, or against, anyone other than a named party. No administrator or arbitrator shall have the power or authority to waive, modify, or fail to enforce this subsection (f), and any attempt to do so, whether by rule, policy, arbitration decision or otherwise, shall be invalid and unenforceable. Any challenge to the validity of this subsection (f) shall be determined exclusively by a court and not by the administrator or any arbitrator.

(g)	This Arbitration Provision is made pursuant to a transaction involving interstate commerce and shall be governed by and enforceable under the FAA. The arbitrator will apply substantive law consistent with the FAA and applicable statutes of limitations. The arbitrator may award damages or other types of relief permitted by applicable substantive law, subject to the limitations set forth in this Arbitration Provision. The arbitrator will not be bound by judicial rules of procedure and evidence that would apply in a court. The arbitrator shall take steps to reasonably protect confidential information.

(h)	This Arbitration Provision shall survive (i) suspension, termination, revocation, closure, or amendments to this Subscription Agreement and the relationship of the parties; (ii) the bankruptcy or insolvency of any party hereto or other party; and (iii) any transfer of any loan or Common Share or any amounts owed on such loans or notes, to any other party. If any portion of this Arbitration Provision other than subsection (e) is deemed invalid or unenforceable, the remaining portions of this Arbitration Provision shall nevertheless remain valid and in force. If arbitration is brought on a class, representative, or collective basis, and the limitations on such proceedings in subsection (e) are finally adjudicated pursuant to the last sentence of subsection (e) to be unenforceable, then no arbitration shall be had. In no event shall any invalidation be deemed to authorize an arbitrator to determine Claims or make awards beyond those authorized in this Arbitration Provision.

(i)	You also acknowledge that the requirement to arbitrate disputes contained in this Section 12 and the waiver of court and jury rights contained in Section 13 are also in the Operating Agreement and that subsequent holders of the Company’s Common Shares will also be subject to such provisions.

(j)	BY AGREEING TO BE SUBJECT TO THE ARBITRATION PROVISION CONTAINED IN THIS SUBSCRIPTION AGREEMENT, INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

13. Waiver of Court & Jury Rights. THE PARTIES ACKNOWLEDGE THAT THEY HAVE A RIGHT TO LITIGATE CLAIMS THROUGH A COURT BEFORE A JUDGE, BUT WILL NOT HAVE THAT RIGHT IF ANY PARTY ELECTS ARBITRATION PURSUANT TO THIS ARBITRATION PROVISION. THE PARTIES HEREBY KNOWINGLY AND VOLUNTARILY WAIVE THEIR RIGHTS TO LITIGATE SUCH CLAIMS IN A COURT UPON ELECTION OF ARBITRATION BY ANY PARTY. THE PARTIES HERETO WAIVE A TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS AGREEMENT, THE COMMON SHARES OR ANY OTHER AGREEMENTS RELATED THERETO.

14. Waiver of Section 18-305 Rights. By executing this Subscription Agreement, the Subscriber expressly and completely waives, to the fullest extent permitted by law, its rights to request to review and obtain information relating to and maintained by the Company, including, but not limited to, names and contact information of the Company’s members, information listed in Section 18-305 of the Delaware Limited Liability Company Act, as amended, and any other information deemed to be confidential by the Company in its sole discretion. In addition, by executing this Subscription Agreement, Subscriber expressly agrees not to seek to compel the Company to produce any information described in the preceding sentence or pursuant to any statutory scheme or provision. BY AGREEING TO BE SUBJECT TO THE WAIVER PROVISIONS, SUBSCRIBER WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

[SIGNATURE PAGE FOLLOWS]

WAHED REAL ESTATE FUND I LLC

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

The undersigned, desiring to purchase Common Shares of Wahed Real Estate Fund I LLC, by executing this signature page, hereby executes, adopts and agrees to all terms, conditions and representations of the Subscription Agreement.

(a) The number of Common Shares the undersigned hereby irrevocably subscribes for is:	______________ (print number of Securities)
(b) The aggregate purchase price (based on a purchase price of $10.00 per Security) for the Common Shares the undersigned hereby irrevocably subscribes for is:	$_____________ (print aggregate purchase price)

(c) The Securities being subscribed for will be owned by, and should be recorded on the Company’s books as held in the name of:
___________________________________________ (print name of owner or joint owners)

(d) The Subscriber is Benefit Plan Investor	Yes ☐ No ☐

If the Securities are to be purchased in joint names, both Subscribers must sign:

________________________________________

Signature

________________________________________

Name (Please Print)

________________________________________

Email address

________________________________________

Address

________________________________________

________________________________________

Telephone Number

________________________________________

Social Security Number/EIN

________________________________________

Date

________________________________________

Signature

________________________________________

Name (Please Print)

________________________________________

Email address

________________________________________

Address

________________________________________

________________________________________

Telephone Number

________________________________________

Social Security Number

________________________________________

Date

* * * * *

This Subscription is accepted on _____________, 202X	WAHED REAL ESTATE FUND I LLC

By:
Name:
Title:

APPENDIX A

An accredited investor, as defined in Rule 501(a) of the Securities Act of 1933, as amended, includes the following categories of investor:

(1) Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act of 1940; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(3) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5) Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, exceeds $1,000,000.

(i) Except as provided in paragraph (5)(ii) of this section, for purposes of calculating net worth under this paragraph (5):

(A) The person’s primary residence shall not be included as an asset;

(B) Indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(C) Indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

(ii) Paragraph (5)(i) of this section will not apply to any calculation of a person’s net worth made in connection with a purchase of securities in accordance with a right to purchase such securities, provided that:

(A) Such right was held by the person on July 20, 2010;

(B) The person qualified as an accredited investor on the basis of net worth at the time the person acquired such right; and

(C) The person held securities of the same issuer, other than such right, on July 20, 2010.

(6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in §230.506(b)(2)(ii);

(8) Any entity in which all of the equity owners are accredited investors;

(9) Any entity, of a type of not listed in paragraphs (1), (2), (3), (7), or (8), not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

(10) Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status;

(11) Any natural person who is a “knowledgeable employee,” as defined in rule 3c-5(a)(4) under the Investment Company Act of 1940 (17 CFR 270.3c-5(a)(4)), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act;

(12) Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1):

(i) With assets under management in excess of $5,000,000,

(ii) That is not formed for the specific purpose of acquiring the securities offered, and

(iii) Whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; and

(13) Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1)), of a family office meeting the requirements in paragraph (12) of this section and whose prospective investment in the issuer is directed by such family office pursuant to paragraph (12)(iii).

APPENDIX B

Benefit Plan Accounts Questionnaire

General Information

1.	Is the Subscriber (1) an employee benefit plan subject to the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (2) a “plan” subject to Section 4975 of the Code, (3) an entity that otherwise constitutes a “benefit plan investor” within the meaning of any Department of Labor regulation promulgated under Section 3(42) of ERISA, (a party described in (1), (2), or (3), a “Plan”), or (4) an entity whose underlying assets include “plan assets” for purposes of ERISA by reason of a Plan’s investment in the Subscriber (a “Plan Asset Entity”)?

☐ Yes ☐ No

2.	Is the Subscriber a Plan that is both voluntary and contributory?

☐ Yes ☐ No

3.	If the Subscriber is a Plan, have beneficiaries of the Plan been provided the opportunity to decide individually whether or not to participate, or the extent of their participation, in the Plan’s investment in the Company (i.e., have beneficiaries of the Plan been permitted to determine whether their capital will form part of the specific capital invested by the Plan in the Company)?

☐ Yes ☐ No

4.	Is the Subscriber either (1) an insurance company general account the underlying assets of which include “plan assets” for purposes of ERISA or (2) a Plan Asset Entity?

☐ Yes ☐ No
If the answer is “Yes”, the maximum percentage of the Subscriber constituting “plan assets” will be:

(Note that the Subscriber has an obligation under the Subscription Agreement to promptly notify the Company if this percentage is exceeded).

Tax Information

Employer Identification Number:

Does the Subscriber have, or is it deemed to have, only a single owner for U.S. federal income tax purposes?

☐ Yes ☐ No

If “Yes,” has the Subscriber elected to become, or is it deemed to be, an entity that is disregarded from its owner for U.S. federal income tax purposes?

☐ Yes ☐ No

Is the Subscriber exempt from U.S. federal income tax (e.g., a qualified employee benefit plan or trust, retirement account, charitable remainder trust, or a charitable foundation or other tax-exempt organization described in Section 501(c)(3) of the Code)?

☐ Yes ☐ No

Please indicate whether the Subscriber, for U.S. federal income tax purposes, files now or has ever filed a tax or information return as a partnership (including a limited liability company treated as such), as a “grantor” trust or (if the Subscriber is a U.S. corporation) as an “S corporation” under Sections 1361-1379 of the Code.

☐ Yes ☐ No

If the answer is “Yes,” will the investment in the Company represent more than 50% of the assets of the Subscriber?

☐ Yes ☐ No

Is a principal purpose of the investment to permit the Company to satisfy the 100-partner limitation in U.S. Treasury Regulations Section 1.7704-1(h)(1)(ii)?

☐ Yes ☐ No

If the answer to both questions is “Yes,” please contact the General Partner for additional tax information that is required.

Indicate the annual date on which the Subscriber’s taxable year ends for purposes of reporting federal income tax or filing information returns:

Wahed Real Estate Fund I LLC

Sponsored by

Wahed Inc.

Up to $75,000,000 in Common Shares

PRELIMINARY OFFERING CIRCULAR

You should rely only on the information contained in this offering circular. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this offering circular. If any such information or statements are given or made, you should not rely upon such information or representation. This offering circular does not constitute an offer to sell any securities other than those to which this offering circular relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This offering circular speaks as of its date. You should not assume that the delivery of this offering circular or that any sale made pursuant to this offering circular implies that the information contained in this offering circular will remain fully accurate and correct as of any time subsequent to the date of this offering circular.

[DATE], 2025

PART III

INDEX TO EXHIBITS

The documents listed in the Exhibit Index of this report are incorporated by reference or are filed with this report, in each case as indicated below.

2.1	Certificate of Formation of Wahed Real Estate Fund I LLC
2.2	Limited Liability Company Agreement of Wahed Real Estate Fund I LLC
4.1	Form of Subscription Agreement
6.1	Dalmore Agreement
6.2	Form of License Agreement
11	Auditor’s Consent
12*	Opinion of CrowdCheck Law LLP

*	To be filed by amendment.

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 20, 2025.

Wahed Real Estate Fund I LLC

a Delaware limited liability company

By	Wahed Financial LLC, a Delaware corporation Its: Manager

	By:	/s/ Ahmar Shaikh
	Name:	Ahmar Shaikh
	Title:	Manager

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Ahmar Shaikh
Name:	Ahmar Shaikh
Title:	Manager, Chief Executive Officer (principal executive officer), Chief Financial Officer (principal financial officer and principal accounting officer) of Wahed Financial LLC

Date: October 20, 2025